

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1998

                                                      REGISTRATION NO. 333-46607
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                         WERNER HOLDING CO. (DE), INC.
                             AND OTHER REGISTRANTS*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                 DELAWARE                                      6719                                     25-1581345
      ------------------------------              ------------------------------              ------------------------------
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I R S EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                            ------------------------
                            1105 NORTH MARKET STREET
                                   SUITE 1300
                           WILMINGTON, DELAWARE 19899
                                 (302) 478-5732
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ERIC J. WERNER, ESQ.
                                 93 WERNER ROAD
                         GREENVILLE, PENNSYLVANIA 16125
                                 (724) 588-8600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                          ---------------------------

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
                                            With copies to:
             E. MICHAEL GREANEY, Esq.                               RICHARD M. RUSSO, ESQ.
           Gibson, Dunn & Crutcher LLP                           Gibson, Dunn & Crutcher LLP
                 200 Park Avenue                              1801 California Street, Suite 4100
             New York, New York 10166                               Denver, Colorado 80202

                          ---------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                          ---------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
                          ---------------------------

                                                   *OTHER REGISTRANTS
                                                                                                       I.R.S. EMPLOYER
      EXACT NAME OF REGISTRANT         STATE OR OTHER JURISDICTION OF  PRIMARY STANDARD INDUSTRIAL     IDENTIFICATION
     AS SPECIFIED IN ITS CHARTER       INCORPORATION OR ORGANIZATION   CLASSIFICATION CODE NUMBERS         NUMBER
     ---------------------------       ------------------------------  ---------------------------     ---------------
Werner Holding Co. (PA), Inc.........           Pennsylvania                      6719                   25-0906895
Werner Co............................           Pennsylvania                      3449                   25-1754435
Gold Medal Ladder Company............           Pennsylvania                      6719                   25-1112588
Kentucky Ladder Company..............           Pennsylvania                      2499                   25-1595338
Florida Ladder Company...............             Florida                         6719                   59-0605366
Werner Management Co.................           Pennsylvania                      8741                   25-1754434
Werner Financial Inc.................             Delaware                        6719                   51-0372598
R.D. Arizona Ladder Corp.............             Arizona                         5084                   25-1619259
WIP Technologies, Inc................             Delaware                        6794                   51-0372599
Ardee Investment Co., Inc............             Delaware                        6719                   51-0310986
Olympus Properties, Inc..............             Illinois                        6519                   52-1584865
Phoenix Management Services, Inc.....           Pennsylvania                      7322                   25-1619261

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 13, 1998

PROSPECTUS

OFFER FOR ALL OUTSTANDING 10% SENIOR SUBORDINATED NOTES DUE 2007
IN EXCHANGE FOR
10% SERIES A SENIOR SUBORDINATED NOTES DUE 2007 OF

WERNER HOLDING CO. (DE), INC.                                        WERNER LOGO

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME ON              , 1998, UNLESS EXTENDED

                            ------------------------

Werner Holding Co. (DE), Inc. (the "Issuer"), hereby offers to exchange an aggregate principal amount of up to $135,000,000 of its 10% Series A Senior Subordinated Notes due 2007 (the "New Notes") for a like principal amount of its 10% Senior Subordinated Notes due 2007 (the "Old Notes") outstanding on the date hereof upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The New Notes and the Old Notes are collectively hereinafter referred to as the "Notes." The terms of the New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined) governing the Old Notes.

The New Notes will be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined) of the Issuer. The New Notes will also be guaranteed (the "Guarantees") fully, unconditionally and jointly and severally by the Issuer's parent, Werner Holding Co. (PA) Inc. ("Holding"), and substantially all of the Issuer's subsidiaries (collectively, the "Guarantors"). The Guarantees will be unsecured and will be subordinated to all existing and future Senior Indebtedness of the Guarantors. The New Notes and the Guarantees will rank pari passu with all future Pari Passu Indebtedness (as defined) of the Issuer and the Guarantors, respectively, and will rank senior to all other subordinated indebtedness of the Issuer and the Guarantors, respectively. The Indenture permits the Issuer and the Guarantors, respectively, to incur additional indebtedness, including Senior Indebtedness under the Issuer's $320.0 million Senior Credit Facility (as defined), subject to certain limitations. See "Description of the New Notes." As of December 31, 1997, the aggregate amount of the Issuer's Indebtedness was $317.5 million of which $186.5 million (exclusive of unused commitments and comprised entirely of borrowings under the Senior Credit facility) was the outstanding amount of the Issuer's aggregate Senior Indebtedness, and the Issuer had no Pari Passu Indebtedness outstanding other than the Notes of $131.0 million ($135.0 million, net of the unamortized discount). As of December 31, 1997, the aggregate amount of the Guarantors' Senior Indebtedness was $191.5 million (exclusive of unused commitments and comprised of borrowings under the Senior Credit Facility of $186.5 million and indebtedness under the Variable Rate Demand Industrial Building Revenue Bonds of $5.0 million), and the Guarantors had no Pari Passu Indebtedness outstanding other than the Guarantees. The total outstanding indebtedness of the Issuer and the Guarantors as of December 31, 1997 was $322.5 consisting of $186.5 million of indebtedness outstanding under the Senior Credit Facility, $131.0 million outstanding under the Notes and $5.0 million outstanding under the Variable Rate Demand Indebtedness Building Revenue Bonds.

The New Notes will bear interest from and including the date of consummation of the Exchange Offer. Interest on the New Notes will be payable semi-annually on May 15 and November 15 of each year, commencing May 15, 1998. Additionally, interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issue of the Old Notes.

The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement dated November 14, 1997 (the "Registration Rights Agreement"), among the Issuer, the Guarantors and the Initial Purchasers (as defined), with respect to the initial sale of the Old Notes. Neither the Issuer nor the Guarantors will receive any proceeds from the Exchange Offer. The Issuer will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. In the event the Issuer terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Issuer will promptly return such Old Notes to the holders thereof. See "The Exchange Offer."

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Prior to the Exchange Offer, there has been no public market for the Old Notes. If a market for the New Notes should develop, such New Notes could trade at a discount from their principal amount. The Issuer currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Notes is currently anticipated. There can be no assurance that an active public market for the New Notes will develop.

The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.

SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS OF OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is            , 1998.

                             AVAILABLE INFORMATION

     The Issuer and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the New Notes offered hereby (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description thereof, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon effectiveness of the Registration Statement, the Issuer and the Guarantors will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith must file periodic reports and other information with the Commission.

     The Registration Statement and the exhibits and schedules thereto and any periodic reports or other information filed pursuant to the Exchange Act may be inspected without charge and copies at prescribed rates at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a website that contains reports, proxy and information statements and other information filed electronically with the Commission at http://www.sec.gov.

     Pursuant to the Indenture, the Issuer and the Guarantors have agreed to file with the Securities and Exchange Commission (the "Commission") and provide to the holders of the Notes annual reports and the information, documents and other reports (including quarterly reports) that are specified in Sections 13 and 15(d) of the Exchange Act. Such annual reports shall be certified if required by the rules and regulations of the Commission by independent public accountants. The Company has filed a letter with the Commission requesting that the Guarantors not be required to comply separately with the reporting requirements specified in Sections 13 and 15(d) of the Exchange Act. If this request is granted, the Issuer will comply with such reporting requirements and will include in its reports information with respect to the Guarantors on a consolidated basis.

                          FORWARD LOOKING INFORMATION

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THOSE STATEMENTS INCLUDE, AMONG OTHER THINGS, THE DISCUSSIONS OF THE COMPANY'S (AS DEFINED) BUSINESS STRATEGY AND EXPECTATIONS CONCERNING THE COMPANY'S POSITION IN THE INDUSTRY AND MARKET SHARE, FUTURE OPERATIONS, MARGINS, PROFITABILITY, LIQUIDITY AND CAPITAL RESOURCES, AS WELL AS STATEMENTS CONCERNING THE DEVELOPMENT OF NEW PRODUCTS AND THE ACHIEVEMENT OF COST SAVINGS. ALL OF THESE FORWARD-LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY THAT, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH STATEMENTS AND ESTIMATES. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH STATEMENTS OR ESTIMATES WILL BE REALIZED AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE IDENTIFIED IN THE RISK FACTORS DISCUSSED BELOW. IN LIGHT OF THESE AND OTHER UNCERTAINTIES, THE INCLUSION OF A FORWARD-LOOKING STATEMENT HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY THAT THE COMPANY'S PLANS AND OBJECTIVES WILL BE ACHIEVED.


                               TABLE OF CONTENTS


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                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................     2

FORWARD LOOKING INFORMATION.................................     2

SUMMARY.....................................................     4

RISK FACTORS................................................    17

THE TRANSACTIONS............................................    24

USE OF PROCEEDS.............................................    26

CAPITALIZATION..............................................    27

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS................................................    28

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA.............    34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND
  RESULTS OF OPERATIONS.....................................    38

THE EXCHANGE OFFER..........................................    45

BUSINESS....................................................    53

MANAGEMENT..................................................    64

PRINCIPAL SHAREHOLDERS......................................    72

CERTAIN TRANSACTIONS........................................    74

THE SENIOR CREDIT FACILITY..................................    75

DESCRIPTION OF THE NEW NOTES................................    77

FEDERAL INCOME TAX CONSEQUENCES.............................   113

PLAN OF DISTRIBUTION........................................   114

BOOK-ENTRY; DELIVERY AND FORM...............................   114

LEGAL MATTERS...............................................   116

EXPERTS.....................................................   116

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................   F-1


                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                    SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and Consolidated Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus. The consummation of the Old Notes Offering (as defined) occurred simultaneously with, and was conditioned upon, the consummation of the Recapitalization (as defined). As used herein and except as the context otherwise may require, the "Issuer" means Werner Holding Co. (DE), Inc., "Holding" means Werner Holding Co.
(PA), Inc., and the "Company" or "Werner" means, collectively, Holding, the Issuer and all of their consolidated subsidiaries. Holding has no substantial operations or assets other than its investment in the Issuer. Unless otherwise noted, all market share and industry data presented in this Prospectus is based on Company research, estimates or studies commissioned by the Company and conducted by third parties every three years, and as such, the most recent market share and industry data relates to the year ended 1996.


                                  THE COMPANY

OVERVIEW


     Based on the Company's own research and studies commissioned by professional research firms, management believes that Werner is the nation's largest manufacturer and marketer of ladders and other climbing products. Management estimates that in 1996 the Company's sales of climbing products represented approximately 36% of the estimated $820 million total U.S. sales of climbing products. Werner's climbing products include aluminum, fiberglass and wood ladders, scaffolding, stages and planks. The Company markets its broad line of innovative products across all major price points under the Werner name, which management believes to be the most widely-recognized climbing products brand name by both professional and consumer end-users of climbing products. The Company sells its products through a variety of distribution channels, such as home improvement retailers, hardware dealers, professional supply houses and specialty wholesale distributors. Werner is committed to providing the highest level of customer service and is a primary supplier of ladders to most of the largest United States home improvement retailers, including power retailers (e.g., The Home Depot and Lowe's), and to most of the major hardware co-operatives, including ACE Hardware, Hardware Wholesalers, Inc. ("HWI") and TruServ. In addition to climbing products, the Company manufactures and sells aluminum extruded products and more complex fabricated components to a number of industries, including the automotive, electronics, and architectural and construction industries. The Company's net sales have increased at a five-year compound annual growth rate ("CAGR") of 11.9%, from 237.1 million in fiscal 1992 to $416.3 million in fiscal 1997.


COMPETITIVE STRENGTHS

     Recognized Industry Leader. Management estimates that in 1996, Werner generated approximately three times the revenue of its largest competitor in the domestic climbing products market and increased its percentage of the total U.S. sales of climbing products from approximately 32% in 1993 to approximately 36% in 1996. Management believes that the Company's combination of (i) market leadership, (ii) breadth of product line, (iii) nationwide production and distribution, (iv) reputation for high quality and (v) superior customer service have enabled the Company to attract and retain many of the largest distributors across the United States as its customers. Management believes that these factors also enable the Company to serve its customer base on a broad geographic basis and benefit from economies of scale in manufacturing, purchasing and distribution. Werner serves all segments of the climbing products market.


     Strong Brand Name. The Werner brand name has a nearly 50-year history, and management believes Werner is the most recognized name by both professional and consumer end-users of climbing products. The Company has established its leading brand name primarily by providing high-quality products and strong customer service. Werner has successfully used the strength of its brand name to expand its product offerings, particularly in the fiberglass ladder category, and to expand its market coverage by partnering with the leading home improvement retailers, hardware dealers and professional supply houses to distribute Werner products.

     High-Quality, Innovative Product Line. Management believes that the Company's products are regarded as the most innovative and highest quality in the industry. The Company has consistently introduced improvements to the climbing products market, from the early development of the ALFLO(R) Twist-Proof(R) rung-to-side rail technology, which significantly increased the structural integrity of lightweight aluminum ladders, to the more recent introduction of premium quality and visually-appealing fiberglass ladders. Management believes that Werner has successfully generated incremental new sales and encouraged end-users to purchase ladders at higher price points by continually introducing innovative, new products. Management estimates that new or substantially improved products introduced since 1990 accounted for approximately 48% of the Company's climbing products sales in 1997.

     Superior Customer Service. The Company's strategically located manufacturing and distribution facilities, coupled with a broad offering of high-quality products, allow the Company to provide its customers throughout the United States with one-stop shopping on a cost-effective and timely basis. Werner's strong relationships with its customers are supported by innovative sales and marketing programs tailored to serve specific channels of distribution. The Company has found that by educating and working closely with its customers it has been able to increase their effectiveness in selling the Company's products. To this end, the Company has developed innovative marketing and category management services for its climbing products customers, which include (i) product mix optimization, (ii) effective point-of-purchase merchandising and signage, (iii) training programs, (iv) aggressive application of electronic commerce and (v) customer inventory management programs. Management believes that these services allow the Company to assist its customers in maximizing sales. The Company's superior customer service has been consistently recognized in awards granted to Werner by its customers and industry organizations.


     Loyal and Diverse Customer Relationships. The Company has a broad and well established customer base of more than 17,000 customers across all major climbing products distribution channels. Its customer network encompasses relationships with the major home improvement retailers, hardware dealers, professional supply houses and wholesale distributors. Werner is a primary supplier of ladders to most of the largest United States home improvement retailers, including power retailers, (e.g., The Home Depot and Lowe's), and to most of the largest hardware co-operatives, including ACE Hardware, HWI and TruServ. Werner is also a primary supplier to most of the major paint retailers, such as Sherwin Williams and ICI. Werner attributes its ability to establish such relationships with its customers primarily to the Company's broad offering of high-quality products and high level of customer service. These factors have resulted in a loyal customer base, characterized by low turnover. The Company has had relationships with many of its major customers for over 20 years.


     Vertically Integrated, Cost-Efficient Manufacturing. Werner operates vertically integrated manufacturing facilities, which allow the Company to cost-efficiently manufacture consistent, premium quality products as well as to respond quickly to customer requirements. The Company believes it is the most vertically integrated company in the climbing products industry. In the last five years, Werner has invested more than $45 million in its facilities to increase quality and capacity and to reduce total product and distribution costs.

     Experienced and Committed Management Team. Werner has assembled a strong and experienced management team at both the corporate and operating levels. The top fifteen members of Werner's senior management team have an average of over 20 years of experience with the Company. The Management Shareholders (as defined) own approximately 13% of the outstanding shares of Holding with an opportunity to own up to approximately 22% of the shares of Holding through participation in employee incentive plans.

BUSINESS STRATEGY

     The Company intends to enhance its market leadership position and maximize profitability and cash flow by implementing the following business strategies:

     Increase Penetration of the Domestic Climbing Products Market. The Company believes it is well positioned to continue to increase its share of the domestic climbing products market and intends to use its strong brand name, broad product line and established distribution network to increase sales through existing customers and to develop new customer relationships. The Company also believes that its strong strategic relationships with leading climbing products distributors in each channel will facilitate continued market share gains as such customers further consolidate and expand their channels. Furthermore, management believes that as distributors continue to consolidate their vendor bases, the Company's broad product line and ability to supply distributors throughout the United States provide significant opportunities for domestic growth. The Company plans to further extend its domestic market coverage by entering new product categories within the climbing products industry in which it does not significantly participate at this time, such as domestic platform ladders and step stools.

     Achieve Cost Reductions. Management has identified a number of cost reduction opportunities from which the Company expects to realize up to approximately $20 million in annual savings over the next five years, at an estimated cost of up to approximately $49 million. These include: (i) adding aluminum remelting capability to certain of the Company's manufacturing sites,
(ii) modernizing a number of extrusion presses, (iii) consolidating warehouses, and (iv) constructing a new extension ladder production line. Management believes that these capital investments will significantly enhance the Company's vertically integrated manufacturing capabilities, thus allowing Werner to reduce costs, improve productivity and achieve greater economies of scale.


     Continue New Product Development. Werner has invested significant resources in research and development. The Company has expended approximately 0.6% of net sales in 1995 and 1996, and 0.5% of net sales in 1997 on product development. The Company continues to introduce new products while focusing on higher margin products. For example, in the third quarter of 1997, the Company introduced the Penguin(TM), an attractive, lightweight, consumer-oriented platform ladder for household chores. Werner's commitment to product development includes the application of further advancements in fiberglass pultrusion technology to climbing products as well as the introduction of new products for the stage and scaffold markets. Management believes that Werner's cost-efficient production capability, well recognized brand name and loyal, diverse customer relationships will enable the Company to continue to successfully introduce new products and to increase per capita ladder ownership.


     Pursue Complementary Acquisitions and International Expansion. Werner intends to pursue acquisitions which complement its existing manufacturing and distribution capabilities, provide opportunities to add capacity, expand product offerings and achieve further economies of scale. Management believes that the international climbing products market offers significant growth opportunities for the Company. Compared to the United States market, the international climbing products market is highly fragmented and regionally-focused, with smaller companies offering narrower product lines and limited marketing and customer service support. Furthermore, management believes that as the major United States hardware and home improvement chains expand internationally, there will be a growing need for high-quality, dependable suppliers such as Werner to establish a direct presence overseas. The Company has licenses in the following countries: United Kingdom, the Netherlands, South Africa, New Zealand, Brazil, Australia, Japan, Chile, Canada and Italy. The Company sells its products to customers in over 60 countries around the world.

                                THE TRANSACTIONS

     On October 8, 1997, Holding entered into a Recapitalization Agreement, which was amended and restated on October 27, 1997 (the "Recapitalization Agreement"), with certain affiliates of INVESTCORP S.A. ("Investcorp") and certain other international investors organized by Investcorp

(such affiliates and investors, the "Investors"). On November 24, 1997 (the "Recapitalization Closing Date"), pursuant to the Recapitalization Agreement, Holding reclassified all of the outstanding shares of its Class A Common Stock, par value $1.00 per share ("Pre-Recapitalization Class A Stock"), and its Class B Common Stock, par value $1.00 per share ("Pre-Recapitalization Class B Stock"). The Pre-Recapitalization Class A Stock was reclassified into shares of Class A Common Stock, par value $0.01 per share ("Class A Stock"), and Class A-I Common Stock, par value $0.01 per share ("Class A-I Stock"), and the Pre-Recapitalization Class B Stock was reclassified into shares of Class B Common Stock, par value $0.01 per share ("Class B Stock"), and Class B-I Common Stock, par value $0.01 per share ("Class B-I Stock"). On the Recapitalization Closing Date, Holding redeemed all outstanding shares of Class A-I Stock and Class B-I Stock, representing approximately 85% of the then outstanding shares of Holding, in exchange for (i) $2,421.29 per share (the "Cash Redemption Price"), with an aggregate Cash Redemption Price of approximately $330.7 million and (ii) the right to receive, upon certain conditions, an additional, one-time, lump sum payment (the "Market Participation Right"). Simultaneously therewith, the Investors purchased from Holding for approximately $122.7 million (the "Cash Equity Investment") shares representing approximately 67% of the shares of Holding outstanding immediately after the Recapitalization. The foregoing transactions are collectively referred to herein as the "Recapitalization." The Class A Stock and the Class B Stock were retained by two categories of pre-Recapitalization shareholders: (1) Donald M. Werner, Howard L. Solot, Michael E. Werner, Eric J. Werner, Michael J. Solot, Craig R. Werner and Bruce D. Werner, who were active in the management of the Company at the time of the Transactions (collectively, the "Management Shareholders") and (2) shareholders who were not active in the management of the Company at the time of the Transactions, including Werner family members and certain other individuals (collectively, the "Non-Management Shareholders"). Following the Recapitalization, the pre-Recapitalization shareholders continue to own approximately 33% of the outstanding equity of Holding, with a value of $59.3 million based on the price paid by the Investors. Included in this group are the Management Shareholders, who continue to manage and operate the business, and who continue to own approximately 13% of Holding's capital stock. See "The Transactions -- The Recapitalization."

     Financing for the Recapitalization, together with the repayment of certain existing indebtedness of the Company, was funded by (i) the Cash Equity Investment, (ii) the offering of $135.0 million principal amount of privately placed Notes (the "Old Notes") and (iii) 186.5 million of borrowings under a $320.0 million senior credit facility (the "Senior Credit Facility"). See "The Transactions -- The Recapitalization" and "The Senior Credit Facility." The offering of the Old Notes (the "Old Notes Offering") and the Senior Credit Facility are collectively referred to herein as the "Recapitalization Financing" and, together with the Recapitalization, the "Transactions."

                               RECENT DEVELOPMENT

     Prior to March 31, 1998, the Company operated Manufacturers Indemnity and Insurance Company of America ("MIICA") as a Colorado captive insurance company, to provide product liability, workers compensation and environmental insurance to Holding and its subsidiaries. MIICA maintained an insurance fund consisting of investments in debt and equity securities, real estate and other investments to pay claims associated with these insurance policies. In the first quarter of 1998, the Company undertook an extensive evaluation of the cost and efficiency of providing such insurance through MIICA. As a result of this evaluation, the Company decided to obtain such insurance coverage from an external commercial insurance company and to discontinue the operations of MIICA.

     As a result of its decision, on March 31, 1998, the Company effectively completed the transfer of MIICA's outstanding product and workers compensation liabilities for losses incurred on or prior to March 31, 1998 to a commercial insurance company in exchange for the payment by MIICA of premiums of approximately $41.5 million (the "Insurance Transfer"). MIICA liquidated a substantial portion of its investment portfolio to pay this premium. Immediately prior to the Insurance Transfer, the Company had a reserve for such liabilities of approximately $48.5 million as of March 31, 1998. This reserve was established in conjunction with external independent actuaries. As a result of the Insurance Transfer,

MIICA ceded and the commercial insurance company assumed MIICA's product and workers' compensation liabilities for losses incurred prior to March 31, 1998. Under the terms of the agreements governing the Insurance Transfer, the aggregate limit of all such liabilities assumed by the commercial insurance company for losses incurred on or prior to March 31, 1998 is $75 million. The Company has agreed to indemnify the commercial insurance company for any losses in excess of this limit.

     Because MIICA is a captive insurance company licensed in Colorado, the cessation of MIICA's operations and dissolution requires pre-approval of the Colorado Division of Insurance ("CDI"). The Company believes it will obtain such approval in the second quarter of 1998. Upon receipt of this approval, it is expected that the remaining assets of MIICA will be distributed to the Issuer and will be sold or liquidated as soon as practicable. As required by the Senior Credit Facility, the net cash proceeds from the disposition of these remaining assets of MIICA will be used to pay indebtedness under the Senior Credit Facility.

     In conjunction with the Insurance Transfer, the Company has now obtained product liability and workers' compensation insurance coverage for such losses which occur on or after April 1, 1998. This insurance coverage is at guaranteed rates over a rolling five year period and is subject to certain deductible provisions. The Company believes that this insurance coverage is adequate for its current and future anticipated business needs.

                                  RISK FACTORS


     Holders of Old Notes should consider carefully all of the information set forth in this Prospectus and, in particular, the information set forth under "Risk Factors," beginning on page 14, including, among others risks relating to: substantial existing and potential future leverage, debt service obligations and liquidity; the subordination of New Notes and asset encumbrance; restrictive loan covenants; the conduct of substantially all of the Issuer's operations through its subsidiaries; the control of Werner by a small group of shareholders; dependence on key customers; the uncertainty of anticipated cost savings; competition; legal proceedings; the Company's sensitivity to economic cycles and weather conditions; availability and pricing of raw materials; environmental regulation; MIICA's investment portfolio; the potential inability of the Company to fund a change of control offer; the Company's dependence on key personnel; fraudulent conveyances and preferential transfers; the absence of a public market for the New Notes and the impact of the year 2000.


                            ------------------------

     The Issuer is a Delaware corporation. Its principal offices are located at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899, and its telephone number is (302) 478-5732. Holding's principal offices are located at 93 Werner Road, Greenville, Pennsylvania 16125 and its telephone number is (724) 588-2550.

                               THE EXCHANGE OFFER

Issuer........................   Werner Holding Co. (DE), Inc.

Securities Offered............   Up to $135,000,000 in aggregate principal
                                 amount of 10% Series A Senior Subordinated
                                 Notes due 2007 of the Issuer (the "New Notes").
                                 The terms of the New Notes and Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes.

The Exchange Offer............   The New Notes are being offered in exchange for
                                 a like principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement
                                 (as defined).

Expiration Date; Withdrawal of
  Tender......................   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on             , 1998, or
                                 such later date and time to which it is
                                 extended by the Company but in no event later than 30 business days after the date on which the Commission declares the Registration
                                 Statement to be effective. The tender of Old
                                 Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration
                                 Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.


Certain Conditions to the
  Exchange Offer..............   The Issuer's obligation to accept for exchange,
                                 or to issue New Notes in exchange for, any Old
                                 Notes is subject to certain customary
                                 conditions relating to compliance with any applicable law, order of any governmental agency or any applicable interpretation by any staff of the Commission, which may be waived by the Issuer in its reasonable discretion. The
                                 Issuer currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange
                                 Offer -- Certain Conditions to the Exchange
                                 Offer."


Procedures to Tendering
  Old Notes...................   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes and any other required documentation, to the Exchange
                                 Agent (as defined) at the address set forth herein. See "The Exchange Offer -- Procedures for Tendering Old Notes."

Use of Proceeds...............   There will be no use of proceeds to the Company
                                 from the exchange of Notes pursuant to the Exchange Offer.

Exchange Agent................   IBJ Schroder Bank & Trust Company is serving as
                                 the Exchange Agent in connection with the Exchange Offer.

Federal Income Tax
  Consequences................   The exchange of Notes pursuant to the Exchange
                                 Offer will not be a taxable event for federal income tax purposes. See "Certain Federal
                                 Income Tax Consequences."

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, holders of Old Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer generally may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuer has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes."

     The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Old Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                                 THE NEW NOTES

     The terms of the New Notes are identical in all material respect to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. For purposes of this Prospectus, the term "Notes" shall refer collectively to the New Notes and the Old Notes.

Issuer........................   Werner Holding Co. (DE), Inc.

Securities Offered............   $135,000,000 in aggregate principal amount of
                                 10% Series A Senior Subordinated Notes due 2007 of the Issuer.

Maturity Date.................   November 15, 2007.

Interest Payment Dates........   May 15 and November 15 of each year, commencing
                                 on May 15, 1998.

Note Guarantees...............   The Issuer's payment obligations under the
                                 Notes are jointly and severally guaranteed on a senior subordinated basis by Holding and each of the Issuer's Restricted Subsidiaries other than any Foreign Subsidiary (as defined) or Insurance Subsidiary (as defined) (the
                                 "Subsidiary Guarantors" and, together with
                                 Holding, the "Guarantors"). The Note Guarantees are subordinated in right of payment to all existing and future Senior Debt of the Guarantors, including the guarantees of Senior
                                 Debt issued by the Guarantors under the Senior
                                 Credit Facility. See "Description of the New
                                 Notes -- Note Guarantees."

Optional Redemption...........   Except as described below, the Notes are not
                                 redeemable at the Issuer's option prior to November 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated
                                 Damages thereon, if any, to the applicable redemption date. In addition, at any time and from time to time, prior to November 15, 2000, the Issuer may redeem up to 35% of the original aggregate principal amount of Notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Issuer or Holding; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided further that such redemption shall occur within 60 days of the date of the closing of such public offering. See "Description of the New
                                 Notes -- Optional Redemption."

Change of Control.............   Upon the occurrence of a Change of Control, (i)
                                 the Issuer will have the option, at any time on or prior to November 15, 2002, to redeem the Notes in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages thereon, if any, to, the date of redemption, and (ii) if the Issuer does not so redeem the Notes, or if a Change of Control occurs after November 15, 2002, each holder of Notes will have the right to require the Issuer to repurchase all or any part of such holder's Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated
                                 Damages thereon, if any, to the date of
                                 purchase. There can be no assurance that the Issuer will have sufficient funds available or will be permitted by its other debt agreements to repurchase the Notes upon the occurrence of a Change of Control. See "Description of the New Notes -- Optional Redemption" and
                                 "Description of the New Notes -- Repurchase at the Option of Holders -- Change of Control."

Ranking.......................   The Notes are general unsecured obligations of
                                 the Issuer that are subordinated to all Senior
                                 Debt (as defined) of the Issuer. The Note
                                 Guarantees are general unsecured obligations of the Guarantors that are subordinated to all Senior Debt of the Guarantors. At December 31,
                                 1997, (i) the outstanding Senior Debt of the Issuer was $186.5 million, all of which was Secured Debt (as defined), (ii) the Issuer had no Pari Passu Indebtedness outstanding and no indebtedness that would be subordinate or junior in right of payment to the Notes, (iii) the outstanding Senior Debt of the Guarantors was $191.5 million, all of which was Secured
                                 Debt, and (iv) the Guarantors had no Pari Passu
                                 Indebtedness and no indebtedness that would be subordinate or junior in right of payment to the Note Guarantees. Of the $322.5 million of consolidated indebtedness of the Company, the Notes (representing $131 million ($135 million, net of the unamortized discount) of such indebtedness) rank junior in the right of payment to all other indebtedness. See
                                 "Description of the New Notes --
                                 Subordination."

Restrictive Covenants.........   The Indenture contains certain covenants that,
                                 among other things, limit the ability of the Issuer and/or its Restricted Subsidiaries to
                                 (i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) make investments, (iv) enter into transactions with affiliates, (v) make certain asset dispositions and (vi) merge or consolidate with, or transfer substantially all of its assets to, another person. The Indenture also limits the ability of the Issuer to create restrictions on the ability of Restricted
                                 Subsidiaries to pay dividends or make any other distributions. In addition, the Issuer is obligated, under certain circumstances, to offer to repurchase the Notes with the net cash proceeds of certain sales or other dispositions of assets. However, all of these limitations and prohibitions are subject to a number of important qualifications. See
                                 "Description of the New Notes."

Absence of a Public Market for
the New Notes.................   The New Notes are new securities and there is
                                 currently no established market for the New
                                 Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company does not intend to apply for listing of the New Notes on a securities exchange.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


     The following summary historical and pro forma financial information is that of Werner Holding Co. (PA), Inc., the Issuer's parent company. Holding is a guarantor of the debt of the Issuer and has no substantial operations or assets other than its investment in the Issuer. As a result, the consolidated financial condition and results of operations of Holding are substantially the same as those of the Issuer. The summary historical financial information for each of the years in the two-year period ended December 31, 1994 and the balance sheet information at December 31, 1995 have been derived from the audited historical consolidated financial statements of the Company. The summary historical financial information for each of the years in the three-year period ended December 31, 1997 and the pro forma financial information for the year ended December 31, 1997 have been derived from, and should be read in conjunction with, the audited Consolidated Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus. The unaudited pro forma operating data reflects the Transactions as if they had occurred on January 1, 1997. The pro forma financial information does not purport to represent what the Company's results of operations would actually have been had the Transactions in fact occurred on the assumed date or to project the Company's results of operations for any future date or period. The following table should also be read in conjunction with "Selected Consolidated Historical Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


                                                   FISCAL YEARS ENDED DECEMBER 31
                                           ----------------------------------------------
                                            1993      1994      1995      1996      1997
                                           ------    ------    ------    ------    ------
                                               (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                              AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Net sales..............................  $277.9    $328.8    $336.0    $366.9    $416.3
  Cost of sales..........................   208.4     241.4     248.9     265.0     300.1
                                           ------    ------    ------    ------    ------
  Gross profit...........................    69.5      87.4      87.1     101.9     116.2
  General and administrative expense.....    18.3      22.1      25.0      27.0      31.2
  Selling and distribution expense.......    33.8      37.9      47.1      47.9      48.9
  Recapitalization expense...............      --        --        --        --      22.7
  Non-cash compensation charge...........      --        --        --        --      78.5
                                           ------    ------    ------    ------    ------
  Operating profit (loss)................    17.4      27.4      15.0      27.0     (65.1)
  MIICA investment gains (losses)........     4.2      (4.0)      1.3       9.5     (14.6)
  Interest expense.......................     6.6       5.5       7.2       7.5       9.0
  Net income (loss)......................     4.6      11.3       6.3      19.4     (90.5)
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and equivalents...................  $  7.8    $  0.1    $  0.6    $  1.0    $  3.1
  Insurance fund investments.............    44.2      46.1      68.2      80.9      58.6
  Working capital........................    47.7      42.5      59.4      49.2      30.1
  Total assets...........................   183.7     199.8     234.6     261.2     288.2
  Reserve for losses and loss adjustment
     expenses............................    33.7      36.7      41.5      45.3      49.6
  Total debt (including current
     maturities).........................    73.1      60.4      83.5      83.4     322.5
  Common shareholders' equity
     (deficit)(a)........................    41.3      49.8      62.1      75.1    (153.7)
OTHER FINANCIAL DATA:
  Cash flows provided by (used in)
     operating activities................  $ 17.5    $ 18.3    $ (1.4)   $ 19.5    $ 17.2
  Cash flows used in investing
     activities..........................   (10.0)    (11.1)    (18.9)    (15.8)     (3.6)
  Cash flows (used in) provided by
     financing activities................    (2.0)    (15.0)     20.8      (3.3)    (11.5)
  EBITDA(b)..............................    30.2      32.0      27.2      46.1     (69.3)
  Pro forma Adjusted EBITDA(b)...........      --        --        --        --      58.3
  Depreciation and amortization..........     6.9       7.4       8.0       9.2      11.5
  Net cash interest expense(c)...........     6.6       5.0       6.9       7.5       8.7
  Capital expenditures...................     3.5       8.1      12.5      13.0      11.7
  Dividends declared per share...........      --     14.75     10.20     11.25     10.50
  Ratio of earnings to fixed
     charges(d)..........................     3.0x      3.7x      2.2x      3.9x       --



                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
PRO FORMA OPERATING DATA:
  Net sales.................................................     $416.3
  Interest expense..........................................       31.9
  Net cash interest expense(c)..............................       29.2
  Ratio of earnings to fixed charges(d).....................         --



      See Notes to Summary Historical and Pro Forma Financial Information.

        NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN MILLIONS)


(a) The shareholders' deficit at December 31, 1997 was the result of the Recapitalization and the recording of related expenses, net of income tax benefits. In connection with the Recapitalization, the Investors made an equity investment of approximately $122.7, representing approximately 67% of the outstanding capital stock and voting power of the Company.



(b) EBITDA represents earnings before interest, income taxes, depreciation and amortization.



     The following table presents a reconciliation of EBITDA to Pro forma Adjusted EBITDA:



                                                 1993     1994     1995     1996      1997
                                                 -----    -----    -----    -----    ------
                                                           (DOLLARS IN MILLIONS)
    EBITDA.....................................  $30.2    $32.0    $27.2    $46.1    $(69.3)
    Reduction in management compensation(i)......................................       4.3
    Non-recurring expenses(ii)...................................................       0.9
    MIICA investment income(iii).................................................       4.6
    Exclusion of historic MIICA (income) loss....................................      14.6
    Non-recurring private company expenses(iv)...................................       2.0
    Non-cash compensation charge(v)..............................................      78.5
    Recapitalization expense(vi).................................................      22.7
                                                                                     ------
    Pro forma Adjusted EBITDA....................................................    $ 58.3
                                                                                     ======



EBITDA is presented because it is commonly used by certain investors to analyze and determine a company's ability to service and/or incur debt. Pro forma Adjusted EBITDA is presented because it gives the Holders of the Notes the ability to determine the Company's compliance with certain of the covenants of the Indenture and the Senior Credit Facility (because of cross default provisions, defaults under the Senior Credit Facility are also defaults under the Indenture). These covenants are based on defined terms that incorporate adjustments based on the reconciling items listed below. While these adjustments required by the Indenture and Senior Credit Facility are only applicable to periods prior to the Recapitalization Closing Date, they remain relevant to Holders of the Notes as a meaningful historical and comparative measure. In addition, certain covenants in the Senior Credit Facility require a determination of Consolidated EBITDA for the trailing four quarters (which until the first quarter of 1999 will include pre-Recapitalization periods). Thus, management of the Company believes that the Pro forma Adjusted EBITDA measure provides relevant and useful information to investors. However, EBITDA and Pro forma Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flows data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. In addition, EBITDA and Pro forma Adjusted EBITDA, as described above, may not be comparable to such measurements as used by other companies. An explanation of the reconciling items from EBITDA to Pro forma Adjusted EBITDA follows:


    (i) The reduction in management compensation relates to agreed upon reductions to certain benefits paid to family members employed by the Company. Such benefits have not continued subsequent to the Recapitalization.


    (ii) Non-recurring expenses consist of $0.7 relating to the costs of temporary warehousing space that was not utilized (and is no longer being maintained) and costs of start-up and incremental inventory carrying costs associated with the modernization of the Company's Greenville remelt operation (which are no longer being incurred) and $0.2 relating to the closing of certain wood ladder production facilities and related warehouse facilities.



    (iii) For purposes of computing Pro forma Adjusted EBITDA, the Company has assumed a 7.7% return on the investment portfolio of MIICA. Such 7.7% return represents the five-year average return on investment assets for commercial casualty lines as reported by "Best's Aggregates &

          Averages," 1997 Edition. The balance of the investment portfolio used in computing the 7.7% return is the December 31, 1997 investment balance of $58.6.


   (iv) Private company expenses consist of items that have not continued following the Recapitalization. These expenses include family-related charitable contributions and research and development grants to educational institutions.

    (v) The non-recurring non-cash compensation charge (and a corresponding credit to shareholders' equity) of $78.5 is associated with (a) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted Pre-Recapitalization Class B Stock previously granted to certain key management employees; (b) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted Pre-Recapitalization Class B Stock previously granted to a former key management employee upon his separation from the Company; and (c) changes in the terms of the plan under which such stock was granted.

   (vi) Recapitalization expense of $22.7 represents investment banker fees, transaction fees, legal and accounting fees, transaction bonuses paid to certain Company employees and other miscellaneous costs incurred in connection with the Recapitalization.


(c) Net cash interest expense is defined as interest expense less amortization of deferred financing costs and original issue discount.



(d) For purposes of the computation, the ratio of earnings to fixed charges has been calculated by dividing (i) income before income taxes and extraordinary charge plus fixed charges by (ii) fixed charges. Fixed charges are equal to interest expense plus the portion of the rent expense estimated to represent interest. The ratio of earnings to fixed charges is not meaningful for periods that result in a deficit. For the historical and pro forma year ended December 31, 1997, the deficiency of earnings to fixed charges was $89.9 and $108.1, respectively.

                                  RISK FACTORS

     Prospective purchasers of the Notes should consider carefully the following risk factors, as well as the other information set forth elsewhere in this Prospectus. This Prospectus contains, in addition to historical information, certain forward-looking statements that are subject to risks and other uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might cause such a difference include those discussed below, as well as general economic and business conditions, competition and other factors discussed elsewhere in this Prospectus. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein.

SUBSTANTIAL LEVERAGE; DEBT SERVICE OBLIGATIONS; LIQUIDITY

     In connection with the Transactions, the Company incurred a significant amount of indebtedness, the effect of which was to increase the Company's indebtedness from December 31, 1996 by $239.1 million. At December 31, 1997, the Company had $322.5 million of consolidated indebtedness, of which $191.5 million was Senior Debt. Scheduled payments of principal due in each of the years 1998 through 2000 are $1.5 million. Projected interest requirements for the same period, assuming current interest rates, range from $26.3 million to $28.3 million annually.

     The Company's ability to make scheduled payments of principal of, or to pay the interest, if any, on, or to refinance its indebtedness (including the Notes), or to fund planned capital expenditures or finance acquisitions will depend on its future financial and operating performance, which to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based on the current and anticipated level of operations, management believes that cash flows from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's anticipated future requirements for working capital, budgeted capital expenditures, acquisition financing and scheduled payments of principal and interest on its indebtedness, including the Notes, for the next 12 months. The Company, however, may need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flows from operations or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or make anticipated capital expenditures and to fund future acquisitions. In addition, there can be no assurance that the Company will be able to effect any refinancing on commercially reasonable terms, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations is required to be dedicated to the payment of interest on the Notes and the Company's other existing indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the agreements governing the Company's long-term indebtedness contain certain restrictive financial and operating covenants; (iv) certain indebtedness under the $320 million Senior Credit Facility, of which $186.5 million was outstanding at December 31, 1997, is at variable rates of interest which could cause the Company to be vulnerable to increases in interest rates; (v) all of the indebtedness outstanding under the Senior Credit Facility is secured by substantially all of the assets of the Company and will become due prior to the time the principal on the Notes will become due; (vi) the Company is substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; (vii) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and
(viii) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of the

New Notes -- Change of Control," "The Senior Credit Facility" and "-- Potential Inability to Fund a Change of Control Offer."

SUBORDINATION OF NEW NOTES; ASSET ENCUMBRANCE

     The New Notes will be general unsecured obligations of the Issuer that will be subordinated to all Senior Debt of the Issuer. The Note Guarantees will be general unsecured obligations of the Guarantors that will be subordinated to all Senior Debt of the Guarantors. At December 31, 1997, (i) the outstanding Senior Debt of the Issuer was $186.5 million, all of which was Secured Debt, (ii) the Issuer had no Pari Passu Indebtedness outstanding and no indebtedness that would be subordinate or junior in right of payment to the Notes, (iii) the outstanding Senior Debt of the Guarantors was $191.5 million, all of which was Secured Debt, and (iv) the Guarantors had no Pari Passu Indebtedness and no indebtedness that was subordinate or junior in right of payment to the Note Guarantees. Although the Indenture contains limitations on the amount of additional indebtedness which the Issuer and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and such Indebtedness may be Senior Debt. See "Description of the New Notes." The Indenture provides that the Issuer and the Restricted Subsidiaries may not incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes.

     The Issuer may not pay principal of, premium on, or interest or Liquidated Damages on, the Notes, make any deposit pursuant to defeasance provisions or repurchase or redeem or otherwise retire any Notes (i) if any Designated Senior Debt (as defined) is not paid when due or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) if any other default on Designated Senior Debt occurs that permits the holders of such Designated Senior Debt to accelerate the maturity of such Senior Debt in accordance with its terms and the Trustee received notice of such default, unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Senior Debt has been paid in full or, in the case of any non-payment default, 179 days have passed since the default notice was given. Upon any payment or distribution to creditors of the Issuer in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents (as defined) before the holders of the Notes will be entitled to receive any payment (other than in the form of Permitted Junior Securities (as defined)). See "Description of the New Notes -- Subordination." Substantially similar provisions are applicable to the Note Guarantees. The New Notes and the Note Guarantees will also be unsecured and thus, in effect, will rank junior to any Secured Debt of the Issuer or the Guarantors. The indebtedness outstanding under the Senior Credit Facility is secured by liens on substantially all of the assets of the Company.

     In addition, under certain circumstances, the Note Guarantee provided by any Guarantor could be set aside under fraudulent conveyance or similar laws. See "-- Fraudulent Conveyance; Preferential Transfer." In any such case, the Notes would be effectively subordinated to all liabilities of such Guarantor, including trade debt.

RESTRICTIVE LOAN COVENANTS

     The Senior Credit Facility includes certain covenants that, among other things, restrict: (i) the making of investments, loans and advances and the paying of dividends and other restricted payments; (ii) the incurrence of additional indebtedness; (iii) the granting of liens, other than liens created pursuant to the Senior Credit Facility and certain permitted liens; (iv) mergers, consolidations, and sales of all or a substantial part of the Company's business or property; (v) the sale of assets; and (vi) the making of capital expenditures. The Senior Credit Facility also requires the Company to maintain certain financial ratios, including interest coverage and leverage ratios. All of these restrictive covenants may restrict the Company's ability to expand or to pursue its business strategies. The ability of the Company to comply with these and other provisions of the Senior Credit Facility may be affected by changes in economic or business conditions, results of operations or other events beyond the Company's control. The breach of any of these covenants could result in a default under the Senior Credit Facility, in which case, depending on the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed under the Senior Credit Facility, together with accrued interest, to be due and payable, and the Company could be prohibited from making payments with respect to the Notes until the default is cured or all Senior Debt is paid or satisfied in full. If the Company were unable to repay such borrowings, such lenders could proceed against their collateral. If the indebtedness under the Senior Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. See "The Senior Credit Facility," "Description of the New
Notes -- Subordination."

OPERATION THROUGH SUBSIDIARIES

     The Issuer conducts substantially all of its operations through its subsidiaries. As a result, the Issuer is required to rely upon repayment from its subsidiaries for the funds necessary to meet its obligations, including the payment of interest on and principal of the Notes. The ability of the subsidiaries to make such payments will be subject to, among other things, applicable state laws including laws that restrict the amount of a corporation's dividends to the amount of such corporation's capital surplus. In addition, for so long as MIICA remains in existence, the Issuer's ability to receive dividends or loans from MIICA will be strictly limited by applicable insurance company laws and regulations. Claims of creditors of the Issuer's subsidiaries will generally have priority as to the assets of such subsidiaries over claims of the Issuer.

     Although the Note Guarantees provide the holders of the Notes with a direct claim against the assets of the Subsidiary Guarantors, enforcement of the Note Guarantees against any Subsidiary Guarantor may be subject to legal challenge in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of such Subsidiary Guarantor and would be subject to certain defenses available to guarantors generally, including defenses to the effect that a creditor must proceed against the primary obligor (the Issuer) prior to proceeding against any Guarantor and that the obligation of a Guarantor can be no greater than the obligation of the Issuer, as well as typical suretyship defenses. See
"-- Fraudulent Conveyance; Preferential Transfer." Although the Indenture contains waivers of most guarantor defenses, certain of those waivers may not be enforced by a court in a particular case. To the extent that the Note Guarantees are not enforceable, the Notes would be effectively subordinated to all liabilities of the Subsidiary Guarantors, including trade payables of such Subsidiary Guarantors, whether or not such liabilities constitute Senior Debt under the Indenture. In addition, the payment of dividends to the Issuer by its subsidiaries is contingent upon the earnings of those subsidiaries and subject to various business considerations and, for certain subsidiaries, the Indenture will permit restrictive loan covenants to be contained in the instruments governing the indebtedness of such subsidiaries, including the covenants which restrict in certain circumstances the payment of dividends and distributions and the transfer of assets to the Issuer. See "The Senior Credit Facility," and "Description of the New Notes -- Certain Covenants -- Dividend and Other Payment Restrictions Affecting Subsidiaries."

     The Company is currently undertaking a review of the desirability of operating through all the Issuer's direct and indirect subsidiaries, including the Subsidiary Guarantors. In the event certain of the Issuer's subsidiaries are deemed no longer necessary, it is expected that such subsidiaries will be consolidated into the Issuer or one of its remaining subsidiaries. Such consolidation will have no impact however upon holders of the Notes or the consolidated results of operations of the Company.

CONTROL OF WERNER

     Approximately 67% of the outstanding shares of voting capital stock of Holding are held by a subsidiary of Investcorp and affiliates of Investcorp which have entered into revocable management services or similar agreements with an affiliate of Investcorp, pursuant to which such affiliate has the authority to direct the voting of such shares for as long as such agreements are in effect. Accordingly,

Investcorp and its affiliates control Holding and have the power to elect the majority of its directors, to appoint new management and to approve any action requiring the approval of the holders of its capital stock voting as a single class, including adoption of most amendments to Holding's articles of incorporation and approval of mergers or sales of substantially all of Werner's assets. The directors so elected will have the authority to effect decisions affecting the capital structure of both Holding and the Issuer, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

DEPENDENCE ON KEY CUSTOMERS

     The Company's 10 largest customers accounted for 48.1% of the Company's 1997 net sales. The Company's largest customer, The Home Depot, accounted for 18.0% of the Company's 1997 net sales. The Company does not have contractual agreements with most of these key climbing products customers, including The Home Depot, for the supply of products. The loss of certain of these key customers or a significant decrease in the volume of products supplied to any of such customers could have a material adverse effect on the Company. See "Business -- Marketing and Distribution."

ANTICIPATED COST SAVINGS

     Management has identified a number of cost reduction opportunities from which the Company expects to realize up to approximately $20 million in annual savings over the next five years, at an estimated cost of up to approximately $49 million. These include: (i) adding aluminum remelting capability to certain of the Company's manufacturing sites, (ii) modernizing a number of extrusion presses, (iii) consolidating warehouses and production facilities and (iv) constructing a new extension ladder production line. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- General," "Business -- Overview" and "Business -- Business Strategy -- Achieve Cost Reductions."

     These cost savings and capital expenditure estimates were prepared solely by members of the management of the Company. The estimates necessarily reflect numerous assumptions as to future sales levels and other operating results, the availability of funds for capital expenditures as well as general industry and business conditions and other matters, many of which are beyond the control of the Company. All of these forward-looking statements are based on estimates and assumptions made by management of the Company, which although believed to be reasonable, are inherently uncertain and difficult to predict. There can be no assurance that the savings anticipated in these forward-looking statements will be achieved despite incurring the planned capital expenditures. In addition, there can be no assurance that unforeseen costs and expenses or other factors will not offset the estimated cost savings or other components or the Company's plan in whole or in part.

COMPETITION

     The Company competes in the climbing product market with a number of national and regional manufacturers. The Company competes in the extruded products market with several integrated primary aluminum producers and various independent producers of aluminum extruded products. Some of the Company's competitors in the climbing products and the extruded products markets have greater financial resources and are less leveraged than the Company. Some of the Company's extruded products competitors are larger than the Company. The Company competes on the basis of, among other things, competitive prices, prompt availability, product differentiation, quality products and services, and a broad product offering. See "Business -- Competition."

POTENTIAL FOR FUTURE LEVERAGE

     Although the Indenture and the Senior Credit Facility contain limitations on the amount of additional indebtedness which the Issuer and the Subsidiary Guarantors may incur, under certain circumstances the Company could incur substantial additional indebtedness, some or all of which could be senior in right of payment to the Notes. While the Company has no plans to incur additional debt for any purposes other than to fund its working capital needs, its incurrence of additional debt in the future, as part of a capitalized lease transaction, leveraged acquisition or otherwise, could be permitted if the Company satisfied the restrictive covenants under the Indenture, the Senior Credit Facility and any other material agreements it enters into from time to time relating to the incurrence of indebtedness. See "The Senior Credit Facility," "Description of the New Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

LEGAL PROCEEDINGS

     The Company is involved from time to time in various legal proceedings and claims incident to the normal conduct of its business. Although it is impossible to predict the outcome of any pending legal proceeding, the Company believes that such legal proceedings and claims, individually and in the aggregate, are either without merit, are covered by insurance or are adequately reserved for, and will not have a material adverse effect on its financial condition or results of operations.

     Due to the nature of the Company's products, the Company is subject to product liability claims involving personal injuries allegedly related to the Company's products. The Company believes that its insurance is generally adequate to cover product liability claims. Nevertheless, currently pending claims and any future claims are subject to the uncertainties related to litigation and the ultimate outcome of any such proceedings or claims cannot be predicted. Due to uncertainty with respect to the nature and extent of manufacturer's and distributors' liability for personal injuries, there is also no assurance that the product liability insurance of the Company is or will be adequate to cover such claims. Furthermore, there can be no assurance that insurance will remain available or, if available, that it will not be prohibitively expensive. The loss of insurance coverage could have a material adverse effect on the Company's results of operations and financial condition.

     In addition, an action was recently filed, purporting in part to be brought derivatively on behalf of the Company alleging breach of fiduciary duty by various members of the Company's management and in part to be brought by the plaintiffs individually against the Company, certain affiliated entities and certain current and former officers and directors of the Company. The plaintiffs seek money damages in an unspecified amount. Management believes that the ultimate resolution of this lawsuit will not have a material adverse effect on the Company's financial condition. See "Business -- Legal Proceedings."

SENSITIVITY TO ECONOMIC CYCLES AND WEATHER CONDITIONS

     A significant percentage of the Company's sales of climbing products is attributable to new residential and nonresidential constructions, which are affected by such cyclical factors as interest rates, inflation, consumer spending habits and employment. Similarly, a significant percentage of the Company's sales of extruded products is attributable to the new and used automobile and automobile parts markets, which are also affected by such cyclical factors. Sales of climbing equipment are also sensitive to prevailing weather conditions. Unusually severe weather can reduce or defer sales of climbing products by delaying elective home maintenance and discouraging do-it-yourself projects, which account for a growing portion of the Company's sales.

AVAILABILITY AND PRICING OF RAW MATERIALS

     The Company purchases aluminum, glass and other raw materials from various suppliers. While all such materials are available from numerous independent suppliers, commodity raw materials are subject to price fluctuations. There have been historical periods of rapid and significant movements in the price of aluminum, both upward and downward. Historically, the Company has entered into futures contracts with respect to its purchases of aluminum to minimize or hedge commodity price fluctuations. However, the Company's results of operations and financial condition have in the past been, and may again in the future be, adversely affected by increases in raw material or component costs or their lack of availability. See "Business -- Industry" and "Business -- Raw Materials and Suppliers."

ENVIRONMENTAL REGULATION

     The Company's operations are subject to a wide variety of federal, state and local laws and regulations governing, among other things, emissions to air, discharge to waters, the generation, handling, storage, transportation, treatment and disposal of hazardous substances and other materials, and employee health and safety matters. Also, as an owner and/or operator of real property or a generator of hazardous substances, the Company may be subject to environmental cleanup liability, regardless of fault, pursuant to the Comprehensive Environmental Response Compensation and Liability Act or analogous state laws. The Company believes that its operations and facilities have been and are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. However, the operation of manufacturing plants entails risks of financial exposure for environmental noncompliance and cleanup liabilities. There can be no assurance that the Company will not incur costs in the future for cleanup and other remedial activities that will have a material adverse effect on the Company. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future. See "Business -- Environmental Matters."

MIICA INVESTMENT PORTFOLIO

     In connection with the Insurance Transfer, MIICA liquidated a substantial portion of its insurance fund investments, the proceeds of which were used to pay insurance premiums and fees associated with the Insurance Transfer of approximately $41.5 million. The remainder of MIICA's investment portfolio consists of "small cap" stocks, non-investment grade securities and real estate investments, the value of which may fluctuate depending upon economic and market conditions. Because the majority of MIICA's investment portfolio has been liquidated, the Company believes that any such fluctuations will not have a material impact upon the operations and financial condition of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General."

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

     A Change of Control could require the Issuer to refinance substantial amounts of indebtedness. Upon the occurrence of a Change of Control each holder of Notes would have the right to require the Issuer to repurchase all or a portion of such holder's Notes at a price equal to 101% of the aggregate principal amount of the Notes, together with accrued and unpaid interest, and Liquidated Damages if any, to the date of repurchase. However, the Senior Credit Facility prohibits the purchase of the Notes by the Issuer in the event of a Change of Control, unless and until such time as the indebtedness under the Senior Credit Facility is repaid in full. The Issuer's failure to purchase the Notes would result in a default under the Indenture and the Senior Credit Facility, which, in turn, could result in amounts outstanding under the Senior Credit Facility being declared due and payable. Any such declaration could have adverse consequences to the Company and the holders of the Notes. In the event of a Change of Control, there can be no assurance that the Issuer would have sufficient assets to satisfy all of its obligations under the Senior Credit Facility and the Notes. See "The Transactions," "The Senior Credit Facility" and "Description of the New Notes -- Repurchase at the Option of Holders -- Change of Control."

DEPENDENCE ON KEY PERSONNEL

     The Company believes that its success is largely dependent upon the abilities and experience of its senior management team, including the Management Shareholders. The loss of the services of one or more of these senior executives without a suitable replacement could have a material adverse effect on the Company's business and future operations. The Company has entered into employment arrangements with the Management Shareholders which expire in November 2000. The Company does not maintain key man life insurance with respect to any of its executive officers. See "Management -- Employment Arrangements Following Consummation of the Recapitalization."


     In April 1998, Howard L. Solot, Chief Operating Officer of the Company, announced his intention to retire from the Company by the end of 1999, or sooner if a suitable replacement Chief Operating Officer can be found, although he will continue to be a Director of the Company. In May 1998, Donald W. Resnick, Chief Financial Officer and Treasurer of the Company, announced his intention to resign from the Company by the end of 1998, or sooner if a suitable replacement Chief Financial Officer can be found.


FRAUDULENT CONVEYANCE; PREFERENTIAL TRANSFER

     If the court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find under relevant federal and state fraudulent conveyance statutes that the Issuer or any Guarantor did not receive fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Notes or its Note Guarantee, and that, at the time of such incurrence, the Issuer or such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence, (iii) was engaged in a business or transaction for which the assets remaining with the Issuer or such Guarantor constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court, subject to applicable statutes of limitation, could avoid the Issuer's obligations under the Notes or the Guarantor's obligations under the Note Guarantees, subordinate the Notes or the Note Guarantees to other indebtedness of the Issuer or the Guarantors or take other action detrimental to the holders of the Notes.

     The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than all of that company's assets at a fair valuation, or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could avoid an incurrence of indebtedness, including the Notes, if it determined that such transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. Based upon financial and other information currently available to it, management believes the Issuer was solvent at the time of the Transactions and continues to be solvent. However, there can be no assurance as to what standard a court would apply in order to determine whether the Issuer or the Guarantors were "insolvent" upon consummation of the sale of the Notes and the Note Guarantees.

     Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against the Issuer or any Guarantor within 90 days after any payment by the Issuer or any Guarantor with respect to the Notes or the Note Guarantees or the incurrence of any future Note Guarantee or if the Issuer or any Guarantor anticipated becoming insolvent at the time of such payment or incurrence, all or a portion of such payment or such future Note Guarantee could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

LACK OF PUBLIC MARKET

     The Notes are new securities for which there currently is no market. Although the Initial Purchasers (as defined) have informed the Issuer that they currently intend to make a market in the Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of this Exchange Offer. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. The Old Notes are eligible for trading by qualified buyers in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading. The Issuer does not intend to apply for listing of the Notes on any securities exchange or for quotation through The Nasdaq National Market.

     This Exchange Offer is not conditioned upon any minimum or maximum aggregate principal amount of Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the Exchange Notes, or, in the case of non-tendering holders of Notes, the trading market for the Notes following the Exchange Offer.

     The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

IMPACT OF THE YEAR 2000

     Based on recent assessments, the Company has determined that it will be required to modify certain portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications are not made, or are not timely completed, the Year 2000 issue could have a material adverse impact on the operations of the Company.

     The Company has also initiated communications with its significant suppliers and customers regarding the Year 2000 issue. However, there can be no guarantee that the systems of these other companies will be timely converted and the failure of the Company's significant suppliers and customers to make necessary Year 2000 modifications could have a material adverse impact on the Company's results and operations.

     The Company will primarily utilize internal resources to reprogram, or replace, and test the software for Year 2000 modifications. The Company anticipates completing the Year 2000 project by December 31, 1998, which is prior to any impact of the Year 2000 on its operating systems. The Company estimates the cost of the project to be approximately $1 million.

     The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates which were derived utilizing numerous assumptions of future events. However, there can be no guarantee that these estimates and the timetable will be achieved and actual results could differ materially from those anticipated. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Impact of the Year 2000".

                                THE TRANSACTIONS

     On October 8, 1997, Holding entered into the Recapitalization Agreement, which was amended and restated on October 27, 1997, with the Investors. On November 24, 1997, pursuant to the Recapitalization Agreement, Holding redeemed approximately $330.7 million of its outstanding equity and the Investors invested approximately $122.7 million in new equity of Holding. The remainder of the funds used to redeem the then current shareholders' equity interests were provided by the Old Notes Offering and the Senior Credit Facility.

THE RECAPITALIZATION

     Pursuant to the closing of the Recapitalization, Holding filed Restated Articles of Incorporation of Holding (the "Restated Articles") with the Department of State of the Commonwealth of Pennsylvania. The Restated Articles reclassified all of Holding's capital stock as follows: (i) each share of Pre-Recapitalization Class A Stock held by Non-Management Shareholders were reclassified into the right to retain 0.1376 of a fully paid and non-assessable share of Class A Stock and the right to receive 0.8624 of a fully paid and non-assessable share of Class A-I Stock and each share of Pre-Recapitalization Class B Stock held by Non-Management Shareholders was reclassified into the right to retain 0.1376 of a fully paid and non-assessable share of Class B Stock and the right to receive 0.8624 of a fully paid and non-assessable share of Class B-I Stock; (ii) each share of Class A Stock and Class B Stock held by Management Shareholders was reclassified into the fractions of fully paid and non-assessable shares of Class A Stock and Class A-I Stock, and Class B Stock and Class B-I Stock, respectively, as described below and (iii) Class C Common Stock, Class D Common Stock, Class E Common Stock and Common Stock was newly authorized for issuance.

     On the Recapitalization Closing Date, (i) the Class A-I Stock and the Class B-I Stock was redeemed at the cash redemption price of $2,421.29 per share, plus the Market Participation Right; (ii) the pre-Recapitalization shareholders retained the outstanding shares of Class A Stock and Class B Stock; and (iii) the Investors purchased approximately $122.7 million of Holding's Class C Common Stock, Class D Common Stock and Class E Common Stock.

     Prior to the Recapitalization, Non-Management Shareholders held an aggregate of 106,894 shares of Pre-Recapitalization Class A Stock and Pre-Recapitalization Class B Stock. In connection with the Recapitalization, these shares were reclassified such that these Non-Management Shareholders retained Class A Stock and Class B Stock at a ratio of 13.76%. Thus, following the Recapitalization, Non-Management Shareholders hold 14,708 shares of Class A Stock and Class B Stock, representing approximately 20% of the outstanding voting equity of Holding.

     Management Shareholders held an aggregate of 54,177 shares of Pre-Recapitalization Class A Stock and Pre-Capitalization Class B Stock prior to the Recapitalization. Because the Investors wanted a significant portion of the personal net worth of each Management Shareholder to be tied to the future performance of the Company, the Investors required, as a condition to the Recapitalization, that a larger percentage of these shares be reclassified into shares of Class A Stock and Class B Stock than that required of the Non-Management Shareholders. Thus, in connection with the Recapitalization, shares owned by Management Shareholders were reclassified such that these shareholders (including their spouses and minor issue) retained Class A Stock and Class B Stock at an average ratio of 18.07%. The ratio for each Management Shareholder was determined in discussions between the Management Shareholders and Investcorp. For the seven Management Shareholders, the ratios were 17.60% for Donald M. Werner, 17.97% for Howard L. Solot, 16.65% for Craig R. Werner, 21.38% for Michael E. Werner, 18.39% for Eric J. Werner, 17.30% for Bruce D. Werner and 17.44% for Michael J. Solot. As a result, following the Recapitalization, Management Shareholders hold 9,970 shares of Class A Stock and Class B Stock, representing approximately 13% of the outstanding voting equity of Holding.

     Thus, following the Recapitalization, pre-Recapitalization shareholders continue to own approximately 33% of the outstanding voting equity of Holding. Immediately following the Recapitalization, the Investors owned approximately 67% of the outstanding voting equity of Holding.

     The terms of the Recapitalization, including the amount of the Cash Redemption Price and $122.7 million equity investment amount, were based on the equity value of the Company at the time of the Recapitalization, as agreed between the Investors and the Company. Reasons for the Recapitalization included meeting certain Pre-Recapitalization shareholder needs and giving the Company resources to support its growth, new product development and market expansion.

     Market Participation Right. If, prior to the tenth anniversary of the Closing Date (i) there is an initial underwritten public offering of at least 10% of the common equity of Holding, or the Investors sell a majority of their shares of Holding (which sale may or may not result in a Change of Control under the terms of the Notes), and (ii) at the time of such initial public offering or sale of shares, Holding's equity value equals or exceeds certain target values that imply significant annual compound rates of return (between 20% and 40%) to the post-Recapitalization shareholders, then those persons who have the Market Participation Right shall be entitled to receive an aggregate amount equal to up to 5% of Holding's equity value (the "Payment"). The Payment will be payable in cash, provided that Holding, in its discretion, may make up to half of the Payment in notes or similar obligations with market terms which Holding's Board of Directors in good faith believes are of equivalent value.

CAPITAL STOCK FOLLOWING THE RECAPITALIZATION

     The following table sets forth the authorized and outstanding shares of capital stock of Holding following the consummation of the Recapitalization:

                                                                             SHARES OUTSTANDING
                                                                         AS OF THE RECAPITALIZATION
                      TITLE                         AUTHORIZED SHARES           CLOSING DATE
                      -----                         -----------------    --------------------------
Class A Common Stock, par value $0.01 per share...         5,000                  2,058.6786
Class A-I Common Stock, par value $0.01 per
  share...........................................        13,000                          --
Class B Common Stock, par value $0.01 per share...        25,000                 22,438.0969
Class B-I Common Stock, par value $0.01 per
  share...........................................       140,000                          --
Class C Common Stock, par value $0.01 per share...        45,000                  4,681.7850
Class D Common Stock, par value $0.01 per share...         1,000                  1,000.0000
Class E Common Stock, par value $0.01 per share...        50,000                 45,000.0000
Common Stock, par value $0.01 per share...........       131,000                          --
                                                         -------                 -----------
  Total...........................................       410,000                 75,178.5605
                                                         -------                 -----------

     Holders of the Class A Common Stock and Class B Common Stock are entitled to one vote per share and holders of the Class D Common Stock are entitled to
50.6818 votes per share on all matters as to which shareholders may be entitled to vote pursuant to the Pennsylvania Business Corporation Law of 1988. Class C Common Stock and Class E Common Stock have no voting rights. Upon the occurrence of a sale of 100% of the outstanding equity securities of Holding, a sale of substantially all the assets of the Company or a public offering of any equity securities of Holding, each outstanding share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock will convert into one share of Common Stock of Holding. When issued, Common Stock of Holding will have one vote per share.

THE SENIOR CREDIT FACILITY


     As part of the Transactions, the Issuer entered into the Senior Credit Facility with Bankers Trust Company ("BT"), as administrative agent and co-arranger, Merrill Lynch Capital Corporation, as syndication agent and co-arranger, The Chase Manhattan Bank, as documentation agent, Goldman Sachs Credit Partners L.P., as co-agent, and the several lenders parties thereto. The Senior Credit Facility consists of two term loan facilities in an aggregate principal amount of $145.0 million (the "Term Loan Facilities"), a revolving credit facility in an aggregate principal amount of up to $100.0 million (the "Revolving Facility"), and a revolving credit facility which is subject to a borrowing base amount not to exceed 80% of eligible receivables in an aggregate principal amount of up to $75.0 million (the "Receivables Facility"). See "The Senior Credit Facility."


                                USE OF PROCEEDS

     There will be no proceeds to the Company from the Exchange of Notes pursuant to the Exchange Offer.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated cash and equivalents and the capitalization of the Company at December 31, 1997. This table should be read in conjunction with "Summary Historical and Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus.

                                                                 DECEMBER 31, 1997
                                                                 -----------------
                                                               (DOLLARS IN MILLIONS)
Cash and equivalents (excluding MIICA)......................          $   3.1
                                                                      =======
Short-term debt:
  Receivables Facility(a)...................................          $  41.5
Long-term debt (including current portion):
  Senior Credit Facility:
     Revolving Facility(b)..................................               --
     Term Loan Facilities...................................            145.0
  Variable Rate Industrial Building Revenue Bonds due
     2015...................................................              5.0
  10% Senior Subordinated Notes due 2007, net of unamortized
     discount...............................................            131.0
                                                                      -------
     Total debt.............................................            322.5
     Total shareholders' (deficit)(c).......................           (153.7)
                                                                      -------
     Total capitalization...................................          $ 168.8
                                                                      =======

---------------

(a) Permits maximum borrowings of 80% of eligible receivables as defined in the Senior Credit Facility agreement, up to an aggregate amount of $75.0.

(b) Permits maximum borrowings of $100.0.

(c) The shareholders' deficit at December 31, 1997 was the result of the Recapitalization and the recording of related expenses, net of income tax benefits. In connection with the Recapitalization, the Investors made an equity investment of approximately $122.7 representing approximately 67% of the outstanding capital stock and voting power of the Company.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



     The following unaudited pro forma condensed consolidated financial statements (the "Unaudited Pro Forma Condensed Consolidated Financial Statements") are those of Werner Holding Co. (PA), Inc., the Issuer's parent company. Holding is a guarantor of the debt of the Issuer and has no substantial operations or assets other than its investment in the Issuer. As a result, the consolidated financial condition and results of operations of Holding are substantially the same as those of the Issuer.



     The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared by applying pro forma adjustments to the Consolidated Financial Statements of the Company included elsewhere in this Prospectus. The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1997 gives pro forma effect to (i) the Transactions, (ii) the Insurance Transfer, consisting of the transfer of MIICA's outstanding product and workers compensation liabilities for losses incurred on or prior to March 31, 1998 to a commercial insurance company in exchange for the payment by MIICA of premiums of approximately $41.5 million and (iii) the discontinuance of the operations of MIICA as if they were consummated as of January 1, 1997 and excludes certain nonrecurring items directly attributable to the Transactions, the Insurance Transfer and the discontinuance of MIICA. The Unaudited Pro Forma Balance Sheet gives pro forma effect to the Insurance Transfer and the discontinuance of the operations of MIICA as if they were consummated as of December 31, 1997. The adjustments are described in the accompanying notes. The Unaudited Pro Forma Condensed Consolidated Financial Statements should not be considered indicative of actual results that would have been achieved had the Transactions, the Insurance Transfer and the discontinuance of MIICA been consummated on the date or for the period indicated and does not purport to indicate results of operations as of any future date or for any future period. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus.

                         WERNER HOLDING CO. (PA), INC.



            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET



                            AS OF DECEMBER 31, 1997



                             (DOLLARS IN MILLIONS)



                                                                    INSURANCE TRANSFER
                                                                        AND MIICA
                                                                      DISCONTINUANCE
                                                                        PRO FORMA
                                                       HISTORICAL      ADJUSTMENTS        PRO FORMA
                                                       ----------   ------------------    ---------
ASSETS
Current Assets
  Cash and equivalents...............................   $   3.1                            $  3.1
  Accounts receivable................................      62.9                              62.9
  Refundable income taxes............................       0.8                               0.8
  Inventories........................................      44.7                              44.7
  Deferred income taxes..............................       4.5                               4.5
  Other current assets...............................       6.9                               6.9
                                                        -------           ------           ------
          Total current assets.......................     122.9                             122.9
Insurance fund investments...........................      58.6           $(41.5)(a)           17.1
Deferred income taxes................................      11.6             (2.7)(b)            8.9
Property, plant and equipment, net...................      65.8                              65.8
Other assets.........................................      29.3                              29.3
                                                        -------           ------           ------
          Total Assets...............................   $ 288.2     $       (44.2)         $244.0
                                                        =======           ======           ======
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Short-term bank debt...............................   $  41.5                            $ 41.5
  Accounts payable...................................      24.9                              24.9
  Accrued liabilities................................      24.9                              24.9
  Current maturities of long-term debt...............       1.5                               1.5
                                                        -------           ------           ------
          Total current liabilities..................      92.8                              92.8
Long-term debt -- less current maturities............     279.5                             279.5
Reserve for losses and loss adjustment expenses......      49.6            (48.5)(c)            1.1
Other................................................      19.9                              19.9
                                                        -------           ------           ------
          Total Liabilities..........................     441.8     $       (48.5)            393.3
Shareholders' equity (deficit):
  Common stock.......................................        --                                --
  Paid-in capital....................................     198.8                             198.8
  Retained earnings (deficit)........................    (351.7)             4.3 (d)       (347.4)
  Other..............................................      (0.7)                             (0.7)
                                                        -------           ------           ------
                                                         (153.6)             4.3           (149.3)
                                                        -------           ------           ------
          Total Liabilities and Shareholders' Equity
            (Deficit)................................   $ 288.2     $       (44.2)         $244.0
                                                        =======           ======           ======



     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

                         WERNER HOLDING CO. (PA), INC.



       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET



     (a) Reflects the liquidation of certain MIICA investments, the proceeds of which were used to pay insurance premiums and fees associated with the Insurance Transfer.



     (b) Reflects the income tax effect of the Insurance Transfer.



     (c) Reflects the extinguishment of product liability and workers compensation liabilities existing as of March 31, 1998 in conjunction with the Insurance Transfer.



     (d) Represents the effect on retained earnings of (a), (b) and (c) above.

                         WERNER HOLDING CO. (PA), INC.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                             (DOLLARS IN MILLIONS)


                                                             PRO FORMA ADJUSTMENTS
                                                        --------------------------------
                                                                      INSURANCE TRANSFER
                                                                          AND MIICA
                                           HISTORICAL   TRANSACTION     DISCONTINUANCE     PRO FORMA
                                           ----------   -----------   ------------------   ---------
Net sales................................   $ 416.3                                         $ 416.3
Cost of sales............................     300.1                                           300.1
                                            -------       -------          -------          -------
Gross profit.............................     116.2                                           116.2
General and administrative expense.......      31.2       $  (3.4)(a)      $  (1.4)(b)         26.4
Selling and distribution expense.........      48.9                                            48.9
Recapitalization expense.................      22.7                                            22.7
Non-cash compensation charge.............      78.5                                            78.5
                                            -------       -------          -------          -------
Operating loss...........................     (65.1)          3.4              1.4            (60.3)
Other expense, net.......................     (15.7)                                          (15.7)
                                            -------       -------          -------          -------
Loss before interest and taxes...........     (80.8)          3.4              1.4            (76.0)
Interest expense.........................       9.0          22.9(c)                           31.9
                                            -------       -------          -------          -------
Loss before income taxes.................     (89.8)        (19.5)             1.4           (107.9)
Provision (benefit) for income taxes.....       0.7          (7.4)(d)          0.5(d)          (6.2)
                                            -------       -------          -------          -------
Net loss.................................   $ (90.5)        (12.1)         $   0.9          $(101.7)
                                            =======       =======          =======          =======


See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

                         WERNER HOLDING CO. (PA), INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                            STATEMENT OF OPERATIONS

                             (DOLLARS IN MILLIONS)


     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997 reflects the Transactions and certain assets of the Insurance Transfer and the discontinuance of the operations of MIICA as if they had occurred on January 1, 1997. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable.



                                                                   FISCAL
                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
(a) Reflects the following:
    Reduction of management compensation as a result of
      agreements signed in connection with the
      Transactions..........................................       $(4.3)
    Amortization of prepaid management fees ($1.0 less $0.1
      which is included in historical operating results)....         0.9
                                                                   -----
                                                                   $(3.4)
                                                                   =====
(b) Reflects the reduction in product liability and workers compensation insurance expense resulting from the new insurance arrangements entered into with a commercial insurance company in conjunction with the
    Insurance Transfer and the elimination of MIICA's historical operating expenses.



                                                                   FISCAL
                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
(c) Reflects the following:
    Elimination of historical net interest expense including
      amortization of debt issuance costs on retired debt...       $(9.0)
    Interest relating to $5.0 of Industrial Revenue Bonds...         0.2
    Interest resulting from borrowings under the $100.0
      Revolving Facility under the Senior Credit Facility at
      an interest rate of LIBOR +2.25% (8.15%)(1)...........          --
    Interest resulting from borrowings under the Receivables
      Facility at an assumed interest rate of LIBOR +1.50%
      (7.40%)(2)............................................         3.1
    Interest resulting from $90.0 Tranche B term loan under
      the Senior Credit Facility at an assumed interest rate
      of LIBOR +2.50% (8.40%)...............................         7.6
    Interest resulting from $55.0 Tranche C term loan under
      the Senior Credit Facility at an assumed interest rate
      of LIBOR +2.75% (8.65%)...............................         4.8
    Interest resulting from $135.0 of debt issued under the
      Notes, at an interest rate of 10.00%..................        13.5
    Amortization of debt issuance costs and original issue
      discount of $19.3 associated with the Senior Credit
      Facility and the Notes over the respective term of
      indebtedness..........................................         2.7
                                                                   -----
                                                                   $22.9
                                                                   =====
A 25 basis point increase or decrease in the assumed average interest rate on the variable rate debt issued in connection with the Recapitalization
Financing would change the pro forma annual interest expense by approximately $0.5 and the pro forma annual net income by approximately
$0.3.


---------------

(1) No amounts were borrowed under the Revolving Facility in 1997 except for amounts issued under the letter of credit subfacility.

                         WERNER HOLDING CO. (PA), INC.

                            STATEMENT OF OPERATIONS

                             (DOLLARS IN MILLIONS)


(2) Interest calculated using the $41.5 outstanding balance established in connection with the Recapitalization. The Company intends to refinance the Receivables Facility with an accounts receivables securitization facility with an interest rate that is expected to be less than that of the Receivables Facility in 1998.




(d) Reflects the tax effect of items (a), (b) and (c) above at an assumed effective tax rate of 38.0%.



The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997 includes the following nonrecurring items that are directly attributable to the Recapitalization and were charged to historical results of operations for the year ended December 31, 1997:

(1) Recapitalization expenses of $22.7 including investment banker fees, transaction fees, legal and accounting fees, transaction bonuses paid to certain employees and other miscellaneous transaction related expenses.

(2) Non-recurring non-cash compensation charge (and a corresponding credit to shareholders' equity) of $78.5 for the historical and pro forma year ended December 31, 1997 associated with (a) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted Pre-Recapitalization Class B Stock previously granted to certain key management employees; (b) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted Pre-Recapitalization Class B Stock previously granted to a former key management employee upon his separation from the Company; and (c) changes in the terms of the plan under which such stock was granted.


The Unaudited Pro Forma Condensed Consolidated Statement of Operations does not reflect (i) the elimination of certain investment gains and losses related to insurance fund investments that would not have occurred if such investments would actually have been liquidated on January 1, 1997 to fund the payment of insurance premiums in connection with the Insurance Transfer and (ii) the effects of certain non-recurring charges and credits directly resulting from the Insurance Transfer and discontinuance of MIICA as follows:



(1) A gain of approximately $7.0 resulting from the Insurance Transfer.



(2) Charges relating primarily to legal fees, employee separation and severance costs, the write-off of certain of its fixed assets and other related expenses totaling $0.7 resulting from the discontinuance of MIICA.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA



     The following selected consolidated historical financial data is that of Werner Holding Co. (PA), Inc., the Issuer's parent company. Holding is a guarantor of the debt of the Issuer and has no substantial operations or assets other than its investment in the Issuer. As a result, the consolidated financial condition and results of operations of Holding are substantially the same as those of the Issuer. The selected consolidated historical financial data for each of the years in the two-year period ended December 31, 1994 and the balance sheet information at December 31, 1995 have been derived from the audited historical consolidated financial statements of the Company. The selected consolidated historical and pro forma financial data for each of the years in the three-year period ended December 31, 1997 have been derived from, and should be read in conjunction with, the audited Consolidated Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus. The unaudited pro forma operating data reflects the Transactions as if they had occurred on January 1, 1997 and excludes certain nonrecurring items directly attributable to the Transactions. The pro forma financial information does not purport to represent what the Company's results of operations would actually have been had the Transactions in fact occurred on the assumed date or to project the Company's results of operations for any future date or period. The following table should also be read in conjunction with "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                      FISCAL YEARS ENDED DECEMBER 31
                                                ------------------------------------------
                                                 1993     1994     1995     1996     1997
                                                ------   ------   ------   ------   ------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                 AMOUNTS)
OPERATING DATA:

  Net sales...................................  $277.9   $328.8   $336.0   $366.9   $416.3
  Cost of sales...............................   208.4    241.4    248.9    265.0    300.1
                                                ------   ------   ------   ------   ------
     Gross profit.............................    69.5     87.4     87.1    101.9    116.2
  General and administrative expenses.........    18.3     22.1     25.0     27.0     31.2
  Selling and distribution expenses...........    33.8     37.9     47.1     47.9     48.9
  Recapitalization expense....................      --       --       --       --     22.7
  Non-cash compensation charge................      --       --       --       --     78.5
                                                ------   ------   ------   ------   ------
  Operating profit (loss).....................    17.4     27.4     15.0     27.0    (65.1)
  MIICA investment gains (losses).............     4.2     (4.0)     1.3      9.5    (14.6)
  Other income (expense), net.................     1.7      1.2      2.9      0.4     (1.1)
                                                ------   ------   ------   ------   ------
  Income (loss) before interest and taxes.....    23.3     24.6     19.2     36.9    (80.8)
  Interest expense............................     6.6      5.5      7.2      7.5      9.0
                                                ------   ------   ------   ------   ------
  Income (loss) before provision for income
     taxes....................................    16.7     19.1     12.0     29.4    (89.8)
  Income taxes................................     5.7      7.8      5.1     10.0      0.7
                                                ------   ------   ------   ------   ------
  Income (loss) before discontinued operations
     and extraordinary charge.................    11.0     11.3      6.9     19.4    (90.5)
                                                ------   ------   ------   ------   ------
  Loss from discontinued operations(a)........     6.4       --       --       --       --
                                                ------   ------   ------   ------   ------
  Income (loss) before extraordinary charge...     4.6     11.3      6.9     19.4    (90.5)
  Extraordinary charge(b).....................      --       --      0.6       --       --
                                                ------   ------   ------   ------   ------
  Net income (loss)...........................  $  4.6   $ 11.3   $  6.3   $ 19.4   $(90.5)
                                                ======   ======   ======   ======   ======
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and equivalents........................  $  7.8   $  0.1   $  0.6   $  1.0   $  3.1
  Insurance fund investments..................    44.2     46.1     68.2     80.9     58.6
  Working capital.............................    47.7     42.5     59.4     49.2     30.1
  Total assets................................   183.7    199.8    234.6    261.2    288.2
  Reserve for losses and loss adjustment
     expenses.................................    33.7     36.7     41.5     45.3     49.6
  Total debt (including current maturities)...    73.1     60.4     83.5     83.4    322.5
  Common shareholders' equity (deficit)(c)....    41.3     49.8     62.1     75.1   (153.7)

                                                      FISCAL YEARS ENDED DECEMBER 31
                                                ------------------------------------------
                                                 1993     1994     1995     1996     1997
                                                ------   ------   ------   ------   ------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                 AMOUNTS)
OTHER FINANCIAL DATA:
  Cash flow provided by (used in) operating
     activities...............................  $ 17.5   $ 18.3   $ (1.4)  $ 19.5   $ 17.2
  Cash flows used in investing activities.....   (10.0)   (11.1)   (18.9)   (15.8)    (3.6)
  Cash flows (used in) provided by financing
     activities...............................    (2.0)   (15.0)    20.8     (3.3)   (11.5)
  EBITDA(d)...................................    30.2     32.0     27.2     46.1    (69.3)
  Pro forma Adjusted EBITDA(d)................      --       --       --       --     58.3
  Depreciation and amortization...............     6.9      7.4      8.0      9.2     11.5
  Net cash interest expense(e)................     6.6      5.0      6.9      7.5      8.7
  Capital expenditures........................     3.5      8.1     12.5     13.0     11.7
  Dividends declared per share................      --    14.75    10.20    11.25    10.50
  Ratio of earnings to fixed charges(f).......     3.0x     3.7x     2.2x     3.9x      --



                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
PRO FORMA OPERATING DATA:
  Net sales.................................................       $416.3
  Interest expense..........................................         31.9
  Net cash interest expense(e)..............................         29.2
  Ratio of earnings to fixed charges(f).....................           --



         See Notes to Selected Consolidated Historical Financial Data.

            NOTES TO SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

                             (DOLLARS IN MILLIONS)

(a) Represents losses incurred by the Company in connection with exiting its architectural building products business.

(b) Reflects expenses incurred in regard to the early extinguishment of debt, net of income tax benefits of $0.4.


(c) The shareholders' deficit at December 31, 1997 was the result of the Recapitalization and the recording of related expenses, net of income tax benefits. In connection with the Recapitalization, the Investors made an equity investment of approximately $122.7, representing approximately 67% of the outstanding capital stock and voting power of the Company.



(d) EBITDA represents earning before interest, income taxes, depreciation and amortization.



    The following table presents a reconciliation of EBITDA to Pro forma Adjusted EBITDA:



                                                             YEAR ENDED DECEMBER 31
                                                   ------------------------------------------
                                                   1993     1994     1995     1996      1997
                                                   -----    -----    -----    -----    ------
                                                             (DOLLARS IN MILLIONS)
      EBITDA.....................................  $30.2    $32.0    $27.2    $46.1    $(69.3)
      Reduction in management compensation(i)......................................       4.3
      Non-recurring expenses(ii)...................................................       0.9
      MIICA investment income(iii).................................................       4.6
      Exclusion of historic MIICA (income) loss....................................      14.6
      Non-recurring private company expenses(iv)...................................       2.0
      Non-cash compensation charge(v)..............................................      78.5
      Recapitalization expense(vi).................................................      22.7
                                                                                       ------
      Pro forma Adjusted EBITDA....................................................    $ 58.3
                                                                                       ======



    EBITDA is presented because it is commonly used by certain investors to analyze and determine a company's ability to service and/or incur debt. Pro forma Adjusted EBITDA is presented because it gives the Holders of the Notes the ability to determine the Company's compliance with certain of the covenants of the Indenture and the Senior Credit Facility (because of cross default provisions, defaults under the Senior Credit Facility are also defaults under the Indenture). These covenants are based on defined terms that incorporate adjustments based on the reconciling items listed below. While these adjustments required by the Indenture and Senior Credit Facility are only applicable to periods prior to the Recapitalization Closing Date, they remain relevant to Holders of the Notes as a meaningful historical and comparative measure. In addition, certain covenants in the Senior Credit Facility require a determination of Consolidated EBITDA for the trailing four quarters (which until the first quarter of 1999 will include pre-Recapitalization periods). Thus, management of the Company believes that the Pro forma Adjusted EBITDA measure provides relevant and useful information to investors. However, EBITDA and Pro forma Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flows data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. In addition, EBITDA and Pro forma Adjusted EBITDA, as described above, may not be comparable to such measurements as used by other companies. An explanation of the reconciling items from EBITDA to Pro forma Adjusted EBITDA follows:



      (i) The reduction in management compensation relates to agreed upon reductions to certain benefits paid to family members employed by the Company. Such benefits have not continued subsequent to the Recapitalization.
      (ii) Non-recurring expenses consist of $0.7 relating to costs of temporary warehousing space that was not utilized (and is no longer being maintained) and costs of start-up and incremental inventory carrying costs associated with the modernization of the Company's Greenville remelt operation
             (which are no longer being incurred) and $0.2 relating to the closing of certain wood ladder production facilities and temporary warehouse facilities.
      (iii) For purposes of computing Pro forma Adjusted EBITDA, the Company has assumed a 7.7% return on the investment portfolio of MIICA. Such 7.7% return represents the five-year average return on investment assets for commercial casualty lines as reported by "Best's Aggregates &
             Averages", 1997 Edition. The balance of the investment portfolio used in computing the 7.7% return is the December
             31, 1997 investment balance of $58.6.
      (iv) Private company expenses consist of items that have not continued following the Recapitalization. These expenses include family-related charitable contributions and research and development grants to educational institutions.
      (v) The non-recurring non-cash compensation charge (and a corresponding credit to shareholders' equity) of $78.5 is associated with (a) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted
             Pre-Recapitalization Class B Stock previously granted to certain key management employees; (b) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted Pre-Recapitalization Class B Stock previously granted to a former key management employee upon his separation from the Company; and (c) changes in the terms of the plan under which such stock was granted.
      (vi) Recapitalization expense of $22.7 represents investment banker fees, transaction fees, legal and accounting fees, transaction bonuses paid to certain Company employees and other miscellaneous costs incurred in connection with the Recapitalization.



(e) Net cash interest expense is defined as interest expense less amortization of deferred financing costs and original issue discount.



(f) For purposes of the computation, the ratio of earnings to fixed charges has been calculated by dividing (i) income before income taxes and extraordinary charge plus fixed charges by (ii) fixed charges. Fixed charges are equal to interest expense plus the portion of the rent expense estimated to represent interest. The ratio of earnings to fixed charges is not meaningful for periods that result in a deficit. For the historical and pro forma year ended December 31, 1997, the deficiency of earnings to fixed charges was $89.9 and $108.1, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the "Selected Consolidated Historical Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus. This Prospectus contains, in addition to historical information, forward-looking statements that are subject to risks and other uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements.


GENERAL


     Werner is the nation's largest manufacturer and marketer of ladders and other climbing products. The Company also manufactures and sells aluminum extruded products and more complex fabricated components. The Company's net sales have increased at a five-year CAGR of 11.9% during the period from fiscal 1992 to fiscal 1997. For the year ended December 31, 1997, the Company had net sales of $416.3 million and Pro forma Adjusted EBITDA of $58.3 million.


     Ladders and Other Climbing Products. Net sales of climbing products have accounted for approximately 75% of the Company's consolidated net sales over the past five years. Net sales of the Company's climbing products have increased at a CAGR of 14.4% during the period from fiscal 1992 to fiscal 1997. The Company has grown its climbing products sales primarily by (i) increasing sales to leading home improvement retailers, hardware cooperatives and professional distributors, (ii) increasing its sales of fiberglass climbing products, and
(iii) selling more higher grade and higher value products.

     Aluminum Extruded Products. Net sales for the Company's aluminum extruded products business have increased at a CAGR of 5.9% during the period from fiscal 1992 to fiscal 1997. In 1995, the Company began to shift its extruded products focus away from lower margin lineal extruded products to higher margin precision extrusions and highly engineered fabricated components. This strategic repositioning of the extruded business included reducing sales to less profitable customers and directing selling efforts toward a design intensive business in which the Company has experienced lead time for new business of six months to several years. Accordingly, sales of extruded products were adversely affected in 1995 and 1996, and management does not expect to realize the full benefit of the Company's strategic shift until 1998.

     MIICA. Prior to March 31, 1998, MIICA provided product liability, workers' compensation and environmental insurance to the Company and its subsidiaries. In the first quarter of 1998, after an extensive evaluation of the cost and efficiency of providing such insurance, the Company decided to obtain such insurance from an external commercial insurance company and made a decision to discontinue MIICA's operations.

     As a result of its decision, the Company effectively completed the transfer of MIICA's outstanding product and workers' compensation liabilities to a commercial insurance company in exchange for the payment of premiums of $41.5 million, thereby extinguishing the Company's exposure with respect thereto. To pay the $41.5 million of insurance premiums, MIICA liquidated a substantial portion of its investment portfolio.

     Prior to March 31, 1998 MIICA maintained an investment portfolio which consisted of investments in debt and equity securities, real estate and other investments. Historically, MIICA did not hold any material assets other than its insurance fund. In recent years, the insurance fund was comprised of "small cap" stocks and other non-investment grade securities of higher risk which resulted in volatile investment income (loss). MIICA had the following investment income (loss), which is included in other income (expense) in the Company's Consolidated Financial Statements included elsewhere herein:

 FISCAL YEARS ENDED DECEMBER 31
--------------------------------
  1995       1996        1997
--------   --------   ----------
     (DOLLARS IN MILLIONS)
  $1.3       $9.5       $(14.6)

     Since late 1996, MIICA was in the process of realigning its portfolio to a more traditional mix of investments. Large fluctuations in investment income
(loss) occurred as a result of changes in the market value of these higher risk investments and as certain of these higher risk investments were sold. Because a substantial portion of MIICA's portfolio has been liquidated, the Company does not expect future investment income to be significant or as volatile as in years past. No assurances can be made that MIICA's portfolio will not experience fluctuations in market value. However, the Company does not expect such fluctuations to be significant to its financial condition and future operating results. See "Risk Factors -- MIICA Investment Portfolio."

     MIICA, which is not a Guarantor of the Notes, had shareholder's equity of $17.5 million at December 31, 1997. The Company's ability to receive dividends or loans from MIICA is strictly limited by applicable insurance company laws and regulations. Accordingly, although the Company believes MIICA has been useful in meeting its insurance needs, MIICA's assets are available as credit support for the Notes only to the extent that dividends are permitted to be paid by applicable laws and regulations. For further information regarding MIICA, see "Summary -- Recent Development," "Risk Factors -- MIICA Investment Portfolio" and Notes M and P to the Consolidated Financial Statements of the Company.

     Certain expenses. Included in the results of operations of the Company for the years ended December 31, 1995, 1996 and 1997 are aggregate expenses of $4.5 million, $6.2 million, and $104.1 million, respectively, consisting of the following:

          (i) $1.8 million, $3.8 million and $0.7 million in 1995, 1996 and 1997, respectively, relating to costs of temporary warehousing space that was not utilized (and is no longer being maintained) and costs of start-up and incremental inventory carrying costs associated with the modernization of the Company's Greenville remelt operation (which are no longer being incurred); and $0.9 million, $0.8 million and $0.2 million in 1995, 1996 and 1997, respectively, relating to the closing of certain wood ladder production facilities and temporary warehousing facilities.

          (ii) $1.8 million, $1.6 million and $2.0 million in 1995, 1996 and 1997, respectively, of private company expenses such as family-related charitable contributions and research and development grants to educational institutions which have not continued following the Recapitalization. See Note (c) to Notes to Selected Consolidated Historical Financial Data.

           (iii) Non-recurring non-cash compensation charge (and a corresponding credit to shareholders' equity) of $78.5 million for the historical and pro forma year ended December 31, 1997 associated with (a) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted Pre-Recapitalization Class B Stock previously granted to certain key management employees, and (b) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted Pre-Recapitalization Class B Stock previously granted to a former key management employee upon his separation from the Company; and (c) changes in the terms of the plan under which such stock was granted.

          (iv)  Recapitalization expense of $22.7 million in 1997.

     The Transactions. As part of the Recapitalization, the Investors made an equity investment of approximately $122.7 million and existing shareholders retained capital stock valued at $59.3 million based on the price paid by the Investors. In addition, pursuant to the Recapitalization Financing, the Company completed the Old Notes Offering and entered into the Senior Credit Facility. The Recapitalization has been accounted for as such and, accordingly, has had and will have no impact on the historical basis of assets and liabilities. As a result of the Transactions, the Company incurred approximately $51.8 million in fees and expenses and other costs.

RESULTS OF OPERATIONS

     The table below sets forth the Company's results of operations for the periods indicated:

                                                  FISCAL YEARS ENDED DECEMBER 31
                                         ------------------------------------------------
                                              1995             1996             1997
                                         --------------   --------------   --------------

                                                      (DOLLARS IN MILLIONS)
Net sales:
  Climbing products....................  $248.0    73.8%  $277.3    75.6%  $314.2    75.5%
  Extruded products....................    88.0    26.2     89.6    24.4    102.1    24.5
                                         ------   -----   ------   -----   ------   -----
Total net sales........................   336.0   100.0    366.9   100.0    416.3   100.0
Gross profit...........................    87.1    25.9    101.9    27.8    116.2    27.9
General and administrative expense.....    25.0     7.4     27.0     7.4     31.2     7.5
Selling and distribution expense.......    47.1    14.0     47.9    13.1     48.9    11.7
Recapitalization expense...............      --      --       --      --     22.7     5.5
Non-cash compensation charge...........      --      --       --      --     78.5    18.9
Other income (expense), net............     4.2     1.2      9.9     2.7    (15.7)   (3.8)
Interest expense.......................     7.2     2.1      7.5     2.0      9.0     2.2
Income taxes...........................     5.1     1.5     10.0     2.7      0.7      --
Extraordinary charge...................     0.6     0.2       --      --       --      --
                                         ------   -----   ------   -----   ------   -----
Net income (loss)......................  $  6.3     1.9%  $ 19.4     5.3%  $(90.5)  (21.7)%
                                         ======   =====   ======   =====   ======   =====

YEAR ENDED DECEMBER 31, 1997 AS COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Net Sales. Net sales increased $49.4 million, or 13.5%, to $416.3 million for the year ended December 31, 1997 from $366.9 million for the year ended December 31, 1996.

     Net sales of climbing products increased $36.9 million, or 13.3%, to $314.2 million for the year ended December 31, 1997 from $277.3 million for the year ended December 31, 1996. The increase in net sales of climbing products was primarily due to significant growth in the volume of fiberglass and aluminum step and extension ladders sold, particularly to power retailers.

     Net sales of extruded products increased $12.5 million, or 14.0%, to $102.1 million for the year ended December 31, 1997 from $89.6 million for the year ended December 31, 1996. This increase was primarily due to an increase in sales volume. Sales volume in the year ended December 31, 1996 was adversely impacted by the Company's strategic repositioning plan initiated in 1995.

     Gross Profit. Gross profit increased $14.3 million, or 14.0%, to $116.2 million for the year ended December 31, 1997 from $101.9 million for the year ended December 31, 1996. This increase was primarily due to increased sales volume, as described above, partially offset by the higher cost of wood raw materials. Gross profit margin for the year ended December 31, 1997 and 1996 was 27.9% and 27.8%, respectively.

     General and Administrative Expense. General and administrative expense increased $4.2 million, or 15.6%, to $31.2 million for the year ended December 31, 1997 from $27.0 million for the year ended December 31, 1996. This increase was primarily due to $2.2 million in special non-recurring retirement bonuses.

     Selling and Distribution Expense. Selling and distribution expense increased $1.0 million, or 2.1%, to $48.9 million for the year ended December 31, 1997 from $47.9 million for the year ended

December 31, 1996. This increase was primarily the result of increased sales volume. For the year ended December 31, 1997, selling and distribution expense as a percentage of net sales decreased to 11.7% from 13.1% for the year ended December 31, 1996. This decrease was primarily due to reduced costs resulting from the closing of the Youngstown, OH warehouse as well as lower commissions paid to the Company's manufacturers' representatives resulting from a change in the Company's commission plan in the third quarter of 1997.

     Non-Cash Compensation Charge. The non-recurring non-cash compensation charge (and a corresponding credit to shareholders' equity) of $78.5 million represents (a) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted Pre-Recapitalization Class B Stock previously granted to certain key management employees; (b) the accelerated vesting, as a result of the Recapitalization, of outstanding restricted Pre-Recapitalization Class B Stock previously granted to a former key management employee resulting from a change in terms of such stock upon his separation from the Company; and (c) changes in the terms of the plan under which such stock was granted.

     Recapitalization Expense. Recapitalization expense relates to fees and expenses incurred in connection with the Recapitalization.

     Other Income (Expense), Net. Other income (expense), net decreased $25.6 million, or 258.6%, to ($15.7) million for the year ended December 31, 1997 from $9.9 million for the year ended December 31, 1996. This decrease was primarily due to $14.6 million of investment losses incurred by MIICA during the year ended December 31, 1997 as compared to MIICA investment income of $9.5 million for the year ended December 31, 1996. The losses for the year ended December 31, 1997 were primarily due to losses of approximately $8.8 million on special expiration price options (trading securities) resulting from either selling or exercising such options or by allowing them to expire and approximately $9.9 million of losses relating to the write-down for the other than temporary decline in market value of certain investments classified as available for sale. The Company continuously reviews its investment portfolio for impairment. During 1997, it was determined that a write-down for certain investments was necessary since the market value of the securities was less than their cost for an extended period of time, the financial condition of the issuer of the securities was weak due to sustained operating losses and capital deficiencies, and future operating projections did not support the ability to recover such losses. As of December 31, 1997 the Company no longer has investments in special expiration price options.

     Interest Expense. Interest expense increased $1.5 million, or 20.0%, to $9.0 million for the year ended December 31, 1997 from $7.5 million for the year ended December 31, 1996. The increase was primarily due to the debt incurred as a result of the Transactions.

     Income Taxes. Income taxes decreased $9.3 million, or 93.0%, to $0.7 million for the year ended December 31, 1997 from $10.0 million for the year ended December 31, 1996. This decrease was primarily due to lower taxable income for the year ended December 31, 1997 as compared to the year ended December 31, 1996 due to charges associated with the Transactions and increased interest expense. Additionally, during the year ended December 31, 1997 the Company recorded a non-cash compensation charge of $78.5 million which was not deductible for income tax purposes.

     Net Income (Loss). The net loss for 1997 was $90.5, a $109.9 decrease from net income of $19.4 million for 1996. The net loss for 1997 includes (on a pretax basis) a non-cash compensation charge of $78.5 million, Recapitalization expense of $22.7 million and $14.6 million of investment losses attributable to MIICA, all of which are discussed above. For 1996, net income includes pretax investment income attributable to MIICA of $9.5 million. Excluding the after tax effect of these items, net income increased $2.9 million or 22.0% to $16.1 million for 1997 from $13.2 million for 1996. This increase was primarily due to the increase in sales and gross profit described above.

YEAR ENDED DECEMBER 31, 1996 AS COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Net Sales. Net sales increased $30.9 million, or 9.2%, to $366.9 million for 1996 from $336.0 million for 1995.

     Net sales of climbing products increased $29.3 million, or 11.8%, to $277.3 million in 1996 from $248.0 million in 1995. This increase was primarily due to increased sales volume in both fiberglass and aluminum climbing products, which was achieved through the ongoing successful growth of the Company's customer base, new product development and increased marketing efforts. During 1996, the Company became the sole supplier to a major hardware cooperative. In addition, the Company benefited from the full year effect of price increases of aluminum, fiberglass and wood climbing products implemented in the second quarter of 1995 in response to increases in underlying raw material costs. Overall, average unit sales prices for climbing products increased 4.3% over 1995.

     Net sales of extruded products increased $1.6 million, or 1.8%, to $89.6 million for 1996 from $88.0 million for 1995.

     Gross Profit. Gross profit increased $14.8 million, or 17.0%, to $101.9 million for 1996 from $87.1 million for 1995. This increase was primarily due to the factors described above as well as a more favorable sales mix toward higher margin products. Gross profit margin was 27.8% for 1996 and 25.9% for 1995.

     General and Administrative Expense. General and administrative expense increased $2.0 million, or 8.0%, to $27.0 million for 1996 from $25.0 million for 1995. This increase was primarily due to the additional overhead required for the growth in net sales described above.

     Selling and Distribution Expense. Selling and distribution expense increased $0.8 million, or 1.7%, to $47.9 million for 1996 from $47.1 million for 1995. This increase was primarily the result of the factors described above. In 1996, selling and distribution expense as a percentage of net sales decreased to 13.1% from 14.0% for 1995. This decrease was due to a decrease in the warehouse and distribution expenses in the Greenville, PA and Chicago, IL distribution centers.

     Other Income (Expense), Net. Other income (expense), net increased $5.7 million, or 135.7%, to $9.9 million for 1996 from $4.2 million for 1995. This increase was primarily due to MIICA investment income of $9.5 million for 1996, resulting in part from gains on securities sold, compared to $1.3 million of MIICA investment income for 1995, partially offset by an increase in miscellaneous income in 1995.

     Interest Expense. Interest expense increased $0.3 million, or 4.2%, to $7.5 million for 1996 from $7.2 million for 1995.

     Income Taxes. Income taxes increased $4.9 million, or 96.1%, to $10.0 million for 1996 from $5.1 million for 1995. This increase was primarily due to a $17.4 million increase in pre-tax income from 1995 to 1996, slightly offset by a decrease in the effective tax rate from 42.8% for 1995 to 34.0% for 1996, due primarily to lower state income taxes.

     Net Income. Net income increased $13.3 million, or 207%, to $19.4 million for 1996 from $6.3 million for 1995. Part of the increase was due to the pretax investment income attributable to MIICA of $9.5 million for 1996 compared to $1.3 million for 1995. Excluding the after tax effect of the investment income attributable to MIICA, net income increased $7.2 million, or 120%, to $13.2 million for 1996 from $6.0 million for 1995. This increase was primarily due to the increase in sales and gross profit described above.

LIQUIDITY AND CAPITAL RESOURCES

     The Company incurred a significant amount of indebtedness in connection with the Transactions. At December 31, 1997, the Company had approximately $322.5 million of consolidated indebtedness, including $131.0 million of indebtedness, net of the original issue discount, pursuant to the Notes, and

$186.5 million of borrowings under the Senior Credit Facility. The Senior Credit Facility provides for $145.0 million of Term Loan Facilities, a $100.0 million Revolving Facility and a $75.0 million Receivables Facility.

     Prior to the Recapitalization, the Company historically met its working capital needs and capital expenditure requirements primarily through a combination of operating cash flow and borrowing under its then-existing credit facility and the issuance of notes. Following the Transactions, the Company satisfies its debt service requirements and meets its operating, working capital and capital expenditure needs through a combination of operating cash flow and funds available under the Receivables Facility. See "The Transactions" and "The Senior Credit Facility."

     In connection with the Transactions, the Company refinanced all of its existing debt except for the Variable Rate Demand Industrial Building Revenue Bonds due 2015 (the "IRBs") with the proceeds from the Notes, the Term Loan Facility and the Receivables Facility. As of December 31, 1997, the IRBs had an outstanding principal balance of $5.0 million.

     Net cash flows from operating activities decreased $2.3 million to $17.2 million for the year ended December 31, 1997 from $19.5 million for the year ended December 31, 1996. This is primarily attributable to the increase in operating profit (exclusive of the non-cash compensation charge and Recapitalization expenses in 1997) from 1996 to 1997, which was more than offset by the increase in operating working capital (receivables, inventory, accounts payable and accrued expenses) of $14.8 million and the 1997 payment of supplemental retirement bonuses of $2.2 million. Operating working capital generally increased as a result of the growth in sales. Net cash from operating activities increased by $20.9 million from cash used of $1.4 million in 1995 to cash provided of $19.5 million in 1996. This is primarily the result of increased operating profits combined with reduced operating working capital of $7.9 million. Inventory was reduced in 1996 due to a reduction of the previous year's buildup of extrusion log inventory during the Greenville remelt modernization project, and accounts receivable and accounts payable increased by comparable amounts due to the growth in sales. Cash flow used in investing activities decreased $12.2 million to $3.6 million in 1997 from $15.8 million in 1996. This decrease was due primarily to an increase in sales of debt and equity securities at MIICA in connection with its process of realigning its investment portfolio, as well as the Company's sale of real estate and a reduction in capital expenditures.

     The Company's ability to make scheduled payments of principal ($1.5 million for each of the years 1998 through 2000), or to pay interest (ranging from $26.3 million to $28.3 million annually for years 1998 to 2000, assuming current interest rates), if any, on, or to refinance its indebtedness (including the Notes), or to fund planned capital expenditures or finance acquisitions, will depend on its future financial and operating performance, which to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based on the current and anticipated level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's anticipated future requirements for working capital, budgeted capital expenditures, and scheduled payments of principal and interest on its indebtedness, including the Notes, for the next 12 months. The Company, however, may need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flows from operations or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or make anticipated capital expenditures and fund potential future acquisitions.

     In addition, there can be no assurance that the Company will be able to effect any refinancing on commercially reasonable terms, or at all.

CAPITAL EXPENDITURES

     The Company's capital expenditures were $12.5 million, $13.0 million and $11.7 million, in 1995, 1996 and 1997, respectively. Approximately $3 million to $5 million of the amount expended in each of such years has been for the renewal and replacement of existing facilities and equipment; thus in an economic downturn, the Company believes it will be able to adjust the amount spent on capital expenditures without compromising the base need of its operations. The Company expects to spend approximately $18 million to $20 million in 1998 for various capital projects, including quality enhancement, cost improvement, efficiency improvement, increased capacity and normal maintenance projects.

SEASONALITY, WORKING CAPITAL AND CYCLICALITY

     Sales of certain products of the Company are subject to seasonal variation. Demand for the Company's ladder products is affected by residential housing starts and existing home sales, commercial construction activity, and overall home improvement expenditures. Due to seasonal factors associated with the construction industry, sales of products and working capital are typically higher during the second and third quarters than at other times of the year. The Company expects to use the Senior Credit Facility to meet any seasonal variations in its working capital requirements. The residential and commercial construction markets are sensitive to cyclical changes in the economy.

RAW MATERIAL COSTS AND INFLATION

     The rate of inflation over recent years has been relatively low and has not had a significant effect on the Company's results of operations. The Company purchases aluminum, glass and other raw materials from various suppliers. While all such materials are available from numerous independent suppliers, commodity raw materials are subject to price fluctuations. There have been historical periods of rapid and significant movements in the price of aluminum, both upward and downward. Historically, the Company has entered into futures contracts with respect to its purchases of aluminum to minimize or hedge commodity price fluctuations. See "Business -- Raw Materials and Suppliers". Additionally, the Company has been successful in passing the majority of these increases on to its customers after a period of 60 to 90 days.

IMPACT OF THE YEAR 2000

     Based on recent assessments, the Company has determined that it will be required to modify certain portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications are not made, or are not timely completed, the Year 2000 issue could have a material adverse impact on the operations of the Company.

     The Company has also initiated communications with its significant suppliers and customers regarding the Year 2000 issue. However, there can be no guarantee that the systems of these other companies will be timely converted and the failure of the Company's significant suppliers and customers to make necessary Year 2000 modifications could have a material adverse impact on the Company's results and operations.

     The Company will primarily utilize internal resources to reprogram, or replace, and test the software for Year 2000 modifications. The Company anticipates completing the Year 2000 project by December 31, 1998, which is prior to any impact of the Year 2000 on its operating systems. The Company estimates the cost of the project to be approximately $1 million.

     The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates which were derived utilizing numerous assumptions of future events. However, there can be no guarantee that these estimates and the timetable will be achieved and actual results could differ materially from those anticipated.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Exchange Offer is designed to provide holders of Old Notes with an opportunity to acquire New Notes which, unlike the Old Notes, will be freely tradable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that (i) the holder is not an affiliate of the Company within the meaning of the Securities Act, and (ii) the holder represents that the New Notes are being acquired in the ordinary course of such holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. The outstanding Old Notes in the aggregate principal amount of $135.0 million were originally issued and sold on November 24, 1997 (the "Original Issue Date") in order to provide financing in connection with the Recapitalization. The original sale of Old Notes to Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. (the "Initial Purchasers") was not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and the concurrent resale of the Old Notes to investors was not registered under the Securities Act in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144, Old Notes may generally be resold (a) commencing one year after the Original Issue Date, in an amount up to, for any three-month period, the greater of 1% of the Old Notes then outstanding or the average weekly trading volume of the Old Notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission and (b) commencing two years after the Original Issue Date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding 90 days, an affiliate of the Company. The Old Notes are eligible for trading in the PORTAL Market, and may be resold to certain Qualified Institutional Buyers pursuant to Rule 144A and to certain non-U.S. persons pursuant to Regulation S. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Notes.

     In connection with the original issue and sale of the Old Notes, the Issuer and the Guarantors entered into a Registration Rights Agreement, pursuant to which they agreed to file with the Commission a registration statement covering the exchange by the Issuer of the New Notes for the Old Notes (the "Exchange Offer Registration Statement"). The Registration Rights Agreement provides that
(i) the Issuer and the Guarantors will file the Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Original Issue Date, (ii) the Issuer and the Guarantors will use their respective best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Original Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuer and the Guarantors will commence the Exchange Offer and use their respective best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer, and (iv) if obligated to file a shelf registration statement covering the Old Notes (a "Shelf Registration Statement"), the Issuer will file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 135 days after such obligation arises and cause such Shelf Registration Statement to remain effective and usable for a period of two years following the initial effectiveness thereof. If (a) the Issuer and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) the Issuer fails to consummate the offer within 30 business days after the date on which the Exchange Offer Registration Statement is declared effective, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities

(as defined below) during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), the Issuer and the Guarantors will pay liquidated damages ("Liquidated Damages") to each holder of Transfer Restricted Securities (as defined), with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restrictive Securities held by such person. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured up to a maximum amount of Liquidated Damages of $.20 per week per $1,000 principal amount of Transfer Restricted Securities (regardless of whether one or more than one Registration Default is outstanding). Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act, or (iv) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of a prospectus meeting the requirements of the Securities Act in connection with resales of securities received by the broker-dealer in any such exchange.

     The staff of the Commission has issued certain interpretive letters that concluded, in circumstances similar to those contemplated by the Exchange Offer, that new debt securities issued in a registered exchange for outstanding debt securities, which new securities are intended to be substantially identical to the securities for which they are exchanged, may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such securities from the issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the issuer within the meaning of Rule 405 under the Securities Act or (iii) a person participating in the distribution of the securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new securities are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of the new securities. However, a broker-dealer who holds outstanding debt securities that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new securities received by the broker-dealer in any such exchange. See " -- Consequences of Failure to Exchange; Resales of New Notes." The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, each broker-dealer that receives New Notes for its own account in exchange for the Old Notes, where such Old Notes were acquired by such broker-dealers as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." By delivering the Letter of Transmittal, a holder tendering Old Notes for exchange will represent and warrant to the Company that the holder is acquiring the New Notes in the ordinary course of its business and that the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. Any holder using the Exchange Offer to participate in a distribution of the New Notes to be acquired in the Exchange Offer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Holders who do not exchange their Old Notes pursuant to this Exchange Offer will continue to hold Old Notes that are subject to restrictions on transfer.

     It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph and in " -- Consequences of Failure to Exchange; Resales of New Notes." Sales of New Notes acquired in the Exchange Offer by holders who are "affiliates" of the Company within the meaning of the Securities Act will be subject to certain limitation on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Company. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Company. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their New Notes.

     The New Notes otherwise will be substantially identical in all material respects (including interest rate, maturity, security and restrictive covenants) to the Old Notes for which they may be exchanged pursuant to this Exchange Offer. See "Description of the New Notes."

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES


     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuer will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on             , 1998; provided, however, that if the Issuer has
extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended which date shall in any event be no later than 30 business days after the Commission has declared the Exchange Offer Registration Statement to be effective.


     As of the date of this Prospectus, $135.0 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the
Letter of Transmittal, is first being sent on or about             , 1998, to
all holders of Old Notes known to the Issuer. The Issuer's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under " -- Certain Conditions to the Exchange Offer" below.

     The Issuer expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving notice of such extension to the holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuer. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under " -- Certain Conditions to the Exchange Offer." The Issuer will give notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Issuer of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to IBJ Schroder Bank & Trust Company (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either
(i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUER. THE ISSUER IS NOT ASKING NOTEHOLDERS FOR A PROXY AND NOTEHOLDERS ARE REQUESTED NOT TO SEND THE ISSUER A PROXY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

     By tendering, each broker-dealer holder will represent to the Issuer that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the New Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See " -- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuer has given oral and written notice thereof to the Exchange Agent.

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible

Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Issuer shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Issuer determines that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Issuer will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA"). In any such event, the Issuer is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:


      BY REGISTERED OR CERTIFIED MAIL:             BY HAND DELIVERY OR OVERNIGHT COURIER:
     IBJ Schroder Bank & Trust Company               IBJ Schroder Bank & Trust Company
                P.O. Box 84                                   One State Street
           Bowling Green Station                          New York, New York 10004
       New York, New York 10274-0084              Attention:  Securities Processing Window
   Attention:  Reorganization Operations                    Subcellar One (SC1)
                       Department


                            Facsimile Transmission:
                                 (212) 858-2611

                             Confirm by Telephone:
                                 (212) 858-2103

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

     The Company will pay the reasonable and customary expenses to be incurred in connection with the Exchange Offer, which includes fees and expenses of the Trustee, accounting, legal, printing and related fees and expenses.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount less the unamortized original issue discount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Old Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 10% per annum and will otherwise remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register the Old Notes under the Securities Act. However, (i) if any Initial Purchaser so requests with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (ii) if any holder of Old Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes that participates in the Exchange Offer, does not receive freely tradable New Notes in exchange for Old Notes, the Issuer is obligated under the Registration Rights Agreement to exchange such holder's Old Notes for private notes with terms identical to the New Notes (other than transfer restrictions) or to file a registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Issuer to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer who receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." While the Issuer has an obligation under the Registration Rights Agreement to update this Prospectus by amendment or supplement for a period of 90 days following consummation of the Exchange Offer, the Issuer has no obligation thereafter to update the Prospectus and, therefore, holders required to deliver a prospectus may not thereafter be able to resell because they may be unable to comply with the prospectus delivery requirements described above.

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuer has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

                                    BUSINESS

OVERVIEW


     Based on the Company's own research and studies commissioned by professional research firms, management believes that Werner is the nation's largest manufacturer and marketer of ladders and other climbing products. Management estimates that in 1996 the Company's sales of climbing products represented approximately 36% of the estimated $820 million total U.S. sales of climbing products. See "-- Industry." Werner's climbing products include aluminum, fiberglass and wood ladders, scaffolding, stages and planks. The Company markets its broad line of innovative products across all major price points under the Werner name, which management believes to be the most widely-recognized climbing products brand name by both professional and consumer end-users of climbing products. The Company sells its products through a variety of distribution channels, such as home improvement retailers, hardware dealers, professional supply houses and specialty wholesale distributors. Werner is committed to providing the highest level of customer service and is a primary supplier of ladders to most of the largest United States home improvement retailers, including power retailers (e.g., The Home Depot and Lowe's), and to most of the major hardware co-operatives, including ACE Hardware, HWI and TruServ. In addition to climbing products, the Company manufactures and sells aluminum extruded products and more complex fabricated components to a number of industries, including the automotive, electronics, and architectural and construction industries. The Company's net sales have increased at a five-year CAGR of 11.9%, from $237.1 million in fiscal 1992 to $416.3 million in fiscal 1997.


COMPETITIVE STRENGTHS

     Recognized Industry Leader. Management estimates that in 1996, Werner generated approximately three times the revenue of its largest competitor in the domestic climbing products market and increased its percentage of the total U.S. sales of climbing products from approximately 32% in 1993 to approximately 36% in 1996. Management believes that the Company's combination of (i) market leadership, (ii) breadth of product line, (iii) nationwide production and distribution, (iv) reputation for high quality and (v) superior customer service have enabled the Company to attract and retain many of the largest distributors across the United States as its customers. Management believes that these factors also enable the Company to serve its customer base on a broad geographic basis and benefit from economies of scale in manufacturing, purchasing and distribution. Werner serves all segments of the climbing products market.


     Strong Brand Name. The Werner brand name has a nearly 50-year history, and management believes Werner is the most recognized name by both professional and consumer end-users of climbing products. The Company has established its leading brand name primarily by providing high-quality products and strong customer service. Werner has successfully used the strength of its brand name to expand its product offerings, particularly in the fiberglass ladder category, and to expand its market coverage by partnering with the leading home improvement retailers, hardware dealers and professional supply houses to distribute Werner products.


     High-Quality, Innovative Product Line. Management believes that the Company's products are regarded as the most innovative and highest quality in the industry. The Company has consistently introduced improvements to the climbing products market, from the early development of the ALFLO(R) Twist-Proof(R) rung-to-side rail technology, which significantly increased the structural integrity of lightweight aluminum ladders, to the more recent introduction of premium quality and visually-appealing fiberglass ladders. Management believes that Werner has successfully generated incremental new sales and encouraged end-users to purchase ladders at higher price points by continually introducing innovative, new products. Management estimates that new or substantially improved products introduced since 1990 accounted for approximately 48% of the Company's climbing products sales in 1997.

     Superior Customer Service. The Company's strategically located manufacturing and distribution facilities, coupled with a broad offering of high-quality products, allow the Company to provide its customers throughout the United States with one-stop shopping on a cost-effective and timely basis. Werner's strong relationships with its customers are supported by innovative sales and marketing programs tailored to serve specific channels of distribution. The Company has found that by educating and working closely with its customers it has been able to increase their effectiveness in selling the Company's products. To this end, the Company has developed innovative marketing and category management services for its climbing products, customers which include (i) product mix optimization, (ii) effective point-of-purchase merchandising and signage, (iii) training programs, (iv) aggressive application of electronic commerce and (v) customer inventory management programs. Management believes that these services allow the Company to assist its customers in maximizing sales. The Company's superior customer service has been consistently recognized in awards granted to Werner by its customers and industry organizations.


     Loyal and Diverse Customer Relationships. The Company has a broad and well-established customer base of more than 17,000 customers across all major climbing products distribution channels. Its customer network encompasses relationships with the major home improvement retailers, hardware dealers, professional supply houses and wholesale distributors. Werner is a primary supplier of ladders to most of the largest United States home improvement retailers, including power retailers (e.g., The Home Depot and Lowe's), and to most of the largest hardware co-operatives, including ACE Hardware, HWI and TruServ. Werner is also a primary supplier to most of the major paint retailers, such as Sherwin Williams and ICI. Werner attributes its ability to establish such relationships with its customers primarily to the Company's broad offering of high-quality products and high level of customer service. These factors have resulted in a loyal customer base, characterized by low turnover. The Company has had relationships with many of its major customers for over 20 years.


     Vertically Integrated, Cost-Efficient Manufacturing. Werner operates vertically integrated manufacturing facilities, which allow the Company to cost-efficiently manufacture consistent, premium quality products as well as to respond quickly to customer requirements. The Company believes it is the most vertically integrated company in the climbing products industry. In the last five years, Werner has invested more than $45 million in its facilities to increase quality and capacity and to reduce total product and distribution costs.

     Experienced and Committed Management Team. Werner has assembled a strong and experienced management team at both the corporate and operating levels. The top fifteen members of Werner's senior management team have an average of over 20 years of experience with the Company. The Management Shareholders own approximately 13% of the outstanding shares of Holding with an opportunity to own up to approximately 22% of the shares of Holding through participation in employee incentive plans.

BUSINESS STRATEGY

     The Company intends to enhance its market leadership position and maximize profitability and cash flow by implementing the following business strategies:

     Increase Penetration of the Domestic Climbing Products Market. The Company believes it is well positioned to continue to increase its share of the domestic climbing products market and intends to use its strong brand name, broad product line and established distribution network to increase sales through existing customers and to develop new customer relationships. The Company also believes that its strong strategic relationships with leading climbing products distributors in each channel will facilitate continued market share gains as such customers further consolidate and expand their channels. Furthermore, management believes that as distributors continue to consolidate their vendor bases, the Company's broad product line and ability to supply distributors throughout the United States provide significant opportunities for domestic growth. The Company plans to further extend its domestic market coverage by entering new product categories within the climbing products industry in which it does not significantly participate at this time, such as domestic platform ladders and step stools.

     Achieve Cost Reductions. Management has identified a number of cost reduction opportunities from which the Company expects to realize up to approximately $20 million in annual savings over the next five years, at an estimated cost of up to approximately $49 million. These include: (i) adding aluminum remelting capability to certain of the Company's manufacturing sites,
(ii) modernizing a number of extrusion presses, (iii) consolidating warehouses, and (iv) constructing a new extension ladder production line. Management believes that these capital investments will significantly enhance the Company's vertically integrated manufacturing capabilities, thus allowing Werner to reduce costs, improve productivity and achieve greater economies of scale.


     Continue New Product Development. Werner has invested significant resources in product development. The Company has expended approximately 0.6% of net sales in 1995 and 1996, and 0.5% of net sales in 1997 on product development. The Company continues to introduce new products while focusing on higher margin products. For example, in the third quarter of 1997, the Company introduced the Penguin(TM), an attractive, lightweight, consumer-oriented platform ladder for household chores. Werner's commitment to product development includes the application of further advancements in fiberglass pultrusion technology to climbing products as well as the introduction of new products for the stage and scaffold markets. Management believes that Werner's cost-efficient production capability, well recognized brand name and loyal, diverse customer relationships will enable the Company to continue to successfully introduce new products and to increase per capita ladder ownership.


     Pursue Complementary Acquisitions and International Expansion. Werner intends to pursue acquisitions which complement its existing manufacturing and distribution capabilities, provide opportunities to add capacity, expand product offerings and achieve further economies of scale. Management believes that the international climbing products market offers significant growth opportunities for the Company. Compared to the United States market, the international climbing products market is highly fragmented and regionally-focused, with smaller companies offering narrower product lines and limited marketing and customer service support. Furthermore, management believes that as the major United States hardware and home improvement chains expand internationally, there will be a growing need for high-quality, dependable suppliers such as Werner to establish a direct presence overseas. The Company has licenses in the following countries: United Kingdom, the Netherlands, South Africa, New Zealand, Brazil, Australia, Japan, Chile, Canada and Italy. The Company sells its products to customers in over 60 countries around the world.

COMPANY HISTORY

     R.D. Werner founded the predecessor to the Company in 1922 as a floor covering accessories converter and wholesaler. During the post-war period, the Company began to pursue higher value-added applications of extrusion technology by manufacturing semi-fabricated components and finished products rather than low margin commodity products. Werner entered the climbing products market in 1950, and invented the ALFLO(R) Twist-Proof(R) rung-to-side rail connection, which solved many of the safety and structural problems of aluminum extension ladders. The Werner brand name has nearly a 50 year history and management believes Werner is the most recognized name by users of climbing products.

INDUSTRY

  Ladders and Other Climbing Products

     The United States climbing equipment market encompasses aluminum, fiberglass and wood step and extension ladders, domestic platform ladders and rolling steel warehouse ladders, aluminum scaffolding, aluminum boards and planks, aluminum stages and certain related accessories. Management estimates that revenues in the United States climbing products industry have grown at a CAGR of 8.3% to approximately $820 million in 1996 from approximately $645 million in 1993.

     The climbing products market is comprised of two partially-overlapping end-user segments: consumers and professionals. The consumer segment primarily consists of sales through home improvement, hardware, and paint stores to do-it-yourself users, homeowners, renters and light commercial users. The professional segment includes sales to independent contractors, builders, painters, plumbers and electricians, as well as to institutional customers such as utilities, municipalities and large corporations.

     The United States climbing products industry consists of approximately 15 manufacturers, ranging from small, local producers to large manufacturers with nationwide distribution capability, such as the Company. Management estimates that in 1996, sales of the four largest climbing products manufacturers (Werner, Louisville Ladder, Keller Ladders, Inc., and Cuprum, S.A. de C.V.) accounted for approximately 63% of the estimated $820 million United States climbing products market. Werner estimates that its share of the total climbing products market has grown to approximately 36% in 1996 from approximately 32% in 1993.

     Relative to smaller, local or regional competitors, national manufacturers such as Werner benefit from several strategic advantages, including purchasing power, the ability to service national customer accounts on a cost-effective and timely basis and the ability to balance production among manufacturing facilities. In addition, national manufacturers such as the Company are less sensitive to regional cyclical economic downturns.

     Climbing products sales growth has been influenced by a number of trends, all of which the Company expects to continue into the foreseeable future. These trends include the consolidation of distribution channels, the continued growth of the home improvement and new housing markets, and the development of international markets.

     Consolidating Distribution Channels. Beginning in the mid-1980s, climbing products distribution channels consolidated as large home improvement retailers, hardware co-operatives and wholesalers, professional supply houses and specialty wholesale distributors increased market share at the expense of smaller competitors. Industry analysts expect this consolidation to continue. Sales to both consumer and professional end-users through the power retailers have grown faster than through other distribution channels because power retailers have been increasing market share and enlarging the overall market for climbing products by offering more products to the general public.

     Continued Strong Home Improvement and New Housing Markets
Growth. Management expects home improvement, professional repair and remodeling, and new housing starts to grow significantly over the next several years. As climbing products are used in virtually all forms of construction, the Company expects sales of its products to increase in proportion to these trends.

     International Markets Growth. The Company believes that many international markets for climbing products are approximately 20 years behind the United States market in terms of the development of distribution channels and product offerings. Management believes that as the major United States hardware and home improvement chains expand internationally, there will be a growing need for high-quality, dependable suppliers such as Werner to establish a direct presence overseas.

  Aluminum Extruded Products

     Aluminum extrusion is an approximately $5 billion market in the United States. Extrusion is a demanding manufacturing process in which hot metal is pressed through a die to form a long length of a specific shape, known as a lineal. A lineal can be further fabricated and finished into highly-engineered products based on customers' design specifications. Extruded products are used by many industries, such as transportation (e.g., truck trailer bodies and automotive components), building products (e.g., windows, doors, hurricane shutters, stadium seats and curtain walls), consumer durables (e.g., hardware levels and appliances) and electrical components (e.g., buss bars, connectors and heat sinks).

     The aluminum extruded products industry is broadly segmented into two markets: lineal extruded products and fabricated components. See
"-- Manufacturing." The lineal segment is highly competitive and volume-oriented, with the exception of several applications which require unique capabilities which command higher margins. Except for these more profitable niches, the large integrated aluminum producers tend to produce the bulk of the lineal products because they offer the most competitive prices. In contrast, the fabricated products segment is design and engineering-intensive and requires sophisticated metallurgy, process control, and fabrication expertise. Customers select component fabricators based on service, manufacturing flexibility and timely production.

PRODUCTS

  Ladders and Other Climbing Products

     Werner manufactures approximately 1,500 stock keeping units of fiberglass, aluminum, and wood climbing products and accessories. The Company produces five principal categories of climbing equipment: (i) single and twin stepladders;
(ii) extension, straight, and multipurpose ladders; (iii) attic ladders; (iv) stages, planks, work platforms, and scaffolds; and (v) assorted ladder accessories.

     The majority of the Company's climbing products sales are of either aluminum or fiberglass ladders. The Company has been a leader in the climbing products industry through the development of both proprietary aluminum extrusion and fiberglass pultrusion technology. In the 1950s, Werner introduced aluminum extension ladders featuring its ALFLO(R) Twist-Proof(R) rung-to-side rail connection. In recent years, the Company has been a leader in developing fiberglass ladder products. The Company has addressed the specific needs of the telephone utility and industrial markets by providing electrically-and thermally-nonconductive, weather-resistant climbing products. In addition, the Company has broadened its product applications by introducing colorful, attractive fiberglass climbing products to the consumer markets. The Company began producing wood climbing products largely to address its customers' requests for it to become a full-line provider of climbing products. The Company's strategy with respect to its wood ladders is to migrate the end-user from wood to fiberglass or aluminum climbing products while simultaneously improving its gross margin for wood products by increasing cost-efficiency.

     Through the introduction of a color-coded duty rating system correlated to load capacity, the Company has simplified the end-user's purchasing decision and differentiated Werner ladders from those of other suppliers. The Company's Type III duty-rated ladders are economical, lightweight and dependable products for most household applications. Werner's Type II duty-rated ladders are general purpose, commercial grade climbing products for the handyman, painter or mechanic. Werner's Type I duty-rated ladders are strong, stable industrial grade climbing products designed for heavy do-it-yourself users and for uses in light construction, maintenance or industrial applications. Finally, Type IA duty-rated products are designed for extra heavy use by professional industrial, construction, and maintenance purposes.

     The Company also manufactures and sells a line of climbing products under the All American brand name.

  Aluminum Extruded Products

     The Company is a manufacturer of lineal extruded products and highly-engineered fabricated parts. The Company targets customers who require special metallurgy, tight tolerances, unusual shapes, painting, finishing and fabrication requirements. Werner has implemented sophisticated quality systems, and has been awarded ISO-9002 and QS-9000 certifications by Underwriters Laboratories, which are internationally-recognized as the highest levels of quality certification in the industrial and automotive industries and are required by the "Big Three" United States automakers.

     End-uses of the Company's lineal extrusions include electronic equipment, architectural products, hardware, industrial equipment and lighting products. The Company's customers use lineal extrusions in a broad range of products including garage door openers, bicycle frames, pneumatic cylinders, material handling systems, electrical connectors, curtain walls and office partitions. Werner has technical and process capabilities required to serve the precision lineal market and believes that it has competitive advantages over many, if not all, other U.S. extrusion companies. Werner's metallurgical technology, die design expertise and exacting control of all aspects of the extrusion process have contributed to the Company's success in meeting the exacting specifications demanded in this segment. Management believes the Company's presses and proprietary die technology offer product features and higher production speed that are equal to, or more competitive than, other U.S. extrusion companies. Since 1995, the Company has attempted to shift its focus away from lower margin lineal products toward higher margin precision extrusions and fabricated components. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The automotive market is currently the Company's primary market for fabricated parts. The Company is a supplier to General Motors Corporation, Ford Motor Corporation, and Chrysler Corporation. The Company has been a vendor to various divisions of General Motors for approximately 35 years, has served Ford for about 10 years, and has supplied Chrysler for approximately seven years.

  Werner Financial

     Werner Financial Inc. consists of, among other things, a claims management entity, Phoenix Management Services, Inc. ("Phoenix"), and MIICA. Phoenix utilizes its expertise in ladder and climbing products related liability claims as a cost-efficient alternative to purchasing external claims management.

     Prior to March 31, 1998, the Company operated MIICA as a Colorado captive insurance company, to provide product liability, workers compensation and environmental insurance to Holding and its subsidiaries. MIICA maintained an insurance fund consisting of investments in debt and equity securities, real estate and other investments to pay claims associated with these insurance policies. In the first quarter of 1998, the Company undertook an extensive evaluation of the cost and efficiency of providing such insurance through MIICA. As a result of this evaluation, the Company decided to obtain such insurance coverage from an external commercial insurance company and to discontinue the operations of MIICA.

     As a result of its decision, on March 31, 1998, the Company effectively completed the Insurance Transfer. MIICA liquidated a substantial portion of its investment portfolio to pay this premium. Immediately prior to the Insurance Transfer, the Company had a reserve for such liabilities of approximately $48.5 million as of March 31, 1998. This reserve was established in conjunction with external independent actuaries. As a result of the Insurance Transfer, MIICA ceded and the commercial insurance company assumed MIICA's product and workers' compensation liabilities for losses incurred prior to March 31, 1998. Under the terms of the agreements governing the Insurance Transfer, the aggregate limit of all such liabilities assumed by the commercial insurance company for losses incurred on or prior to March 31, 1998 is $75 million. The Company has agreed to indemnify the commercial insurance company for any losses in excess of this limit.

     Because MIICA is a captive insurance company licensed in Colorado, the cessation of MIICA's operations and dissolution requires pre-approval of the CDI. The Company believes it will obtain such approval in the second quarter of 1998. Upon receipt of this approval, it is expected that the remaining assets of MIICA will be distributed to the Issuer and will be sold or liquidated as soon as practicable. As required by the Senior Credit Facility, the net cash proceeds from the disposition of these remaining assets of MIICA will be used to pay indebtedness under the Senior Credit Facility.

     In conjunction with the Insurance Transfer, the Company has obtained product liability and workers' compensation insurance coverage for such losses which occur on or after April 1, 1998. This insurance coverage is at guaranteed rates over a rolling five year period and is subject to certain deductible provisions. The Company believes that this insurance coverage is adequate for its current and future anticipated business needs.

MARKETING AND DISTRIBUTION

  Ladders and Other Climbing Products

     The Company categorizes its end-users into two major segments: professionals and consumers. The consumer segment primarily consists of sales through home improvement, hardware and paint stores to do-it-yourself users, homeowners and light commercial users. The professional segment includes independent contractors, builders, painters, plumbers and electricians, as well as institutional customers such as utilities, municipalities and large corporations. Professional users tend to purchase products through professional supply houses and specialty wholesale distributors.

     The Company's climbing products are sold primarily through approximately 50 independent, commissioned manufacturers' representative organizations, which sell to three major distribution channels: (i) retail, (ii) hardware and (iii) professional. These independent representative organizations have an average tenure of approximately 16 years with Werner, cover a broad range of trade fields, and possess extensive product knowledge and customer relationships. The Company estimates that commissions from selling Werner products are the primary source of revenue for approximately two-thirds of its representative groups. Given its long-term relationships with, and economic importance to, its independent representative network, Werner has historically experienced low turnover and significant loyalty from these organizations.

     The 50 independent manufacturers' representative organizations are directed by an experienced in-house sales team of national and regional sales managers. This sales team is composed of three national sales managers, one for each major distribution channel, and five regionally-focused sales managers. In addition, the Company's sales and marketing network is further supported by field merchandisers who visit select customers on a regular basis to assist them with product merchandising, point-of-purchase signage and sales techniques.

  Aluminum Extruded Products

     The Company's extruded products sales organization currently numbers approximately 40 people, including Company salespeople and staffing provided by 15 independent manufacturers' representative organizations. The majority of the Company's extruded products sales are in the eastern and mid-western United States. As part of its strategic repositioning towards complex fabricated components, the Company is adding new representation to build additional business in the western United States. In addition, in 1996 Werner hired a new, highly experienced marketing manager and additional dedicated market research resources to support new market development. The Company operates on a "make-to-order" basis with each customer. Werner is typically the key supplier for a particular part or product and has enjoyed long-term relationships with its customers.

MANUFACTURING

     Climbing and extruded products are manufactured using common equipment and facilities and similar production processes, which enable the Company to leverage core technical competencies and balance product capacity and seasonal demand. The Company is a manufacturer of aluminum, fiberglass and wood climbing products, with vertically-integrated manufacturing facilities located in four states. The Company believes that its ability to satisfy many of its own manufacturing needs, including aluminum extrusions and fiberglass pultrusions, provides it with an enhanced ability to serve its customers, significant manufacturing flexibility and a reliable supply of low-cost components. The Company also operates an aluminum remelt facility at its Greenville facility, providing the Company with significant cost savings.

     The first step in the production of aluminum and fiberglass ladders is the extrusion or pultrusion of side rails and steps. The Company produces aluminum extrusion products to meet virtually all its manufacturing needs. Werner's aluminum raw material conversion process begins with the creation of proprietary aluminum alloys by melting together in a reverbatory furnace commercially pure aluminum ingot, select internal aluminum process scrap and other raw materials to create alloys. In the extrusion process, aluminum billets are hydraulically pressed through tooling dies to form the shapes necessary to build ladders and other products.

     The Company manufactures fiberglass reinforced plastic ladder siderails using a proprietary pultrusion process. Pultrusion is a process of carefully positioning arrays of fiberglass rovings, structural mat and surface veil, injecting them with a liquid resin and then pulling this combination through a temperature-controlled die. Fiberglass pultrusions can be made in numerous colors, are electrically- and thermally-nonconductive and have excellent structural and weathering properties. Werner's pultrusion equipment is now designed in-house specifically for ladder rail production, which management believes offers improved quality, higher throughput and lower costs than competing processes or equipment.

     Extrusion is a demanding manufacturing process in which hot metal is pressed through a die to form a long length of a specific shape, known as a lineal. A lineal can be further fabricated and finished into highly-engineered products based on customers' design specifications. Extruded products are used by many industries, such as transportation (truck trailer bodies and automotive components), building products (windows, doors, stadium seats and curtain wall), consumer durables (hardware levels and appliances) and electrical components (connectors and heat sinks).

COMPETITION

     The climbing products industry has experienced significant consolidation over the last 10 to 15 years. The number of competitors has decreased from roughly 65 in 1965 to approximately 15 today, with fewer than five providing a broad product line throughout the United States. Management believes that the Company's climbing products revenues were more than three times those of its largest competitor in 1996. The Company competes on the basis of the variety and quality of its products in addition to its high level of customer service.

     In its extruded products business, the Company competes with integrated primary aluminum producers, large independent producers and small independent producers. The primary producers participate primarily in the high volume commodity portion of the lineal segment and offer only modest levels of customer service. The large independent extruders compete regionally or nationally, and typically serve several niche markets. There are many small independent extruders located throughout the United States. Most compete regionally and are known for one or two specialty niche products.

PATENTS, TRADEMARKS AND LICENSES

     The Company has over 50 patents worldwide. The Company believes that its patents are important to its business operations but does not believe that the expiration or loss of any of its patents would have a material adverse effect on the Company.

     The Company owns a number of trademarks, including Ladder Power(R), Certified Werner Ladder Sales Expert(R) and Pro-Master Fiberglass Ladders(R). The Company believes that its trademarks and its licenses are important to its business operations, but does not believe that the expiration or loss of any trademark or license would have a material adverse effect on the Company.

RAW MATERIALS AND SUPPLIERS

     The Company is a major consumer of aluminum and has implemented various hedging strategies to mitigate the impact of raw material price fluctuations. The Company has contracts to provide most of its estimated aluminum requirements with six principal suppliers. These contracts include stipulated prices with provisions for price adjustments based on market prices. Five of these contracts will be renegotiable in 1998 and one will be renegotiable in 1999.

     To hedge the risk associated with price fluctuations for a certain percentage of its forecasted aluminum raw material requirements, the Company utilizes futures contracts. The Company's practice is not to hold derivative commodity instruments, including aluminum futures contracts, for trading pur-poses. These futures contracts are placed with established metal brokers and are typically of three to 27 months in duration. The Company has several alternative brokers and does not believe that any one of these contracts is material to the operations of the Company.

     The Company has contracts to purchase the basic materials required for fiberglass pultrusion with its principal suppliers, which contracts are typically one to three years in length. The Company has several alternative sources for these basic materials and does not believe that any one of these contracts is material to the operations of the Company.

BACKLOG

     Due to the Company's ability to quickly meet production orders and its production forecasting systems, the Company has no significant backlog in climbing products. Most extruded products are produced on a make-to-order basis.

EMPLOYEES

     The Company had approximately 2,700 employees as of December 31, 1997. Approximately 1,400 hourly employees are covered by six collective bargaining agreements, five which expire in 2000 and one of which expires in 2002. The Company will renegotiate and renew union contracts as they expire. Management does not anticipate any material labor disruptions as a result of the renewal of any union contracts. The Company believes that its labor relations are good at all of its facilities.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to federal, state and local laws and regulations governing, among other things, emissions to air, discharge to waters, the generation, handling, storage, transportation, treatment and disposal of hazardous substances and other materials and employee health and safety matters. The primary environmental, health and safety laws affecting the Company are the Federal Clean Air Act, the Water Pollution Control Act, the Resource Conservation and Recovery Act and the Occupational, Safety and Health Act, and their respective state counterparts. The Company believes that its business, operations and facilities have been and are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. See "Risk Factors -- Environmental Regulation."

PROPERTIES

     The Company believes its manufacturing, warehouse and office facilities are suitable, adequate and have sufficient manufacturing capacity for its current requirements. The Company also believes that its facilities are being utilized consistent with the Company's plans and do not have substantial excess capacity. The Company's principal facilities consist of the following:

                                                                        OWNED/            APPROX.
          LOCATION                       PRINCIPAL USE             LEASE EXPIRATION    SQUARE FOOTAGE
          --------                       -------------             ----------------    --------------
Greenville, PA..............  Office, Manufacturing, Distribution         Owned           640,000
Franklin Park, IL...........  Manufacturing, Distribution                 Owned           672,000
Anniston, AL................  Manufacturing, Distribution                 Owned           410,000
Carrolton, KY...............  Wood Manufacturing, Distribution            Owned(1)        200,000
Union City, CA..............  Warehouse                                10/31/00            38,600
Bell, CA....................  Warehouse                                 4/30/01            39,100
Phoenix, AZ.................  Warehouse                                 9/30/00            18,500
Dallas, TX..................  Warehouse                                 6/30/99            16,480
Houston, TX.................  Warehouse                                 2/28/01            40,000
Jefferson, LA...............  Warehouse                                 4/30/00             7,800
Greensboro, NC..............  Warehouse                                 4/30/98(2)         20,800
Maryland Hgts., MO..........  Warehouse                                 9/30/00             8,700
Bensenville, IL.............  Warehouse                                10/31/98(3)         95,000
Minneapolis, MN.............  Warehouse                                 8/31/00            11,900

---------------

(1) Subject to Variable Rate Industrial Building Revenue Bonds due 2015 issued by the County of Carroll, Kentucky.

(2) A renewal option of two three-year terms exists for the Greensboro lease.

(3) Extension of the Bensenville lease is currently being negotiated.

LEGAL PROCEEDINGS

     The Company is involved from time to time in various legal proceedings and claims incident to the normal conduct of its business. Although it is impossible to predict the outcome of any pending legal proceeding, the Company believes that such legal proceedings and claims, individually and in the aggregate, are either without merit, covered by insurance or adequately reserved for, and will not have a material adverse effect on its financial condition or results of operations. See "Risk Factors -- Legal Proceedings."

     In addition, on March 31, 1998, an action was filed in the United States District Court for the Western District of Pennsylvania entitled Elizabeth Werner, et al v. Richard L. Werner, et al (Case No. GD 98-4020). The plaintiffs of the action are Elizabeth Werner; Jeffrey R. Ackerman, individually and as trustee under a trust for the benefit of Elizabeth Werner; Matthew W. Weiss (by his parent Elizabeth Werner); Timothy F. Burke, Jr., as executor of the estate of Anne L. Werner and as trustee of certain trusts under Anne L. Werner's last will and testament; Edward A. Pollack; and all of such plaintiffs derivatively on behalf of Holding. There are over 60 named defendants, including the Management Shareholders, former Company officers Richard L. Werner, Robert I. Werner and Marc L. Werner, certain other Non-Management Shareholders, Holding, the Issuer, Werner Co., Werner Ladder Co., Werner Financial Inc., Phoenix Management Services, Inc. and MIICA. The action purports in part to be brought derivatively on behalf of the Company. The aspect of the case purportedly brought on behalf of the Company alleges breaches of fiduciary duty by various members of the Company's management arising out of, among other things, the issuance of restricted stock to management of the Company in 1992 and 1993. The Company's board of directors has referred the matter to a special committee of disinterested directors to investigate the merits of the claims and to take appropriate actions on behalf of the Company with respect to them. The action also purports to be brought on behalf of the plaintiffs individually against the Company, certain affiliated entities, and certain current and former officers and directors of the Company. The claims that are asserted against the Company appear to arise out of the 1992 and 1993 restricted stock issuances as well as alleged misrepresentations by representatives of the Company. The plaintiffs seek money damages in an unspecified amount. Management believes that the ultimate resolution of this lawsuit will not have a material adverse effect on the Company's financial condition.

OPERATION THROUGH SUBSIDIARIES

     The Company conducts substantially all its operations through the Issuer's direct and indirect subsidiaries. The Company is currently undertaking a review of the desirability of operating through all of the Issuer's subsidiaries, including the Subsidiary Guarantors. In the event certain of the Issuer's subsidiaries are deemed no longer necessary, it is expected that such subsidiaries will be consolidated into the Issuer or one of its remaining subsidiaries. Such consolidation will have no impact however upon the holders of the Notes or the consolidated results of operations of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age and principal position of each of the directors of Holding and the executive officers of the Company.

     Each director of Holding will hold office until the next annual meeting of shareholders of Holding or until his successor has been elected and qualified. Officers of the Company are appointed by the Board of Directors of Holding and serve at the discretion of the Board of Directors, subject to any applicable employment agreements.

                   NAME                     AGE                  POSITION(S)
                   ----                     ---                  -----------
Donald M. Werner..........................  64    Chairman, President, Chief Executive
                                                  Officer, and Director
Howard L. Solot...........................  60    Vice Chairman, Chief Operating Officer,
                                                  Executive Vice President and Director
Donald W. Resnick.........................  56    Chief Financial Officer and Treasurer
Michael E. Werner.........................  38    President, Werner Ladder Co.
Michael D. Isacco.........................  60    Vice President, Manufacturing
Eric J. Werner............................  35    Chief Administrative Officer, Secretary
                                                  and General Counsel
Savio W. Tung.............................  46    Director
Charles J. Philippin......................  47    Director
Christopher J. Stadler....................  33    Director


     Donald M. Werner has served as President and Chief Executive Officer of Holding since May 1997. From 1995 to 1997, Mr. Werner was President of Werner Ladder Co. Prior to 1995, Mr. Werner served in various positions with the Company including Sales Manager, Vice President -- Marketing and Senior Vice President -- Corporate Sales and Marketing. Mr. Werner also holds various director and officerships at subsidiaries of Holding. Prior to commencing his 39 year career with the Company, Mr. Werner was an aircraft structural design engineer for Grumman Aircraft Co. Mr. Werner is Chairman of the American Hardware Manufacturers Association and served on the boards of directors of the Scaffolding Industry Association and the Hardware Group Association. Mr. Werner is the father of Eric J. Werner, the uncle of Michael E. Werner and the cousin of Howard L. Solot.


     Howard L. Solot has served as Executive Vice President and Chief Operating Officer of Holding since 1995. He joined the Company in 1959 and has held various planning, systems, engineering and manufacturing related positions, including Plant Manager, Division General Manager, Vice President -- Engineering and Corporate Planning and Senior Vice President -- Manufacturing. Mr. Solot also holds various director and officerships at subsidiaries of Holding. Mr. Solot is a member of the board of directors of the Aluminum Extruders Council. Mr. Solot is the cousin of Donald M. Werner.

     Donald W. Resnick joined the Company as Chief Financial Officer of Holding in 1996. He has also served as President of Werner Financial Inc. and of MIICA since December 1996. Mr. Resnick also holds various officerships at subsidiaries of Holding. Prior to joining the Company, Mr. Resnick served as President and Chief Operating Officer of Ameriquest Technologies, Inc. Prior to that, he was with Digital Equipment Corporation for twelve years, where he served as International Chief Financial Officer for eight years.

     Michael E. Werner has served as President of the Company's Werner Ladder Co. business unit since 1997. Mr. Werner joined the Company in 1988 and has held several positions including Vice President -- National Accounts and Vice President -- Sales & Marketing. Mr. Werner also holds various officerships at subsidiaries of Holding. Prior to joining the Company, Mr. Werner served as Vice President for Mergers, Acquisitions and Investments at Pacific Holding Co. and, prior to that, as an associate in the Mergers & Acquisitions Department of Goldman, Sachs & Co. Mr. Werner is the nephew of Donald M. Werner and the cousin of Eric J. Werner.

     Michael D. Isacco has served as Vice President, Manufacturing of the Company since April 1995. Mr. Isacco joined the Company in 1981 as Engineering Administrator and has held a variety of positions with the Company, including Manager of Engineering Administration and Greenville Division Plant Manager. Prior to joining the Company, Mr. Isacco spent twenty years in various positions with the United States Army, retiring in 1979 with the rank of Lieutenant Colonel.

     Eric J. Werner joined the Company in 1988 as Secretary and Corporate Counsel. He has served as Chief Administrative Officer of the Company since 1995 and General Counsel of the Company since 1993. Prior to joining the Company, Mr. Werner was an associate at the law firm of O'Connor, Broude, Snyder and Aronson. Mr. Werner also holds various officerships at subsidiaries of Holding. Mr. Werner also serves as a director of FNB Corporation. Mr. Werner is the son of Donald M. Werner and the cousin of Michael E. Werner.

     Savio W. Tung has served as a director of Holding since November 1997. He has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since September 1984. Mr. Tung is a director of CSK Auto Corporation, Saks Holdings, Inc. and Star Markets Holdings, Inc.


     Charles J. Philippin has served as a director of Holding since November 1997. He has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since July 1994. Prior to joining Investcorp, Mr. Philippin was a partner of Coopers & Lybrand L.L.P. Mr. Philippin is a director of Saks Holdings, Inc., CSK Auto Corporation, The William Carter Company and Falcon Building Products, Inc.



     Christopher J. Stadler has served as a director of Holding since November 1997. He has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since April 1996. Prior to joining Investcorp, Mr. Stadler was a Director with CS First Boston Corporation. Mr. Stadler is a director of CSK Auto Corporation, The William Carter Company and Falcon Building Products, Inc.


DIRECTOR COMPENSATION

     Holding does not pay any additional remuneration to its employees or to executives of Investcorp for serving as directors. The Company does reimburse directors for any expenses incurred in attending meetings. See " -- Executive Compensation."

SHAREHOLDER RIGHTS AGREEMENT

     Pursuant to the Shareholder Rights Agreement entered into on the Recapitalization Closing Date, Class D Investors have a right to designate at least a majority of Holding's Board, the Chief Executive Officer of Holding shall be a director, and, depending on the size of the board, the Management Shareholders are entitled to designate a minimum of one director and up to that number of directors equal to one third of the authorized number of directors minus one. See "Certain Transactions -- Agreements with Certain Shareholders -- Shareholder Rights Agreement."

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth all cash compensation earned in fiscal 1997 by the Company's Chief Executive Officer, each of the other four most highly compensated executive officers whose remuneration exceeded $100,000 and two other individuals who served as executive officers during 1997 (collectively, the "Named Executive Officers"). The current compensation arrangements for each of these officers are described in " -- Employment Arrangements" below.

                                                ANNUAL COMPENSATION ($)
                                             ------------------------------
                                                               OTHER ANNUAL        ALL OTHER
    NAME AND PRINCIPAL POSITIONS       YEAR  SALARY    BONUS   COMPENSATION     COMPENSATION(A)
    ----------------------------       ----  -------  -------  ------------     ---------------
Donald M. Werner(1)..................  1997  414,923  297,920     97,533           2,000,000
  President, Chief Executive Officer
Howard L. Solot(2)...................  1997  413,058  297,920     59,755           2,000,000
  Chief Operating Officer,
  Executive Vice President
Donald W. Resnick(3).................  1997  243,654   95,264     65,680             857,500
  Chief Financial Officer, Treasurer
Michael E. Werner(4).................  1997  222,942  134,952    176,349                  --
  President of Werner Ladder Co.
Eric J. Werner(5)....................  1997  214,961   84,448     23,938                  --
  Chief Administrative Officer,
  Secretary,
  General Counsel
Richard L. Werner(6).................  1997  159,231  171,139    366,174           2,000,000
  Chairman, President and Chief
     Executive Officer
Robert I. Werner(7)..................  1997  170,769   80,660    434,375           2,000,000
  Vice Chairman, Senior Vice
  President,
  Technology and Quality

---------------

(a) See the following section "Compensation Relating to the Recapitalization" for a detailed explanation of amounts in this column.

(1) Prior to April 1997, Donald M. Werner was the President of Werner Ladder Co. The amount shown for Mr. Werner under Other Annual Compensation reflects payments of $67,972 in respect of life insurance premiums paid by the Company, $4,750 in respect of matching contributions made under the 401(k) Plan, $9,302 in respect of accruals under the Retiree Health Plan, $2,625 of imputed income arising from the personal use of a Company provided automobile, $6,798 for financial planning services, and $6,086 of imputed interest. The amount shown for Mr. Werner under All Other Compensation reflects payments of $2,000,000 relating to the acceleration of additional supplemental pension and consulting payments as a result of the Recapitalization.

(2) The amount shown for Mr. Solot under Other Annual Compensation reflects payments of $32,795 in respect of life insurance premiums paid by the Company, $4,750 in respect of matching contributions made under the 401(k) Plan, $5,850 in respect of accruals under the Retiree Health Plan, $7,030 of imputed income arising from the personal use of a Company provided automobile, and $9,330 for financial planning services. The amount shown for Mr. Solot under All Other Compensation reflects payments of $2,000,000 relating to the acceleration of additional supplemental pension and consulting payments as a result of the Recapitalization.

(3) The amount shown for Mr. Resnick under Other Annual Compensation reflects payments of $45,505 in respect of life insurance premiums paid by the Company, $4,750 in respect of matching contributions made under the 401(k) Plan, $4,050 in respect of accruals under the Retiree Health Plan, $1,115 of imputed income arising from the personal use of a Company provided automobile, and $10,260 of moving expense. The amount shown for Mr. Resnick under All Other Compensation reflects incentive payments relating to the Recapitalization.

(4) The amount shown for Michael E. Werner under Other Annual Compensation reflects payments of $8,044 in respect of life insurance premiums paid by the Company, $3,062 in respect of matching contributions made under the 401(k) Plan, $594 in respect of accruals under the Retiree Health Plan, $3,889 of imputed income arising from the personal use of a Company provided automobile, $50,391 of moving expense, $107,119 of special pay and $3,250 of financial planning services.

(5) The amount shown for Eric J. Werner under Other Annual Compensation reflects payments of $6,935 in respect of life insurance premiums paid by the Company, $4,750 in respect of matching contributions made under the 401(k) Plan, $594 in respect of accruals under the Retiree Health Plan, $4,766 of imputed income arising from the personal use of a Company provided automobile, and $6,893 of financial planning services.

(6) Richard L. Werner retired as the Company's Chairman and Chief Executive Officer in May 1997. The amount shown for Mr. Werner under Other Annual Compensation reflects payments of $49,065 in respect of life insurance premiums paid by the Company, $4,750 in respect of matching contributions made under the Company's Employee Savings Plan (the "401(k) Plan"), $6,615 in respect of accruals by the Company under its Officers'/Directors' Health and Dental Insurance Continuation Plan (the "Retiree Health Plan"), and $3,834 of interest income, $23,759 of financial planning services and $278,151 of pension payment. The amount shown for Mr. Werner under All Other Compensation reflects payments of $2,000,000 relating to additional supplemental pension and consulting payments including amounts which were accelerated as a result of the Recapitalization.

(7) Robert I. Werner retired as the Company's Senior Vice President, Technology and Quality in May 1997. The amount shown for Mr. Werner under Other Annual Compensation reflects payments of $46,655 in respect of life insurance premiums paid by the Company, $4,750 in respect of matching contributions made under the 401(k) Plan, $5,355 in respect of accruals under the Retiree Health Plan, and $13,723 of imputed interest, $6,838 of financial planning services and $357,054 of pension payment. The amount shown for Mr. Werner under All Other Compensation reflects payments of $2,000,000 relating to additional supplemental pension and consulting payments including amounts which were accelerated as a result of the Recapitalization.

COMPENSATION RELATED TO THE RECAPITALIZATION

  Consulting Agreements

     As part of the Company's succession plan, the Company Board determined in December 1996 to provide each of Richard L. Werner, Robert I. Werner, Donald M. Werner and Howard L. Solot a Consulting Agreement and an additional supplemental pension to be entered into or paid (as the case may be) at the time that each of the foregoing retires from the Company subject to certain acceleration provisions. Accordingly, in April 1997, each of Richard L. Werner and Robert I. Werner entered into a four-year Consulting Agreement providing for consulting fees of $250,000 per annum and received an additional supplemental pension of $1 million. Pursuant to the December 1996 awards, a change of control of Holding results in the acceleration of such payments. The Recapitalization constituted a change of control for purposes of the Consulting Agreements, and, as a result, all remaining amounts under the Consulting Agreements were accelerated and paid to each of Richard L. Werner and Robert I. Werner on the Recapitalization Closing Date. In addition, pursuant to the December 1996 awards, each of Donald
M. Werner and Howard L. Solot became entitled to receive, at the time of the Transactions, all amounts that they would have received had they retired as of such time, pursuant to the terms of additional supplemental pensions and the acceleration of their Consulting Agreements. Such amounts totaling $2 million each were paid by Holding on the Recapitalization Closing Date. See "-- Pension Plans." After all such payments were made pursuant to the acceleration, the Consulting Agreements terminated pursuant to their terms.

  Employee Protection Agreements

     In connection with the Transactions, Holding entered into Employee Protection Agreements with approximately 50 employees, including the Named Executive Officers and the Company's other senior management. The Employee Protection Agreements provide for payments ranging from 50% to 150% of a year's salary to be paid to each covered employee (i) who remains employed on the first anniversary of a change in control of Holding or (ii) prior to such anniversary
(A) whose employment is terminated by Holding other than for cause or (B) who suffers a "material employment change" (as defined in the Employee Protection Agreements). It is estimated that payments to be made under the

Employment Protection Agreements will total approximately $6.6 million. In addition, certain employees who are not Werner family members, including Mr. Resnick, have been provided incentive bonuses in their Employee Protection Agreements relating to a change of control of Holding. The Recapitalization constituted a change of control for purposes of the Employee Protection Agreements. The Company paid such incentive payments on the Recapitalization Closing Date in the amount of $1,133,500.

  Restricted Stock Plan


     In 1992 and 1993, pursuant to the terms of the Company's Restricted Stock Plan, the Company awarded the following shares of restricted pre-Recapitalization Class B Stock (the "Restricted Shares") to the following persons and in the following amounts: Richard L. Werner (5,600 shares), Robert
I. Werner (5,600 shares), Donald M. Werner (5,600 shares), Howard L. Solot (5,600 shares), Marc L. Werner (1,750 shares), Craig R. Werner (1,750 shares), Michael E. Werner (1,750 shares), Eric J. Werner (1,750 shares), Bruce D. Werner (1,750 shares), and Michael J. Solot (1,750 shares). The Restricted Shares were awarded in consideration of each executive's continued employment by the Company and therefore would have vested on a delayed basis following the date of grant. In the absence of a change of control, the Restricted Shares held by Michael J. Solot would have vested on December 17, 2000, and the Restricted Shares held by the other executives (other than Robert Werner and Richard L. Werner, whose shares automatically vested upon their retirement in May 1997) would have vested on March 14, 1999 or, if earlier, upon the occurrence of a change of control of Holding. The Recapitalization constituted a change of control for purposes of the Restricted Stock Plan and, accordingly, all outstanding Restricted Shares became fully vested upon the Recapitalization Closing Date. Consequently, a non-cash compensation charge of $78.5 million was taken by the Company in 1997.


  Employment Arrangements

     Pursuant to the Recapitalization Agreement, Holding entered into employment agreements with each of Donald M. Werner, Howard L. Solot, Michael E. Werner, Eric J. Werner and three other senior managers of the Company (the "Employment Agreements"). Each of the Employment Agreements is for a term of three years, commencing on the Recapitalization Closing Date. The Employment Agreements for Named Executive Officers provide for a base annual salary, effective as of January 1, 1998, in the following amounts: $406,000 for Donald M. Werner, $385,000 for Howard L. Solot, $183,000 for Eric J. Werner and $234,000 for Michael E. Werner. In addition to such executive's salary, the Employment Agreements also provide for an annual bonus payment up to a maximum of 90% of annual salary for Donald M. Werner and Howard L. Solot, 60% of annual salary for Eric J. Werner and 70% of annual salary for Michael E. Werner. This bonus is reduced, within a range of board discretion, to the extent that the Company falls short of EBITDA targets specified in the Employment Agreements. The Employment Agreements further provide for an additional cash bonus payable at the discretion of the Company Board. Under the Employment Agreements, Holding may only terminate such executives' employment, without obligation for severance, for cause. If an executive's employment is terminated without cause or if an executive terminates his employment for good reason, the Company must
(i) pay such executive a lump sum equal to 12 months' base salary, and the most recent annual bonus paid (or earned but not yet paid) prior to termination of employment, and (ii) continue such executive's employee benefits for 12 months. The Employment Agreements define "cause" as conviction of embezzlement or other felony involving fraud with respect to performance of duties and, subject to notice and opportunity to cure, willful engagement in gross misconduct concerning duties. "Good reason" is defined as a reduction in salary, bonus opportunities or employee benefits from the level in effect as of the Recapitalization, adverse changes in duties and forced relocation.

  Management Stock Incentive Plan

     Pursuant to the Recapitalization Agreement, Holding adopted a stock incentive plan, pursuant to which options to purchase Class C Common Stock may be granted to employees and directors of the Company. While no options have yet been issued pursuant to such plan, the Company anticipates that options representing approximately 7% of the outstanding post-Recapitalization common stock will be issued in the near future. Certain members of senior management, including the Named Executive Officers, are expected to be granted a significant portion of these options. The exercise price for options that are to be granted will be equal to the Cash Redemption Price. An award granted under the plan to an employee may include a provision terminating the award upon termination of employment under certain circumstances or accelerating the receipt of benefits upon the occurrence of specified events, including, at the discretion of the Compensation Committee, any change of control of Holding. Each option will be subject to certain vesting provisions. To the extent not earlier vested or terminated, all options will vest on the seventh anniversary of the date of grant and will expire 30 days thereafter if not exercised. Upon the termination of an optionee's employment with the Company, Holding will have certain rights to repurchase, and the optionee shall have certain rights to require an affiliate of Investcorp to repurchase (subject to the right, granted to Holding, to repurchase such shares instead of the Investcorp affiliate), the Class C Common Stock purchased by the optionee pursuant to the exercise of his option(s).

  Stock Loan Plan

     Pursuant to the Recapitalization Agreement, Holding adopted, as of the consummation of the Transactions, a Stock Loan Plan in order to make loans to certain members of management entering into certain stock purchase agreements between management participants and the Investors (the "Loan Participants") in amounts that do not exceed the sum of (i) 50% of the purchase price of the shares of Class C Common Stock purchased by the Loan Participant and (ii) the amount of the retention bonus to be paid by Holding to the Loan Participant pursuant to the respective Employee Protection Agreement. Loans made pursuant to the Stock Loan Plan will mature in seven years, and will bear interest at the same rate as the Revolving Facility of the Senior Credit Facility. Holding will negotiate with each Loan Participant the amount of principal to be paid from such Loan Participant's annual bonus. The Stock Loan Plan will require each Loan Participant to enter into a pledge agreement and to execute a secured promissory note. Shares with an aggregate fair market value of at least $2 million will be made available for purchase pursuant to the Stock Loan Plan and management stock purchase agreements.

  Pension Plans

     The Company's salaried employees receive an annual lifetime pension (up to $160,000, as adjusted) benefit based on years of service and salary under the Werner Holding Co. (DE), Inc. Salaried Employees' Pension Plan, a funded, tax-qualified defined benefit plan covering all salaried employees (the "Retirement Plan"). Certain Named Executive Officers also receive pension benefits under the Werner Holding Co. (DE), Inc. Supplemental Pension Plan A and/or the Werner Holding Co. (DE), Inc. Supplemental Pension Plan B. The following tables show the estimated aggregate annual benefits payable at age 65 to Named Executive Officers retiring at age 65 with the indicated average compensation and years of credited service from both the Retirement Plan and the applicable Supplemental Pension Plans. These benefits are in addition to the $1 million supplemental pensions paid in May 1997 to Richard L. Werner and Robert
I. Werner, and paid on the Recapitalization Closing Date to Donald M. Werner and Howard L. Solot. See "-- Compensation Related to the
Recapitalization -- Consulting Agreements."

            A. PENSION PLAN TABLE: ANNUAL BENEFITS PAYABLE AT AGE 65

                                                      YEARS OF SERVICE
               ----------------------------------------------------------------------------------------------
REMUNERATION      5        10         15         20         25         30         35         40         45
------------   -------   -------   --------   --------   --------   --------   --------   --------   --------
  $100,000     $ 6,416   $12,832   $ 19,248   $ 25,664   $ 32,080   $ 38,496   $ 45,645   $ 52,792   $ 59,941
   200,000      13,564    27,129     40,693     54,258     67,822     81,387     95,684    109,980    124,278
   300,000      20,713    41,426     62,139     82,852    103,565    124,278    145,724    167,169    188,615
   400,000      27,862    55,723     83,585    111,446    139,308    167,169    195,764    224,357    252,951
   500,000      35,010    70,020    105,030    140,040    175,050    210,060    245,803    281,545    317,288

            B. PENSION PLAN TABLE: ANNUAL BENEFITS PAYABLE AT AGE 65

                                                      YEARS OF SERVICE
               ----------------------------------------------------------------------------------------------
REMUNERATION      5        10         15         20         25         30         35         40         45
------------   -------   -------   --------   --------   --------   --------   --------   --------   --------
  $300,000     $     0   $14,297   $ 21,446   $ 28,594   $ 35,743   $ 42,891   $ 50,040   $ 57,188   $ 64,337
   400,000           0    19,063     28,594     38,126     47,657     57,188     66,720     76,251     85,782
   500,000           0    23,828     35,743     47,657     59,571     71,485     83,399     95,314    107,228
   600,000           0    28,594     42,891     57,188     71,485     85,782    100,079    114,376    128,673
   700,000           0    33,360     50,040     66,720     83,400    100,079    116,759    133,439    150,119
   800,000           0    38,125     57,188     76,251     95,314    114,376    133,439    152,502    171,565
   900,000           0    42,891     64,337     85,782    107,228    128,673    150,119    171,565    193,010

     The benefits listed in the tables are not subject to any deduction for Social Security. The benefits listed in Table A are computed on the basis of the average salary of the employee (excluding bonuses) for the three consecutive full calendar years out of the last 10 years prior to retirement that provide the highest average. The benefits listed in Table B are computed on the basis of the average salary of the employee (including bonuses) for the three consecutive full calendar years out of the last 10 years prior to retirement that provide the highest average.

     Supplemental Pension Plans A and B are unfunded, non-qualified plans which provide lifetime annual pension benefits to certain stated executives in excess of benefits payable under the Retirement Plan, due to Retirement Plan limitations imposed by Employee Retirement Income Saving Act (ERISA), plus additional other benefits. Supplemental Pension Plan A covers all members of the Company's Management Committee and Supplemental Pension Plan B covers all the elected corporate officers. Supplemental Pension Plan benefits are a function of service and final average compensation. Executives must have spent at least ten years as either an elected salaried corporate officer or a member of the Management Committee of the Company which includes all of the named executive officers to be eligible. Eligibility for supplemental plans is conditioned upon participants' compliance with a non-competition agreement.

     The compensation used for pension formula purposes is annual base pay alone for the qualified Retirement Plan (subject to IRS limits, currently at $160,000 per year) and both base pay and annual bonus (without regard to any limits) for the nonqualified Supplemental Plans. The base salaries and bonuses of each of the named executive officers for 1997 are set forth in the Summary Compensation Table.

     An amendment to Supplemental Pension Plan B provides to Richard L. Werner, Robert I. Werner, Donald M. Werner and Howard L. Solot a minimum of supplemental pension equal to the amount necessary to bring the total Retirement Plan pension and the pension otherwise payable under the Supplemental Pension Plans, up to a combined minimum pension of 1.25% of average annual compensation for all years of service, up to a lump sum equivalent maximum for this additional benefit (based on a 7.5% discount rate) of $1 million. Richard L. Werner and Robert I. Werner were paid this $1 million lump sum additional benefit upon their retirement in May 1997. The obligations of the Company to

Donald M. Werner and Howard L. Solot under this amendment were accelerated at the Recapitalization Closing Date, and Donald M. Werner and Howard L. Solot each received $1 million from the Company. See "-- Compensation Related to the Recapitalization -- Consulting Agreements."

     The respective years of credited service for the Named Executive Officers as of December 31, 1997 are: Richard L. Werner, 44; Robert I. Werner, 44; Donald
M. Werner, 39; Howard L. Solot, 38; Michael E. Werner, 9; Eric J. Werner, 9; and Donald W. Resnick, 2.

COMMITTEES OF THE BOARD OF DIRECTORS;
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the consummation of the Transactions, the Salary Administration Committee of Werner Co., a subsidiary of the Issuer, determined the annual salary budget for each department, which was then allocated by the department head. The full board of directors of Werner Co. determined the compensation for senior non-Werner family management. During 1997, this board consisted of Richard L. Werner, Robert I. Werner, Donald M. Werner, Howard L. Solot, Craig R. Werner, Michael E. Werner, Eric J. Werner, Bruce D. Werner and Michael J. Solot. The full board of directors of Werner Management Co. determined the compensation for Werner family executive officers. During 1997, the board consisted of Richard L. Werner, Robert I. Werner, Donald M. Werner and Howard L. Solot.

     None of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on any of the boards of directors or the Salary Administration Committee of the Company.

                             PRINCIPAL SHAREHOLDERS

     The Class A Stock, Class B Stock and Class D Common Stock are the only classes of Holding's capital stock that have the power to vote. The Class A Stock and Class B Stock each possesses the right to one vote per share. The Class D Common Stock possesses the right to 50.6818 votes per share.

     The following table sets forth certain information regarding the beneficial ownership of the capital stock of Holding. The table sets forth for such periods
(i) each person known by the Company to be the beneficial owner of more than 5% of each class of voting stock of Holding, (ii) each person who is a director of Holding or Named Executive Officer of the Company who is expected to beneficially own shares of voting stock of Holding and (iii) all directors of Holding and executive officers of the Company as a group. Unless otherwise indicated, each of the shareholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

     Investcorp and its affiliates beneficially own approximately 67% of the outstanding voting stock of Holding and the pre-Recapitalization existing shareholders, including certain members of management, now own approximately 33% of the outstanding voting stock of Holding. In addition, the Investors own 4,682 shares of Class C Common Stock and 45,000 shares of Class E Common Stock. See "Certain Transactions -- Agreements with Certain Shareholders" and "The Transactions."

                                                                 NUMBER          %
                                                              OF SHARES(1)    OF CLASS
                                                              ------------    --------
CLASS A VOTING STOCK
Noel Berk-Rauch.............................................        142          6.9
Shirley W. Rauch Trust(2)...................................        130          6.4
Stanley S. Rauch Trust(3)...................................        130          6.4
Howard L. Solot(4)..........................................        361         17.5
Donald M. Werner............................................        388         18.8
Richard L. Werner Revocable Trust(5)........................        331         16.1
Ronald E. Werner(6).........................................        240         11.7
All directors and executive officers as a group, including
  certain of the above named persons........................        884         42.9
CLASS B VOTING STOCK
Howard L. Solot(7)..........................................      1,415          6.3
Bruce D. Werner Trust(8)....................................      1,399          6.2
Craig R. Werner Trust(9)....................................      1,508          6.7
Michael E. Werner Revocable Trust(10).......................      1,496          6.7
Donald M. Werner(11)........................................        769          3.5
Eric J. Werner(12)..........................................      1,384          6.2
Ronald E. Werner(13)........................................      1,746          7.8
All directors and executive officers as a group, including
  certain of the above named persons........................      5,064         22.6
CLASS D VOTING STOCK
INVESTCORP S.A.(14)(15).....................................      1,000        100.0
SIPCO Limited(16)...........................................      1,000        100.0
CIP Limited(17)(18).........................................        920         92.0
Ballet Limited(17)(18)......................................         92          9.2
Denary Limited(17)(18)......................................         92          9.2
Gleam Limited(17)(18).......................................         92          9.2
Highlands Limited(17)(18)...................................         92          9.2
Noble Limited(17)(18).......................................         92          9.2
Outrigger Limited(17)(18)...................................         92          9.2
Quill Limited(17)(18).......................................         92          9.2
Radial Limited(17)(18)......................................         92          9.2
Shoreline Limited(17)(18)...................................         92          9.2
Zinnia Limited(17)(18)......................................         92          9.2
INVESTCORP Investment Equity Limited(15)....................         80          8.0

---------------

 (1) As used in the table above, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship, or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

 (2) Includes 64.87 shares of Class A Stock held in the name of Stanley S. Rauch Trust.

 (3) Includes 64.87 shares of Class A Stock held in the name of Shirley W. Rauch Trust.

 (4) Includes 36.47 shares of Class A Stock held in the name of Mr. Solot's spouse, Janet F. Solot.

 (5) Includes 27.93 shares of Class A Stock held in the name of the Lois S. Werner Revocable Trust. Lois S. Werner is the spouse of Mr. Werner.

 (6) Includes 238.85 shares of Class A Stock held in the name of the Florence J. Werner Irrevocable Trust of which Ronald E. Werner is the trustee. Mr. Werner disclaims the beneficial ownership of such shares.

 (7) Includes 212.17 shares of Class B Stock held in the name of Mr. Solot's spouse, Janet F. Solot.

 (8) Includes 17.30 shares of Class B Stock held as joint tenant with Tammy H. Werner and 391.01 shares of Class B Stock held in the name of the Bruce D. Werner Family Limited Partnership.

 (9) Includes 532.16 shares of Class B Stock owned by the Craig R. Werner Family Limited Partnership.

(10) Includes 179.98 shares of Class B Stock held in the name of the Laura W. Werner Revocable Trust, 102.92 shares of Class B Stock held in the name of the Jonathan C. Werner Gift Trust, 57.65 shares of Class B Stock held in the name of the Margot A. Werner Gift Trust and 102.92 shares of Class B Stock held in the name of the Stephanie N. Werner Gift Trust.

(11) Includes 22 shares of Class B Stock owned with Barbara Werner as joint tenants and 88 shares of Class B Stock held in the name of Barbara Werner.

(12) Includes 29.48 shares of Class B Stock owned with Melanie R. Werner as joint tenants, 274.56 shares of Class B Stock held in the name of Melanie
     R. Werner, Custodian for Isabelle N. Werner and 274.56 shares of Class B Stock held in the name of Melanie R. Werner, Custodian for Sophia K. Werner.

(13) Includes 1,035.74 shares of Class B Stock held in the name of the Robert I. Werner Irrevocable Trust and 200.17 shares of Class B Stock held in the name of the Florence J. Werner Irrevocable Trust. Mr. Werner disclaims the beneficial ownership of all of these shares.


(14) Investcorp does not directly own any stock in Holding. The number of shares shown as owned by Investcorp includes all of the shares owned by INVESTCORP Investment Equity Limited (see (15) below). Investcorp owns no stock in Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, or in the beneficial owners of these entities (see
     (18) below). Investcorp may be deemed to share beneficial ownership of the shares of voting stock held by these entities because the entities have entered into revocable management services or similar agreements with an affiliate of Investcorp, pursuant to which each such entity has granted such affiliate the authority to direct the voting and disposition of the Holding voting stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation with its address at 37 rue Notre-Dame, Luxembourg.


(15) INVESTCORP Investment Equity Limited is a Cayman Islands corporation, and a wholly-owned subsidiary of Investcorp, with its address at P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands.

(16) SIPCO Limited may be deemed to control Investcorp through its ownership of a majority of a company's stock that indirectly owns a majority of Investcorp's shares. SIPCO Limited's address is P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands.

(17) CIP Limited ("CIP") owns no stock in Holding. CIP indirectly owns less than 0.1% of the stock in each of Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited (see (18) below). CIP may be deemed to share beneficial ownership of the shares of voting stock of Holding held by such entities because CIP acts as a director of such entities and the ultimate beneficial shareholders of each of those entities have granted to CIP revocable proxies in companies that own those entities' stock. None of the ultimate beneficial owners of such entities beneficially owns individually more than 5% of Holding's voting stock.

(18) Each of CIP Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited is a Cayman Islands corporation with its address at P.O. Box 2197, West Wind Building, George Town, Grand Cayman, Cayman Islands.

  Right of First Offer; Tag-Along Rights

     Pursuant to the Restated Articles, prior to an initial public offering of the capital stock of Holding, any holder of Class A Stock or Class B Stock that intends to sell any shares of such stock will be required to furnish notice to Holding of such holder's intent to sell such shares. Following the receipt of such notice, Holding will have the option to purchase such stock on the same terms as the proposed sale. In addition, if any holder of Class D Common Stock proposes to transfer shares of such stock, holders of the other classes of Holding capital stock will have certain tag-along rights with respect thereto. Any shares for which any holders elect to exercise such tag-along rights but whose shares are not sold in connection therewith will have such shares redeemed by Holding, to the extent it is legally permitted to do so.

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH CERTAIN SHAREHOLDERS

  Consulting and Financial Services Agreements

     Financing for the Recapitalization was provided in part by a $122.7 million equity investment by the Investors.

     In connection with the Transactions, the Company paid Investcorp International, Inc. ("III"), an affiliate of Investcorp, advisory fees aggregating $6.0 million, and Invifin S.A., an affiliate of Investcorp, fees aggregating $6.0 million for providing a standby commitment to fund the amount of the Notes and the Senior Credit Facility. In connection with the closing of the Transactions, the Company entered into an agreement for management advisory and consulting services for a five-year term with III, pursuant to which the Company prepaid III $5.0 million upon closing.

  Separation Agreement

     In connection with Marc L. Werner's separation from the Company in September 1997, Mr. Werner entered into a Separation Agreement which contained, among other things, certain confidentiality, non-competition, release and full-cooperation provisions. The agreement also provided that Mr. Werner would vote all of his shares of Holding's capital stock in accordance with the vote of the majority of Class A Stock. Pursuant to the agreement, Mr. Werner was, among other things, permitted to retain his Restricted Shares and granted a lump-sum severance payment of approximately $274,000.

  Shareholder Rights Agreement

     On the Recapitalization Closing Date, Holding executed the Shareholder Rights Agreement with each of the Management Shareholders and each holder of Class D Common Stock ("Class D Investors"). The Shareholder Rights Agreement contains the following provisions: (i) the right, following an initial public offering of Holding's capital stock, in favor of the Class D Investors to require the Management Shareholders to sell their remaining equity interests in Holding if the Class D Investors decide to sell as a group 85% or more of their remaining equity interests in the Company and the Class D Investors hold at that time (prior to giving effect to the proposed sale) more than 80% of the shares of Class D Common Stock purchased by the Investors in the Recapitalization, (ii) the right in favor of all holders of Holding's capital stock, during the period beginning immediately after the Closing Date and continuing until, but ending prior to, an initial public offering, to participate on a pro rata basis in equity financings by the Company (other than issuances of equity securities in connection with stock incentive or compensation plans approved by Holding's Board of Directors or in connection with business acquisitions by Holding) if the securities to be issued by the Company are not being issued at fair market value as determined in good faith by Holding's Board of Directors, (iii) certain demand and piggy-back registration rights in favor of the Class D Investors and certain piggy-back registration rights in favor of all other shareholders of Holding, (iv) the obligation of the Management Shareholders to enter into certain customary "lock-up" agreements with underwriters in future public offerings, and (v) an agreement by the Class D Investors and the Management Shareholders to vote their respective shares such that (a) at least a majority of Holding's Board will consist of persons designated by the Class D Investors, (b) the Chief Executive Officer of Holding shall be a director and (c) depending on the size of the board, the Management Shareholders shall be entitled to designate a minimum of one director and up to that number of directors equal to one third of the authorized number of directors (rounded to the nearest whole number) minus one.

LOANS TO CERTAIN OFFICERS

     Prior to the Recapitalization, the Company periodically extended loans to certain officers and directors, pursuant to the Werner Relocation Policy, in connection with moving expenses incurred as a result of relocation or new hires. All such loans were repaid on or prior to the Recapitalization Closing Date.

                           THE SENIOR CREDIT FACILITY

     General. As part of the Transactions, the Issuer entered into the Senior Credit Facility with BT, as administrative agent and co-arranger, Merrill Lynch Capital Corporation, as syndication agent and co-arranger, The Chase Manhattan Bank, as documentation agent, Goldman Sachs Credit Partners L.P., as co-agent, and the several lenders parties thereto. The Senior Credit Facility consists of Term Loan Facilities in an aggregate principal amount of $145.0 million, the Revolving Facility in an aggregate principal amount of up to $100.0 million and the Receivables Facility in an aggregate principal amount of up to $75.0 million (together with the Term Loan Facilities and the Revolving Facility, the "Loans"). The following is a summary description of the principal terms of the Senior Credit Facility and is subject to, and qualified in its entirety by reference to the definitive agreement.

     All obligations of the Issuer are unconditionally and irrevocably guaranteed jointly and severally by Holding and each of the Issuer's present subsidiaries other than MIICA and its subsidiaries and certain other nonmaterial subsidiaries ("Loan Guarantors"). Indebtedness under the Senior Credit Facility is secured by a first priority security interest in (i) all of the capital stock of the Issuer and certain of its subsidiaries, (ii) substantially all of the inventory and equipment, and certain real property of the Issuer and the Loan Guarantors and (iii) substantially all other tangible and intangible assets of the Issuer and the Loan Guarantors.

     Term Loan Facilities. The Term Loan Facilities consist of two tranches of term loans in an aggregate principal amount of $145.0 million. The Tranche B term loans are in an aggregate principal amount of $90.0 million, and the Tranche C term loans are in an aggregate principal amount of $55.0 million. The loans under the Term Loan Facilities were made in a single drawing on the Recapitalization Closing Date. The Tranche B term loans will mature on the seventh anniversary of the Recapitalization Closing Date, and the Tranche C term loans will mature on the eighth anniversary of the Recapitalization Closing Date. Installments of the Tranche B term loans will be due in aggregate principal amounts of $0.9 million per annum for the first five years after the Recapitalization Closing Date, $30.0 million for the sixth year after the Recapitalization Closing Date, and $55.5 million for the seventh year after the Recapitalization Closing Date. Installments of the Tranche C term loans will be due in aggregate principal amounts of $0.55 million for the first seven years after the Recapitalization Closing Date and $51.15 million for the eighth year after the Recapitalization Closing Date.

     Revolving Credit Facility. The Revolving Facility consists of a revolving credit facility in an aggregate principal amount of $100.0 million. The Issuer is entitled to draw amounts under the Revolving Facility for general corporate purposes and working capital requirements. The Revolving Facility includes sub-limits for letters of credit and swing line loans ("Swing Line Loans") available on same-day notice. The Revolving Facility will mature on the sixth anniversary of the Recapitalization Closing Date.

     Receivables Facility. The Receivables Facility consists of a revolving credit facility in an aggregate principal amount of $75.0 million, which is subject to a borrowing base limit not to exceed 80% of eligible accounts receivable. The Issuer will be entitled to draw amounts under the Receivables Facility for general corporate purposes and to meet working capital requirements. The Receivables Facility will mature on the sixth anniversary of the Recapitalization Closing Date. The Company is currently evaluating a refinancing of the Receivables Facility with an accounts receivable securitization facility. Although the Company does not yet have a commitment for such accounts receivables securitization facility, the Company believes that the refinancing of the Receivables Facility will be consummated during 1998, although there can be no assurance that such a refinancing will occur on terms favorable to the Company or at all.

     Availability. The availability of the Senior Credit Facility is subject to various conditions precedent typical of bank facilities of this type including, among other things, the absence of any material adverse condition or material adverse change in or affecting the business, property, assets, nature of assets, liabilities or condition of the Company. The full amount of the Term Loan Facilities was drawn in a single drawing on the Recapitalization Closing Date. The Revolving Credit Facility and the Receivables Facility may be borrowed, repaid and reborrowed on and after the Recapitalization Closing Date. Utilization under the Receivables Facility will be limited to a borrowing base equal to 80% of eligible accounts receivables.

     Interest Rates. Interest will accrue quarterly on the Loans with reference to the base rate (the "Base Rate") plus the applicable interest margin. The Issuer may elect that all or a portion of the Loans other than the Swing Line Loans bear interest at the eurodollar rate (the "Eurodollar Rate") plus the applicable interest margin. The Base Rate is defined as the higher of (i) the certificate of deposit rate as published by the Federal Reserve Bank of New York, plus 1/2% and (ii) the prime commercial lending rate of BT. The Eurodollar Rate is defined as the rate at which eurodollar deposits for one, two, three or six months or (if and when available to all of the relevant lenders) nine or 12 months are offered to BT in the interbank eurodollar market. The applicable interest margin for Tranche B term loans is 1.50% for Base Rate loans and 2.50% for Eurodollar Rate loans. The applicable interest margin for Tranche C term loans is 1.75% for Base Rate loans and 2.75% for Eurodollar Rate loans. The applicable interest margin for the Revolving Facility is 1.25% for Base Rate loans and 2.25% for Eurodollar Rate loans. The applicable interest margin for Receivables Facility loans is 0.50% for Base Rate loans and 1.50% for Eurodollar Rate loans. If the Receivables Facility has not been replaced within six months of the consummation of the Transactions, the applicable margin under the Receivables Facility will be increased to 1.25% for Base Rate Loans and to 2.25% for Eurodollar Rate Loans. The Company believes that the Receivables Facility will be refinanced with an accounts receivables securitization facility shortly after the consummation of the Transactions. The interest margins for the Loans are subject to reduction based on the Company's ability to meet certain financial tests.

     Mandatory and Optional Prepayment. The Term Loan Facilities shall be prepaid, subject to certain conditions and exceptions, with (i) 100% of the net proceeds of any incurrence of indebtedness, subject to certain exceptions, by Holding or its subsidiaries, (ii) after the repayment of the Notes in connection with the exercise by the Issuer of certain redemption options available to it in connection with a public offering described under "Description of the New Notes," 50% of the net proceeds of issuances of equity after the Recapitalization Closing Date by Holding or any of its subsidiaries, (iii) 100% of the net proceeds of certain asset dispositions, (iv) 50% of the excess cash flow (as such term will be defined in the Senior Credit Facility) of Holding and its subsidiaries on a consolidated basis and (v) 100% of net proceeds from any insurance recovery events, subject to certain re-investment rights.

The foregoing mandatory prepayments will first be applied pro rata to reduce outstanding Tranche B and Tranche C term loans. Prepayments in excess of the amount of outstanding term loans will be applied to reduce commitments under the Revolving Facility, and subsequently to reduce any commitments under the Receivables Facility. The Senior Credit Facility provides that the Issuer may prepay loans in whole or in part without penalty, subject to minimum prepayments and reimbursement of the lenders' breakage and redeployment costs in the case of prepayment of Eurodollar Rate Loans.


     Fees. The Issuer is required to pay the lenders, on a quarterly basis, a commitment fee of 0.50% per annum on the unutilized commitments on the Term Loan Facilities, the Revolving Facility and the Receivables Facility. The Issuer is also required to pay (a) a per annum letter of credit fee, on a quarterly basis, equal to the applicable interest margin for the Revolving Facility maintained as Eurodollar Rate loans; (b) a fronting bank fee, on a quarterly basis, equal to 0.25% per annum of the aggregate face amount of outstanding letters of credit under the Revolving Facility; and (c) agent, arrangement and other similar fees. These fees are subject to reduction based on the Company's ability to meet certain financial tests.


     Covenants. The Senior Credit Facility contains certain covenants and other requirements of the Issuer and its subsidiaries. The affirmative covenants provide for, among other things, mandatory reporting by the Company of financial and other information to the agent and notice by the Issuer to the agent upon the occurrence of certain events. The affirmative covenants also include standard covenants requiring the Company to operate its business in an orderly manner and consistent with past practice.

     The Senior Credit Facility also contains certain negative covenants and restrictions on actions by the Company including, without limitation, restrictions on indebtedness, liens, guarantee obligations, mergers, asset dispositions not in the ordinary course of business, investments, loans, advances and acquisitions, dividends and other restricted junior payments transactions with affiliates, change in business conducted and prepayment and amendments of subordinated indebtedness. Generally, the Company may not incur additional debt except as specifically permitted, including the following permitted debt: debt among the Issuer and the Loan Guarantors, up to $25 million of debt to certain foreign subsidiaries, debt under certain receivables facilities, letters of credit of up to $25 million, up to $25 million of debt incurred in connection with permitted acquisitions and up to $25 million of additional debt. The Company is also restricted from paying dividends, except that the Issuer's subsidiaries may pay dividends to the Issuer or the Issuer's wholly owned domestic subsidiaries, and the Issuer may pay dividends to Holding to enable Holding to pay its taxes, to pay certain operating expenses and to repurchase up to $3 million per year or $10 million aggregate of Holding capital stock from employees. The Senior Credit Facility requires the Company to meet certain financial covenants including interest coverage ratios and maximum leverage ratios, including a four-quarter debt to EBITDA ratio (currently required to be 6.75 to 1.00) and an interest coverage ratio (currently required to be at least 1.60 to 1.00).

     Events of Default. The Senior Credit Facility specifies certain customary events of default including, without limitation, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties in any material respect, cross default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments and liabilities, ERISA violations and change of control transactions.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

     The New Notes will be issued pursuant to an indenture (the "Indenture") by and among the Issuer, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are subject to all such terms, and Holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

     The Indenture provides for the issuance of up to $135.0 million aggregate principal amount of additional Notes having identical terms and conditions to the New Notes offered hereby (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the New Notes offered hereby and will vote on all matters with the New Notes offered hereby. For purposes of this "Description of the New Notes," reference to the New Notes does not include Additional Notes.

     All of the Issuer's Subsidiaries are Restricted Subsidiaries. However, under the terms of the Indenture, a current or future Restricted Subsidiary (including a Note Guarantor) may be designated as an Unrestricted Subsidiary if the Investments of the Company in such Subsidiary (calculated as the fair market value of the net assets of such Subsidiary at the time of such designation), to the extent that they do not constitute Permitted Investments, comply with the restrictions described in "-- Certain Covenants -- Restricted Payments." Unrestricted Subsidiaries and Holding are not subject to many of the restrictive covenants set forth in the Indenture, including the covenants described under "Asset Sales" and "Certain Covenants".

PRINCIPAL AND MATURITY OF AND INTEREST ON THE NEW NOTES

     The New Notes will be general unsecured senior subordinated obligations of the Issuer, in an aggregate principal amount of $135.0 million and will mature on November 15, 2007. Interest on the New Notes will accrue at the rate of 10% per annum and will be payable, in cash, semi-annually in arrears on May 15 and November 15, commencing on May 15, 1998, to Holders of record on the immediately preceding May 1 and November 1. Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, interest and Liquidated Damages (as defined under "-- Registration Rights; Liquidated Damages"), if any, on the New Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the New Notes at their respective addresses set forth in the register of Holders of New Notes; provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to any New Notes the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York is the office of the Trustee maintained for such purpose. The New Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The indebtedness evidenced by the New Notes will be unsecured, will be subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Debt of the Issuer, will rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of the Issuer and will be senior in right of payment to all existing and future Subordinated Debt of the Issuer. The New Notes will also be effectively subordinated to any Secured Debt of the Issuer and its subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of Government Notes held in any defeasance trust described under "-- Legal Defeasance and Covenant Defeasance" below is not subordinated to any Senior Debt or subject to the restrictions described herein, so long as the payments into the defeasance trust were not prohibited pursuant to the subordination provisions hereinafter described at the time when so paid.

     The indebtedness evidenced by a Note Guarantee will be unsecured debt of the Guarantor issuing such Note Guarantee. The payment of a Note Guarantee will be subordinate in right of payment, as set forth in the Indenture, to all existing and future Senior Debt of such Guarantor, will rank pari passu in right of payment with the existing and future Pari Passu Indebtedness of such Guarantor and will be senior in right of payment to all existing and future Subordinated Debt of such Guarantor. Each Note Guarantee will also be effectively subordinated to any Secured Debt of the applicable Guarantor to the extent of the value of the assets securing such indebtedness.

     The New Notes will be general unsecured obligations of the Issuer that will be subordinated to all Senior Debt of the Issuer. The Note Guarantees will be general unsecured obligations of the Guarantors that will be subordinated to all Senior Debt of the Guarantors. At December 31, 1997, (i) the outstanding Senior Debt of the Issuer was $186.5 million, all of which was Secured Debt, (ii) the Issuer had no Pari Passu Indebtedness outstanding and no indebtedness that would be subordinate or junior in right of payment to the New Notes, (iii) the outstanding Senior Debt of the Subsidiary Guarantors was $191.5 million, all of which was Secured Debt, and (iv) the Subsidiary Guarantors had no Pari Passu Indebtedness and no indebtedness that would be subordinate or junior in right of payment to the Subsidiary Guarantees. Although the Indenture contains limitations on the amount of additional indebtedness which the Issuer and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and such Indebtedness may be Senior Debt. The Indenture provides that the Issuer and the Restricted Subsidiaries may not incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the New Notes.

     Only Indebtedness of the Issuer or a Guarantor that is Senior Debt will rank senior to the New Notes or the relevant Note Guarantee in accordance with the provisions of the Indenture. The New Notes and each New Note Guarantee in all respects rank pari passu with all other Pari Passu Indebtedness of the Issuer or the relevant Guarantor, respectively. The Issuer and each Guarantor have agreed in the Indenture that they will not incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Debt unless such Indebtedness is pari passu with or is expressly subordinated in right of payment to the Notes or the Note Guarantees. Unsecured Indebtedness is not deemed to be subordinate or junior to secured indebtedness merely because it is unsecured.

     Upon any payment or distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, an assignment for the benefit of creditors or any marshaling of the Issuer's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of New Notes will be entitled to receive any payment with respect to the New Notes, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of New Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of New Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the New Notes without violating the subordination provisions described herein). The term "payment" means, with respect to the New Notes, any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium, Liquidated Damages or any other amount on, of or in respect of the New Notes, any other acquisition of New Notes and any deposit into the trust described under "-- Legal Defeasance and Covenant Defeasance" below. The verb "pay" has a correlative meaning.

     The Issuer also may not make any payment or distribution upon or in respect of the New Notes (except from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (a "payment default") or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "non-payment default") and, in the case of this clause (ii) only, the Trustee receives a notice of such default (a "Payment Blockage Notice") from a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt. Payments on the New Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded, and (b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (it being acknowledged that (x) any action of the Issuer or any of its Subsidiaries occurring subsequent to delivery of a Payment Blockage Notice that would give rise to any event of default pursuant to any provision under which an event of default previously existed (or was continuing at the time of delivery of such Payment Blockage Notice) shall constitute a new event of default for this purpose and (y) any breach of a financial covenant giving rise to a non-payment default for a period ending subsequent to the date of delivery of respective Payment Blockage Notice shall constitute a new event of default for this purpose) shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     The Indenture further requires the Issuer to promptly notify holders of Designated Senior Debt if payment of the New Notes, once issued, is accelerated because of an Event of Default. The Issuer may not pay any such accelerated New Notes until five Business Days after such holders receive notice of such acceleration and, thereafter, may make such payment only if otherwise permissible under the subordination provisions of the Indenture.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of New Notes may recover less ratably than other creditors of the Issuer including holders of Senior Debt and trade creditors. The Indenture limits, subject to certain financial tests and exceptions, the amount of additional Indebtedness, including Senior Debt, that the Issuer and its Subsidiaries can incur. See "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

NOTE GUARANTEES

     The Issuer's payment obligations under each of the Notes will be jointly and severally, fully and unconditionally guaranteed by the Guarantors. The Note Guarantees of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor on substantially the same terms as the Notes are subordinated to Senior Debt of the Issuer. The obligations of each Guarantor under its Note Guarantees will be limited so as not to constitute a fraudulent conveyance under applicable law.

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor) unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Issuer will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the

Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock" or (y) have a Fixed Charge Coverage Ratio at least equal to the actual Fixed Charge Coverage Ratio for such four-quarter reference period. Notwithstanding the foregoing clauses (ii) and (iii), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Subsidiary Guarantor and (b) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor then held by the Issuer and its Restricted Subsidiaries, then such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See " -- Repurchase at Option of Holders -- Asset Sales." In addition, the Indenture provides that any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of the Indenture will be released from its Note Guarantee upon effectiveness of such designation.

OPTIONAL REDEMPTION

     Except as described in the following paragraphs, the New Notes will not be redeemable at the Issuer's option prior to November 15, 2002. Thereafter, the New Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2002........................................................   105.000%
2003........................................................   103.333%
2004........................................................   101.667%
2005 and thereafter.........................................   100.000%


     In addition, at any time and from time to time, prior to November 15, 2000, the Issuer may redeem up to 35% of the sum of (i) the original aggregate principal amount of New Notes and (ii) the original aggregate principal amount of any Additional Notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of a public offering of common stock of the Issuer or Holding; provided that at least 65% of the sum of (i) the original aggregate principal amount of New Notes and (ii) the original aggregate principal amount of any Additional Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such public offering.


     At any time on or prior to November 15, 2002, the New Notes may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

     "Applicable Premium" means, with respect to a New Note at any redemption date, the greater of (i) 1.0% of the principal amount of such New Note or (ii) the excess of (A) the present value at such time of (1) the redemption price of such New Note at November 15, 2002 (such redemption price being set forth in the tables above) plus (2) all required interest payments due on such New Note through November 15, 2002 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the principal amount of such New Note, if greater.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 15, 2002, provided, however, that if the period from the redemption date to November 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE

     If less than all of the New Notes are to be redeemed at any time, selection of New Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed, or, if the New Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no New Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of New Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any New
Note is to be redeemed in part only, the notice of redemption that relates to such New Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original New Note. New Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on New Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders" the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the New Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, unless all New Notes have been called for redemption pursuant to the provisions described above under the caption "-- Optional Redemption," each Holder of New Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's New Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within 30 days following any Change of Control, unless notice of redemption of all New Notes has then been given pursuant to the provisions described under the caption "-- Optional Redemption" above, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase New Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than

60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with such securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     On the Change of Control Payment Date, the Issuer will, to the extent lawful, (1) accept for payment all New Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all New Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the New Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of New Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each Holder of New Notes so tendered the Change of Control Payment for such New Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the New Note surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of New Notes required by this covenant, unless notice of redemption of all Notes has then been given pursuant to the provisions described under the caption "-- Optional Redemption" above and such redemption is permitted by the terms of outstanding Senior Debt. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the New Notes to require that the Issuer repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar transaction. The Change of Control purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings.


     The Senior Credit Facility currently prohibits the Issuer from purchasing any New Notes, and also provides that certain change of control events with respect to the Issuer would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing New Notes, the Issuer could seek the consent of its lenders to the purchase of New Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing New Notes. In such case, the Issuer's failure to purchase tendered New Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would restrict payments to the Holders of New Notes.


     The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the

Issuer and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means such time as:


          (i) prior to the earlier to occur of (A) the first public offering of Voting Stock of the Issuer or (B) the first public offering of Voting Stock of Holding, the Initial Control Group ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or Holding, whether as a result of the issuance of securities of the Issuer or Holding, as the case may be, any merger, consolidation, liquidation or dissolution of the Issuer or Holding, as the case may be, any direct or indirect transfer of securities by the Initial Control Group or otherwise (for purposes of this clause (i) and clause (ii) below, the Initial Control Group shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Initial Control Group beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);



          (ii) following the first public offering of Voting Stock of the Issuer or Holdings, as the case may be, (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause (i) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Issuer or Holding, as the case may be, and (B) the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer or Holding, as the case may be, than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Issuer or Holding, as the case may be (for purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate more than 40% of the voting power of the Voting Stock of such parent entity and the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or


          (iii) any person other than the Initial Control Group, (A) (I) nominates one or more individuals for election to the Board of Directors of the Issuer or Holding, as the case may be and (II) solicits proxies, authorization or consents in connection therewith and (B) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the Closing Date represents a majority of the Board of Directors of the Issuer or Holding, as the case may be, following such election.

     "Initial Control Group" means Investcorp, its Affiliates, members of the Management Group, the investors who are the initial holders of the Capital Stock of Holding, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Issuer's or Holding's Capital Stock, any employee benefit plan of Holding, the Issuer or any of its Subsidiaries or any participant therein, a trustee or other fiduciary holding securities under any such employee benefit plan or any Permitted Transferee of any of the foregoing Persons.

     "Permitted Transferee" means, with respect to any Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members
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

of which, include only such Person or his or her spouse, lineal descendants or heirs, in each case to whom such Person has transferred the beneficial ownership of any securities of the Issuer or Holding and (iv) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

ASSET SALES

     The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or, in the case of liabilities of a Restricted Subsidiary, the Note Guarantee of such Subsidiary) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt, shall be deemed to be cash for purposes of this provision; provided, further, however, that this clause (ii) shall not apply to any sale of Equity Interests of or other Investments in Unrestricted Subsidiaries.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds, at its option, (a) to repay Senior Debt or Pari Passu Indebtedness (other than Indebtedness owed to Holding, the Issuer or a Subsidiary of the Issuer, and provided that if the Issuer shall so reduce Pari Passu Indebtedness, it will equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders), (b) to invest in properties and assets that will be used or useful in the business of the Issuer or any of its Subsidiaries or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other assets, in each case, in the same or a similar line of business as the Issuer was engaged in on the Closing Date. Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce borrowings under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Indenture provides that the Issuer will (i) make an offer to all Holders of Notes, and
(ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Indebtedness of the Issuer in accordance with provisions requiring the Issuer to prepay, purchase or redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be prepaid, purchased or redeemed or tendered for, in the case of the Notes pursuant to such offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the

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

provisions of any applicable securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with such securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution (including any payment in connection with any merger or consolidation) on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock)); (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation) any Equity Interests of the Issuer or Holding (or any Restricted Subsidiary held by Persons other than the Issuer or another Restricted Subsidiary); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except (A) a payment of interest or principal at Stated Maturity and (B) the purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Recapitalization Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v) (other than clauses (i) and (v)(A) of the definition of "Specified Affiliate Payments") and (vi) of the next succeeding paragraph, but including all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Recapitalization Closing Date occurs to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Equity Interests of the Issuer (other than Disqualified Stock), in either case after the Recapitalization Closing Date, plus (iii) the aggregate principal amount (or accreted value, if less) of Indebtedness of the Issuer or any Restricted Subsidiary issued since the Recapitalization Closing Date (other than to a Restricted Subsidiary) that has been converted into Equity Interests (other than Disqualified Stock) of the Issuer, plus (iv) 100% of the aggregate net cash received by the Issuer or a Restricted Subsidiary of the Issuer since the Recapitalization Closing Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries or (B) a cash dividend from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, plus

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

     (v) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Issuer and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

          The foregoing provisions will not prohibit:

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

             (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or Subordinated Debt of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, other Equity Interests of, or a capital contribution to, the Issuer (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

             (iii) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Debt made by an exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

             (iv) the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis;

             (v) to the extent constituting Restricted Payments, the Specified Affiliate Payments;

             (vi) the payment of dividends, other distributions or other amounts by the Issuer to Holding in amounts equal to amounts required for Holding to pay Federal, state and local income taxes to the extent such income taxes are attributable to the income of the Issuer and its Subsidiaries; and

             (vii) Restricted Payments in an aggregate amount not to exceed $10.0 million.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, to the extent they do not constitute Permitted Investments at the time such Subsidiary became an Unrestricted Subsidiary, will be deemed to be Restricted Payments made at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. The amount of such outstanding Investments will be equal to the portion of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Issuer and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Issuer. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Issuer will not issue any Disqualified Stock and will not permit any
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

of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Issuer's Restricted Subsidiaries may issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 1.75 to 1, if such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued on or prior to November 30, 1999, and 2.00 to 1, if such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Issuer or any of its Restricted Subsidiaries of term and revolving Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) under Credit Facilities; provided that the aggregate principal amount of all Indebtedness outstanding pursuant to this clause (i) after giving effect to such incurrence does not exceed an amount equal to $250.0 million;

          (ii) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Indebtedness;

          (iii) the incurrence by the Issuer of Indebtedness represented by the New Notes and by the Subsidiary Guarantors of Indebtedness represented by the Note Guarantees;

          (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of (A) Acquired Debt or (B) Indebtedness (including Capital Lease Obligations) for the purpose of financing or refinancing all or any part of the lease, purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Issuer or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party), in an aggregate principal amount for all Indebtedness incurred pursuant to this clause (iv), at the date of such incurrence (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv)) not to exceed an amount equal to 10.0% of Total Assets; provided that, in the case of Indebtedness exceeding $2.0 million incurred pursuant to this clause (iv), such Indebtedness exists at the date of such purchase or transaction or is created within 180 days thereafter;

          (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred;

          (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries, including any Indebtedness arising in connection with a Receivables Facility; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (A) for the purpose of fixing or hedging interest rate risk with respect to any
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

     floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or (B) for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

          (viii) the guarantee by the Issuer or any of the Subsidiary Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant;

          (ix) the incurrence of Indebtedness secured by or financing Receivables (including any such Indebtedness under the Credit Facilities), provided that the aggregate principal amount of such Indebtedness incurred pursuant to this clause (ix) does not, at any time, exceed an amount equal to $75.0 million less the aggregate Receivable Financing Amount of all Receivables Facilities of the Issuer and its Restricted Subsidiaries;

          (x) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness under (or constituting reimbursement obligations with respect to) letters of credit, surety bonds or similar instruments issued in connection with the ordinary course of a Permitted Business, including letters of credit in respect of workers' compensation claims, self-insurance, and insurance written by MIICA in connection with a Permitted Business; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing;

          (xi) the incurrence by Foreign Subsidiaries of Indebtedness for working capital purposes, and by the Issuer or any of its Restricted Subsidiaries of Guaranties of Indebtedness of Foreign Subsidiaries or foreign joint ventures, provided that the aggregate principal amount of such Indebtedness and of the Indebtedness so Guaranteed at any time outstanding does not exceed 5% of Total Assets; and

          (xii) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness (which may comprise Indebtedness under the Senior Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (xii) not to exceed an amount equal to $35.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided that all outstanding Indebtedness under the Senior Credit Facility immediately following the Recapitalization shall be deemed to have been incurred pursuant to clauses (i) and/or (ix) of the definition of Permitted Debt. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  Liens

     The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

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

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness, (b) the Indenture, the New Notes and the Note Guarantees, (c) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (d) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (e) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors or senior management of the Issuer, are necessary or advisable to effect such Receivables Facility, (f) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the Indenture or (3) contained in security agreements or mortgages securing Indebtedness to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages, (g) contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, (h) contractual encumbrances or restrictions in effect on the Recapitalization Closing Date, including pursuant to the Senior Credit Facility and its related documentation, (i) restrictions on cash or other deposits or net worth imposed by leases, credit agreements or other agreements entered into in the ordinary course of business, (j) customary provisions in joint venture agreements and other similar agreements, (k) any encumbrances or restrictions created with respect to Senior Debt of the Issuer or its Restricted Subsidiaries or Indebtedness of Foreign Subsidiaries or Insurance Subsidiaries permitted to be incurred subsequent to the Recapitalization Closing Date pursuant to the provision of the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and (l) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

     The Indenture provides that the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Issuer with or into a Wholly Owned Restricted Subsidiary of the Issuer, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock" or (y) have a Fixed Charge Coverage Ratio at least equal to the Fixed Charge Coverage Ratio of the Issuer for such four-quarter reference period. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer, and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction.

TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person and (ii) the Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the Recapitalization Closing Date involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing. In addition, the following will not be deemed to be Affiliate
Transactions: (1) the provision of administrative or management services by the Issuer or any of its officers to any of its Restricted Subsidiaries in the ordinary course of business, (2) any employment agreement, collective bargaining agreement, employee benefit plan, related trust agreement or any similar arrangement heretofore or hereafter entered into in the ordinary course of business, (3) transactions between or among the Issuer and/or its Restricted Subsidiaries, (4) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments", (5) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (6) maintenance in the ordinary course of business (and payments required thereby) of benefit programs, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements and retirement or savings plans and similar plans,
(7) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business, (8) sales of Receivables to a Receivables Subsidiary, (9) the payment of annual management, consulting and advisory fees and related expenses to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Issuer), (10) payments by the Issuer or any of its Restricted Subsidiaries to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Issuer) made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Issuer in good faith,

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


(11) any tax sharing agreement as in effect on the Recapitalization Closing Date and any other agreement as in effect on the Recapitalization Closing Date (including the Recapitalization Agreement) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby (including distributions by the Issuer to Holding to effect the Recapitalization), (12) the payment of all fees and expenses related to the Recapitalization, (13) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer or its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, and (14) Indebtedness permitted by paragraph (vi) or to the extent such Indebtedness is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, paragraph (xii) of the covenant described under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock."


ADDITIONAL NOTE GUARANTEES

     The Indenture provides that all current and future Subsidiaries of the Issuer other than Foreign Subsidiaries, Insurance Subsidiaries and Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries, will be Guarantors in accordance with the terms of the Indenture. Notwithstanding the foregoing, if any Foreign Subsidiary or Insurance Subsidiary that is a Restricted Subsidiary shall Guarantee any Indebtedness of the Issuer, Holding or any Domestic Subsidiary while the New Notes are outstanding, then such Foreign Subsidiary or Insurance Subsidiary, as the case may be, shall become a Guarantor under the Indenture and will execute a Note Guarantee in accordance with the provisions of the Indenture.

     Each Note Guarantee is limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary (after giving effect to all its guarantees of Indebtedness under the Senior Credit Facility) without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each such Note Guarantee is subordinated to Senior Debt of the respective Guarantor on the same basis and to the same extent as the New Notes are subordinated to Senior Debt of the Issuer. See " -- Subordination." Each Guarantor may consolidate with or merge into or sell its assets, and may be released from its obligations under its Guarantee, upon the terms and conditions set forth in the Indenture.

NO SENIOR SUBORDINATED DEBT

     The Indenture provides that (i) the Issuer will not incur any Indebtedness that is expressly subordinate in right of payment to any Senior Debt and senior in any respect in right of payment to the New Notes, once issued and (ii) no Guarantor will incur any Indebtedness that is expressly subordinate in right of payment to any Senior Debt and senior in any respect in right of payment to the Note Guarantees.

BUSINESS ACTIVITIES

     The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Issuer and its Restricted Subsidiaries taken as a whole. Holding will not engage in any business other than managing its investment in the Issuer and any business incidental or reasonably related thereto.

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

REPORTS

     Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuer will file with the Securities and Exchange Commission (the "Commission"), and provide, within 15 days after the Issuer is required to file the same with the Commission, the Trustee and the Holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event the Issuer is not permitted to file such reports, documents and information with the Commission, the Issuer will provide substantially similar information to the Trustee and the Holders, as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

EVENTS OF DEFAULT AND REMEDIES


     The Indenture provides that each of the following constitutes an Event of Default with respect to the New Notes, once issued: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Issuer (A) to comply with the provisions described under the caption " -- Certain Covenants -- Merger, Consolidation, or Sale of all or Substantially all Assets" or (B) for a period of 30 days after receipt of written notice specifying such a failure, stating that such notice is a "Notice of Default" under the Indenture and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, to comply with the provisions described under the captions
" -- Repurchase at the Option of Holders Change of Control," " -- Repurchase at the Option of Holders -- Asset Sales," " -- Certain Covenants -- Restricted Payments," " -- Certain Covenants -- Liens," " -- Certain Covenants -- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," " -- Certain Covenants -- Transactions with Affiliates," " -- Certain Covenants -- Additional Note Guarantees," " -- Certain Covenants -- No Senior Subordinated Debt,"
" -- Certain Covenants -- Business Activities" or " -- Certain Covenants Incurrence of Indebtedness and Issuance of Preferred Stock," (iv) failure by the Issuer for 60 days after receipt of a Notice of Default to comply with any of its other agreements in the Indenture or the Notes; (v) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million; (vi) any judgment or decree for the payment of money in excess of $20.0 million is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vii) except as permitted by the Indenture, any Note Guarantee by Holding or a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary.


     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately; provided, however, that if upon such declaration there are any amounts outstanding under the Senior Credit Facility and the amounts thereunder have not been accelerated, such amounts shall be due and payable upon the earlier of the time such amounts are accelerated or five Business Days after receipt by the Issuer and the Representative of the lenders under the Senior Credit Facility of such declaration. Notwithstanding the foregoing,

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

in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary, all outstanding New Notes will become due and payable without further action or notice. Holders of the New Notes may not enforce the Indenture or the New Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any), interest or Liquidated Damages when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

     The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any), interest or Liquidated Damages on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of Noteholders. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, forthwith upon any officer of the Issuer becoming aware of any such Default, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the New Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Notes and Note Guarantees by accepting a New Note and a Note Guarantee waives and releases all such

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

liabilities. The waiver and release are part of the consideration for issuance of the New Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may, at its option and at any time, elect to have all of its and any Guarantor's obligations discharged with respect to the outstanding Notes and any Note Guarantees, as the case may be ("Legal Defeasance") and cure all then existing Events of Default, except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the Indenture and the Note Guarantees ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes and the Note Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, and, solely with respect to the Issuer, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes and the Note Guarantees.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuer or the Guarantors must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. dollars, non-callable Government Notes, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer and the Guarantors must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuer or the Guarantors shall have delivered to the appropriate Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the Issuer and the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer or the Guarantors shall have delivered to the appropriate Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture, except for the subordination provisions thereof) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is
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

bound; (vi) the Issuer or the Guarantors must have delivered to the appropriate Trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Issuer or subject to the "automatic stay" under the Bankruptcy Code or in the case of covenant defeasance, will be subject to a first priority lien in favor of the Trustee for the benefit of the holders of the Notes; (vii) the Issuer or the Guarantors must deliver to the appropriate Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Guarantors, as applicable, or others; and (viii) the Issuer must deliver to the appropriate Trustee an Officers' Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SATISFACTION AND DISCHARGE OF INDENTURE

     Upon the request of the Issuer, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto), the Issuer and the Guarantors will be discharged from their obligations under the New Notes and the Note Guarantees, and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when:

          (a) either (i) all the Notes theretofore authenticated and delivered (other than mutilated or destroyed, lost or stolen Notes that have been replaced or paid and Securities that have been subject to defeasance under the Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge, without the need to reinvest any proceeds thereof, the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

          (b) the Issuer has paid or caused to be paid all sums payable under the Indenture by the Issuer; and

          (c) the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of the Indenture, certain obligations of the Issuer shall survive.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange New Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any New Note selected for redemption or repurchase. Also, the Issuer is not required to transfer or exchange any New Note for a period of 15 days before a selection of Notes to be redeemed or before any repurchase offer.

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

     The New Notes will be issued in registered form and the registered Holder of a New Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the New Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the New Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of, change the fixed maturity of any Note, reduce any premium payable upon optional redemption of the Notes or otherwise alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the covenants described above under the caption " -- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) impair the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages on the Notes, (vii) make any change in the foregoing amendment and waiver provisions, (viii) except for releases of Guarantors as permitted by the Indenture, make any change to the Note Guarantees in any manner that adversely affects the rights of the Holders or (ix) make any change to the subordination provisions of the Indenture that adversely affects the rights of the Holders.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to release any Note Guarantee in accordance with the provisions of the Indenture to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or, subject to certain exceptions, to make any change to certain provisions of the Indenture and the exhibits thereto that applies only to Additional Notes.

     Notwithstanding anything to the contrary contained above, no amendment, waiver or supplement to the Indenture shall be made so as to adversely affect the rights of any holder of Senior Debt without the consent of such holder.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as Note or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest the Trustee must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

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

     The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to the Issuer at the following address: Werner Holding Co. (DE), Inc., 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Restricted Subsidiary of such specified Person (provided such Person is not formed for the purpose of incurring such Indebtedness and is engaged in a bona fide business prior to incurring such Indebtedness or has material assets other than cash), and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock or (iii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) or (ii) above. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption " -- Certain Covenants - Merger, Consolidation or Sale of all or Substantially all Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer's Subsidiaries (other than director's qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, (1) the following will not be Asset
Sales: (i) a transfer of assets by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary, (iii) a contribution, transfer or other disposition of Receivables in connection with a Receivables Facility provided consideration in an amount at least equal to the fair market value of such Receivables is received, directly or indirectly, by the Issuer or any of its Restricted Subsidiaries, provided further that all the net cash proceeds of any Receivables Facility are remitted to the Issuer or any Restricted Subsidiary,
(iv) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption " -- Certain Covenants -- Restricted Payments" (including any formation of or contribution of assets to a joint venture), (v) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Issuer or its

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

Subsidiaries, (vi) a disposition, in the ordinary course of business, of a lease of real property, (vii) any disposition of property of the Issuer or any of its Subsidiaries that, in the reasonable judgment of the Issuer, has become uneconomic, obsolete or worn out, (viii) any disposition of property or assets (including any disposition of inventory and any licensing agreements) in the ordinary course of business, other than in connection with a Receivables Facility, (ix) the sale of Cash Equivalents, Permitted Insurance Company Investments and Investment Grade Securities, (x) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and
(xi) any sale of life insurance policies to certain management personnel pursuant to the Recapitalization Agreement in an approximate amount not to exceed $2.0 million and (2) subject to clause (1)(iii), the term "Asset Sale" shall include a contribution or other transfer of Receivables to, or a disposition of Receivables by, an Unrestricted Subsidiary in connection with a Receivables Facility of the Issuer and its Restricted Subsidiaries.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any similar participation in profits and losses or equity of a Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (ii)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in commodities prices.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus, to the extent deducted in computing such Consolidated Net Income, (i) Fixed Charges and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period, (ii) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such

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

period, (iii) depreciation and amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including goodwill and the non-cash costs of Interest Rate Agreements, Commodity Hedging Agreements or Currency Agreements, license agreements and non-competition agreements), non-cash amortization of Capital Lease Obligations, and organization costs, (iv) non-cash expenses related to the amortization of management fees paid on or prior to the Closing Date, (v) expenses and charges related to any equity offering or incurrence of Indebtedness permitted to be incurred by the Indenture (including any such expenses or charges relating to the Recapitalization), (vi) the amount of any restructuring charge or reserve, (vii) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, (viii) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (ix) any write-downs, write-offs, and other non-cash charges and expenses (excluding insurance reserves), (x) the amount of any minority interest expense of Restricted Subsidiaries, and (xi) costs of surety bonds in connection with financing activities, and (B) minus (x) non-cash items increasing such Consolidated Net Income for such period and (y) any cash payment or expense (excluding cash payments on account of insurance claims) for which a reserve or charge of the kind described in the clause (vi), (ix) or (x) above was taken previously during such period.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person, (ii) the Net Income of any Restricted Subsidiary (other than an Insurance Subsidiary) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP), (v) to the extent deducted in determining Net Income, the fees, expenses and other costs incurred in connection with the Recapitalization, including payments to management contemplated by the Recapitalization Agreement, in each case, to the extent that such fee, expense or cost was disclosed in the Prospectus, shall be excluded, (vi) any unrealized gains or losses with respect to Investments held in the insurance business of any Restricted Subsidiary shall be excluded and (vii) with respect to periods prior to the Recapitalization Closing Date, Consolidated Net Income shall include (without duplication) (A) all adjustments relating to MIICA investment income (loss) reflected in the calculation of EBITDA set forth in note (d) in the Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations set forth in "Unaudited Pro Forma Condensed Consolidated Financial Statements" and (B) all adjustments relating to reductions in management compensation, non-recurring expenses, MIICA investment income, non-recurring employee separation charges and non-recurring private company expenses, in each case reflected in the calculation of Adjusted EBITDA set forth in footnote (a) to the "Summary Historical and Pro Forma Financial Information."

     "Credit Facilities" means, with respect to the Issuer, one or more debt facilities (including the Senior Credit Facility) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Subsidiary is a party or of which it is a beneficiary.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $10.0 million or more and that has been designated by the Issuer or any Guarantor as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than as a result of a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Issuer other than a Foreign Subsidiary.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Recapitalization Closing Date, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings or any Receivables Facility, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Indebtedness, excluding, however, (A) amortization of debt issuance costs, commissions, fees and expenses, (B) customary commitment, administrative and transaction fees and charges) and (C) expenses attributable to letters of credit or similar arrangements supporting insurance certificates issued to customers in the ordinary course of business,
(ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not or, in the case of Indebtedness of a Foreign Subsidiary, at any time after such, Guarantee or Lien is called upon), (iv) all dividend payments, whether or not in cash, on any series of preferred stock of any Restricted Subsidiary of such Person, (v) all dividend payments, whether or not in cash, on any series of preferred stock of such person other than dividend payments or accruals payable solely in Equity Interests (other than Disqualified Stock) of such Person, in each case, on a consolidated basis and in accordance with GAAP and (vi) commissions, discounts and other fees and charges incurred in connection with a Receivables Facility of the Issuer or any Restricted Subsidiary.
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

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, Investments in Restricted Subsidiaries, acquisitions, dispositions, mergers and consolidations that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments in Restricted Subsidiaries, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment in a Restricted Subsidiary, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness to which pro forma effect is given bears interest at a floating rate, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

     "Foreign Subsidiary" means any Subsidiary of the Issuer formed under the laws of any jurisdiction other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect as of the Recapitalization Closing Date.

     "Government Notes" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) Holding, (ii) the Issuer's Restricted Subsidiaries on the Recapitalization Closing Date other than any (A) Foreign Subsidiary or (B) Insurance Subsidiary and (iii) any other Restricted Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case until released from its Note Guarantee in accordance with the terms of the Indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

     "Holding" means Werner Holding Co. (PA), Inc.


     "Indebtedness" means, with respect to any Person (without duplication), (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness under clause (i) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (iii) to the extent not otherwise included, the Guarantee by such Person of any indebtedness under clause (i) of any other Person; provided, however, that Indebtedness shall not include (a) any servicing or guarantee of servicing obligations with respect to Receivables; (b) obligations of the Issuer or any of its Restricted Subsidiaries arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (x) such obligations are not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (x)) and (y) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition; or
(c) obligations in respect of performance and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof in the case of any other Indebtedness.


     "Insurance Subsidiary" means MIICA and its Subsidiaries that are engaged in the insurance business or any business incidental thereto.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.

     "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption " -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

     "Management Group" means the senior management of the Issuer or the Restricted Subsidiaries of the Issuer.

     "MIICA" means Manufacturers Indemnity and Insurance Company of America or any successor thereto.

     "Net Income" means, with respect to any Person and any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any extraordinary or non-recurring gains or losses or charges and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges and (ii) deferred financing costs written off in connection with the early extinguishment of Indebtedness; provided, however, that Net Income shall be deemed to include any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

     "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium (if any) and interest on Indebtedness that is not subordinated to the Notes required (other than required by clause (a) of the second para-graph of " -- Repurchase at the Option of Holders -- Asset Sales") to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries; provided that, notwithstanding the foregoing, the Issuer and any of its other Subsidiaries that sell Receivables to the Person incurring such Indebtedness shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Indebtedness, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

     "Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu with the New Notes or the Note Guarantee of such Guarantor, as applicable.

     "Permitted Business" means the climbing equipment, extruded products and fabricated products businesses and any other business reasonably related, complementary or incidental to any of those businesses (including any related insurance business).

     "Permitted Insurance Company Investments" means Investments in (a) Cash Equivalents; (b) Investment Grade Securities; and (c) other types of debt and equity securities, real estate or other Investments; provided, however, that (i) the aggregate amount of all Permitted Insurance Company Investments referred to in clause (c) shall not, at the time any such Investment is made, exceed 40% of all outstanding Permitted Insurance Company Investments, and (ii) MIICA shall at all times have an investment policy approved from time to time by the Board of Directors of the Issuer or MIICA pursuant to which all Permitted Insurance Company Investments shall be required to be made.

     "Permitted Investments" means (a) any Investment in the Issuer or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary); (b) any Investment in Cash Equivalents or Investment Grade Securities; (c) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary; (d) any securities received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption " -- Repurchase at the Option of Holders - Asset Sales" or in connection with any other disposition of assets not constituting an Asset Sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or Holding; (f) any Investments relating to a Receivables Subsidiary; (g) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business; (h) stock, obligations or securities received in satisfaction of judgments or settlement of debts; (i) receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Issuer or such Restricted Subsidiary deems reasonable); (j) any Investment existing on the Recapitalization Closing Date;
(k) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements otherwise permitted under the Indenture; (l) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of clause (13) of the last sentence of the covenant described under the caption " -- Certain Covenants -- Transactions with Affiliates"; (m) any Investment in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding, not to exceed 15.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (n) Permitted Insurance Company Investments; and
(o) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (o) that are at that time outstanding, not to exceed 10.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).


     "Permitted Junior Securities" shall mean debt or equity securities of the Issuer, any Guarantor or any successor corporation to the Issuer or such Guarantor issued pursuant to a plan of reorganization or readjustment of the Issuer or such Guarantor that are subordinated to the payment of all then outstanding Senior Debt of the Issuer or such Guarantor, as applicable at least to the same extent that (i) in the case of the Issuer, the New Notes are subordinated to the payment of all Senior Debt of the Issuer on the Recapitalization Closing Date, and (ii) in the case of such Guarantor, that the Note Guarantee of such Guarantor is subordinated to the payment of Senior Debt of such Guarantor on the Recapitalization Closing Date, so long as (i) the effect of the use of this defined term in the subordination provisions described under the caption "Subordination" is not to cause the New Notes or the Note Guarantees, as applicable to be treated as part of (a) the same class of claims as the Senior Debt of the Issuer or such Guarantor, as applicable or (b) any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Issuer and (ii) to the extent that any Senior Debt of the Issuer or such Guarantor, as applicable outstanding on the date of consummation of any such plan of reorganization or readjustment are not paid in full in cash on such date, either (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or
(b) such holders receive securities which constitute Senior Debt of the Issuer or such Guarantor, as applicable and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt not paid in full in cash.


     "Permitted Liens" means (i) Liens securing Senior Debt of the Issuer or a Restricted Subsidiary that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Issuer or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or a Restricted Subsidiary, as the case may be; (iv) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer, provided that such Liens were in existence prior to the contempla-tion of such acquisition and do not extend to any assets other than those acquired; (v) Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) without limitation of clause (i), Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled " -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Recapitalization Closing Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on Receivables to reflect sales of Receivables to and by a Receivables Subsidiary pursuant to a Receivables Facility or securing Indebtedness permitted by paragraph (ix) of the covenant described under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; (x) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Restricted Subsidiary; (xi) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (xii) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (xiii) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, that do not in the aggregate materially detract from the aggregate value of the properties of the Issuer and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Issuer and its Subsidiaries on the properties subject thereto, taken as a whole; (xiv) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit; (xv) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any real property leased by the Issuer on the Recapitalization Closing Date and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property; (xvi) leases or subleases to third parties; (xvii) Liens in connection with workmen's compensation obligations and general liability exposure of the Issuer and its Restricted Subsidiaries; (xviii) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default;
(xix) Liens securing Hedging Obligations entered into in the ordinary course of business; (xx) without limitation of clause (i), Liens securing Refinancing Indebtedness permitted to be incurred under the Indenture or amendments or renewals of Liens that were permitted to be incurred, provided, in each case, that such Liens do not extend to an additional property or asset; and (xxi) Liens that secure Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer, provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Issuer.


     "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred in compliance with the Indenture; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith);
(ii) in the case of term Indebtedness, principal payments required under such Permitted Refinancing Indebtedness have a Stated Maturity no earlier than the Stated Maturity of those under the Indebtedness being refinanced and such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the New Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the New Notes on terms at least as favorable to the Holders of New Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Issuer or by its Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Receivables" means, collectively, (a) the Indebtedness and other obligations owed to the Issuer or any of its Subsidiaries (before giving effect to any sale or transfer thereof pursuant to a Receivables Facility), whether constituting an account, chattel paper, an instrument, a document or general intangible, arising in connection with the sale of goods, insurance and/or services by the Issuer or such Subsidiary, including the obligation to pay any late fees, interest or other finance charges with respect thereto (each of the foregoing, collectively, an "Account Receivable" ), (b) all of the Issuer's or such Subsidiary's interest in the goods (including returned goods), if any, the sale of which gave rise to any Account Receivable, and all insurance contracts with respect thereto, (c) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of any Account Receivable, together with all financing statements and security agreements describing any collateral securing such Account Receivable, (d) all Guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Account Receivable, (e) all contracts, invoices, books and records of any kind related to any Account Receivable, (f) all cash collections in respect of, and cash proceeds of, any of the foregoing and any and all lockboxes, lockbox accounts, collection accounts, concentration accounts and similar accounts in or into which such collections and cash proceeds are now or hereafter deposited, collected or concentrated, and
(g) all proceeds of any of the foregoing.

     "Receivables Facility" means, with respect to any Person, any Receivables securitization or factoring program pursuant to which such Person receives proceeds pursuant to a sale, pledge or other encumbrance of its Receivables. A Receivables Facility involving the sale, pledge or other encumbrance of Receivables of, and the direct or indirect receipt of the proceeds thereof by, the Issuer or any Restricted Subsidiary thereof shall constitute a Receivables Facility of the "Issuer" and/or its "Restricted Subsidiaries" whether or not as part of such securitization or factoring program such Receivables are initially contributed or otherwise transferred to an Unrestricted Subsidiary of the Issuer (and then resold or encumbered by such Unrestricted Subsidiary).

     "Receivables Financing Amount" means at any date, with respect to any Receivables Facility of any Person that does not represent an incurrence of Indebtedness, the sum on such date of (a) the aggregate uncollected balances of Accounts Receivable (as defined in the definition of "Receivables") transferred ("Transferred Receivables") in such Receivables Facility plus (b) the aggregate amount of all collections of Transferred Receivables theretofore received by such Person but not yet remitted to the purchaser, net of all reserves and holdbacks retained by or for the benefit of the purchaser and net of any interest retained by such Person and reasonable costs and expenses (including fees and commissions and taxes other than income taxes) incurred by such Person in connection therewith and not payable to any Affiliate of such Person.

     "Receivables Subsidiary" means any Subsidiary created primarily to purchase or finance the receivables of the Issuer and/or its Subsidiaries pursuant to a Receivables Facility, so long as it: (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Issuer nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than to act as servicer of Receivables. If, at any time, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of the Indenture and any Indebtedness of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption
" -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuer shall be in default of such covenant).

     "Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Secured Debt" means any Indebtedness of the Issuer or any Guarantor secured by a Lien.

     "Senior Credit Facility" means the Credit Agreement expected to be dated as of November 24,1997 among the Issuer and the financial institutions named therein, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

     "Senior Debt" means (i) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Indebtedness (including Acquired Debt) permitted to be incurred by the Issuer or any Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the relevant Note Guarantee and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by the Issuer, (w) any Indebtedness of the Issuer or any Guarantor to any of its Subsidiaries or other Affiliates (other than Indebtedness under any Credit Facility to any such Affiliate), (x) any trade payables, (y) that portion of Indebtedness incurred in violation of the covenant described above under "Incurrence of Indebtedness and Preferred Stock" (but as to any such Indebtedness under any Credit Facility, no such violation shall be deemed to exist for purposes of this clause (y) if the lenders have obtained a representation from a responsible financial officer of the Issuer to the effect that the issuance of such Indebtedness does not violate such covenant) or (z) any Indebtedness or obligation of the Issuer or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness or obligation of the Issuer or such Guarantor, as applicable, including any Subordinated Debt.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

     "Specified Affiliate Payments" means: (i) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer, or amounts paid to Holding on account of any such acquisition or retirement for value of any Equity Interests of Holding, held by any future, present or former employee, director, officer or consultant of Holding or the Issuer (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions pursuant to this clause (i) (without giving effect to the immediately following proviso) of $10.0 million in any calendar year) and no payment default on Senior Debt or the Notes shall have occurred and be continuing; provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Issuer (including by way of capital contribution) since the Recapitalization Closing Date from the sale of Equity Interests of Holding or the Issuer to employees, directors, officers or consultants of Holding, the Issuer or their respective Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be included in clause (c)(ii) of the first paragraph under the covenant described under the caption " -- Certain Covenants -- Restricted Payments") plus (B) the cash proceeds from key man life insurance policies received by the Issuer and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby); and provided further that cancellation of Indebtedness owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of the Indenture; (ii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests; (iii) payments by the Issuer or Holding to members of management of the Issuer and its Subsidiaries in connection with the Recapitalization to the extent disclosed in this Prospectus; (iv) payments or other transactions permitted under clauses (8) and (11) of the second sentence of the covenant described under " -- Certain Covenants -- Transaction with Affiliates"; and (v) dividends, other distributions or other amounts paid by the Issuer to Holding
(A) in amounts equal to amounts required for Holding to pay franchise taxes and other expenses required to maintain its corporate existence and provide for other operating costs of up to $750,000 per fiscal year or (B) to pay, or reimburse Holding for, the costs, fees and expenses incident to a registration of any of the Capital Stock of Holding for a primary offering under the Securities Act, so long as the net proceeds (after payment of additional contingent amounts then due and payable on account of Market Participation Rights) of such offering (if it is completed) are contributed to, or otherwise used for the benefit of, the Issuer.


     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date scheduled for the payment thereof.

     "Subordinated Debt" means any Indebtedness of the Issuer or any Guarantor (whether outstanding on the Recapitalization Closing Date or thereafter incurred) that is subordinate or junior in right of payment to the New Notes or the applicable Note Guarantee pursuant to written agreement.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Total Assets" means, at any time, the total consolidated assets of the Issuer and its Restricted Subsidiaries at such time. For the purposes of paragraph (iv) of the covenant described under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," Total Assets shall be determined giving pro forma effect to the lease, acquisition, construction or improvement of the assets being leased, acquired, constructed or improved with the proceeds of the relevant Indebtedness.

     "Unrestricted Subsidiary" means (i) any Receivables Subsidiary in existence on the Recapitalization Closing Date, (ii) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, and (iii) any Subsidiary of an Unrestricted Subsidiary; but in the case of any Subsidiary referred to in clause (ii) (or any Subsidiary of any such Subsidiary) only to the extent that such Subsidiary: (a) except in the case of a Foreign Subsidiary, has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; (c) except in the case of a Foreign Subsidiary, is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption
" -- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary referred to in clause (ii) of the first sentence of this definition (or any Subsidiary thereof) would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption
" -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuer shall be in default of such covenant). The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material United States federal income tax consequences of the Exchange Offer. It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to Old Notes, and New Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by persons who are citizens or residents of the United States. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service ("IRS") with respect to the federal income tax consequences of the Exchange Offer.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO PURCHASE THE NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO PURCHASE THE NOTES.

THE EXCHANGE OFFER

     In the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not constitute a material modification of the terms of the Notes and, accordingly, such exchange will not constitute an exchange for federal income tax purposes. Accordingly, such exchange will have no federal income tax consequences to holders of Notes, either those who exchange or those who do not, and each holder of Notes will continue to be required to include interest on the Notes in its gross income in accordance with its method of accounting for federal income tax purposes and the Company intends, to the extent required, to take such position.

BACKUP WITHHOLDING

     Under the Code, a holder of a Note may be subject, under certain circumstances, to "backup withholding" at a 31% rate with respect to payments in respect of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from such withholding if their exempt status is properly established.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until             , 1998 (90 days after the date of this Prospectus),
all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         BOOK-ENTRY, DELIVERY AND FORM

GLOBAL NOTE

     Except as set forth below, the New Notes will initially be issued in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons (each, a "Global Note"). Upon issuance, each Global Note will be deposited with the Trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC").

     If a holder tendering Old Notes so requests, such holder's New Notes will be issued as described below under "-- Certificated Securities" in registered form without coupons (the "Certificated Securities").

     Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC, or its nominee, is the registered owner or Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, premium, if any, and interest, on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspects of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     The Company expects that DTC will take any action permitted to be taken by a Holder of a Note only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of a Note as to which such participant or participants has or have given direction.

     DTC has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES


     If (i) the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and the Issuer is unable to locate a qualified successor within 90 days or (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by DTC of its Global Note, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the New Notes represented by the Global Note. In addition, any person having a beneficial interest in a Global Note or any holder of Old Notes whose Old Notes have been accepted for exchange may, upon request to the Trustee or the Exchange Agent, as the case may be, exchange such beneficial interest or Old Notes for Certificated Securities.

Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

     Neither the Company nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

                                 LEGAL MATTERS

     The validity of the Notes offered hereby will be passed upon for the Issuer by Gibson, Dunn & Crutcher LLP, New York, New York. Gibson, Dunn & Crutcher LLP has provided a tax opinion in connection with the Exchange Offer.

                                    EXPERTS

     The consolidated financial statements of Werner Holding Co. (PA), Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors............................................................................        F-2
Consolidated Balance Sheets...............................................................................        F-3
Consolidated Statements of Operations.....................................................................        F-5
Consolidated Statements of Changes in Shareholders' Equity (Deficit)......................................        F-6
Consolidated Statements of Cash Flows.....................................................................        F-7
Notes to Consolidated Financial Statements................................................................        F-8

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Werner Holding Co. (PA), Inc.
Greenville, Pennsylvania

     We have audited the accompanying consolidated balance sheets of Werner Holding Co. (PA), Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Werner Holding Co. (PA), Inc. and subsidiaries at December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.
                                               /s/ ERNST & YOUNG LLP

Cleveland, Ohio
February 10, 1998

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  DECEMBER 31
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
ASSETS
Current assets:
  Cash and equivalents......................................  $    986    $  3,107
  Accounts receivable, less allowance for doubtful accounts
     (1996 -- $1,930; 1997 -- $1,250).......................    46,277      62,913
  Refundable income taxes...................................     2,016         820
  Inventories...............................................    44,407      44,670
  Deferred income taxes.....................................     2,577       4,451
  Other.....................................................     1,837       6,936
                                                              --------    --------
Total current assets........................................    98,100     122,897
Investments and other assets:
  Insurance fund investments................................    80,949      58,579
  Deferred income taxes.....................................     4,149      11,586
  Deferred financing fees, net..............................       174      15,098
  Other.....................................................    15,249      14,196
                                                              --------    --------
                                                               100,521      99,459
Property, plant and equipment:
  Land and improvements.....................................     5,740       7,369
  Buildings.................................................    29,372      34,666
  Machinery and equipment...................................    91,101      97,909
                                                              --------    --------
                                                               126,213     139,944
  Less accumulated depreciation and amortization............    69,085      77,284
                                                              --------    --------
                                                                57,128      62,660
  Capital projects in progress..............................     5,436       3,169
                                                              --------    --------
                                                                62,564      65,829

                                                              --------    --------
TOTAL ASSETS................................................  $261,185    $288,185
                                                              ========    ========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  DECEMBER 31
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Short-term bank debt......................................  $           $ 41,500
  Accounts payable..........................................    21,691      24,904
  Accrued liabilities.......................................    19,614      24,896
  Current maturities of long-term debt......................     7,571       1,450
                                                              --------    --------
Total current liabilities...................................    48,876      92,750
Long-term obligations:
  Long-term debt -- less current maturities (net of
     unamortized original issue discount of $4,009 in
     1997)..................................................    75,871     279,541
  Reserve for losses and loss adjustment expenses...........    45,320      49,644
  Other.....................................................    16,039      19,922
                                                              --------    --------
                                                               137,230     349,107
Shareholders' equity (deficit):
  Common stock:
     Pre-Recapitalization common stock:
       Class A -- $1.00 par value; voting; 42,000 shares
        authorized; 13,227 and 0 shares issued and
        outstanding in 1996 and 1997, respectively..........        13
       Class B -- $1.00 par value; non-voting; 378,000
        shares authorized; 148,473 and 0 shares issued and
        outstanding in 1996, and 1997, respectively.........       148
     Post-Recapitalization common stock:
       Class A -- $.01 par value; voting; 5,000 shares
        authorized; 2,059 shares issued and outstanding in
        1997................................................                    --
       Class B -- $.01 par value; voting; 25,000 shares
        authorized; 22,438 shares issued and outstanding in
        1997................................................                    --
       Class C -- $.01 par value; non-voting; 45,000 shares
        authorized; 4,682 shares issued and outstanding in
        1997................................................                    --
       Class D -- $.01 par value; voting; 1,000 shares
        authorized; 1,000 shares issued and outstanding in
        1997................................................                    --
       Class E -- $.01 par value; non-voting; 50,000 shares
        authorized; 45,000 shares issued and outstanding in
        1997................................................                     1
  Additional paid-in capital................................     1,316     198,847
  Retained earnings (deficit)...............................    70,402    (351,753)
  Other.....................................................     3,200        (767)
                                                              --------    --------
Total shareholders' equity (deficit)........................    75,079    (153,672)
                                                              --------    --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)........  $261,185    $288,185
                                                              ========    ========

See notes to consolidated financial statements.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                          FOR THE YEARS ENDED DECEMBER 31
                                                          --------------------------------
                                                            1995        1996        1997
                                                          --------    --------    --------
Net sales...............................................  $336,029    $366,864    $416,321
Cost of sales...........................................   248,937     264,977     300,095
                                                          --------    --------    --------
Gross profit............................................    87,092     101,887     116,226
General and administrative expense......................    25,007      27,027      31,186
Selling and distribution expense........................    47,073      47,846      48,944
Recapitalization expense................................                            22,714
Non-cash compensation charge............................                            78,527
                                                          --------    --------    --------
Operating profit (loss).................................    15,012      27,014     (65,145)
Other income (expense), net.............................     4,214       9,851     (15,669)
                                                          --------    --------    --------
Income (loss) before interest and taxes.................    19,226      36,865     (80,814)
Interest expense........................................     7,206       7,517       8,979
                                                          --------    --------    --------
Income (loss) before provision for income taxes.........    12,020      29,348     (89,793)
Income taxes............................................     5,141       9,988         714
                                                          --------    --------    --------
Income (loss) before extraordinary charge...............     6,879      19,360     (90,507)
Extraordinary charge-early extinguishment of debt.......       579
                                                          --------    --------    --------
NET INCOME (LOSS).......................................  $  6,300    $ 19,360    $(90,507)
                                                          ========    ========    ========

See notes to consolidated financial statements.

                         WERNER HOLDING CO. (PA), INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                       PRE-RECAPITALIZATION COMMON STOCK         POST-RECAPITALIZATION COMMON STOCK
                                  -------------------------------------------   -------------------------------------
                                        CLASS A                CLASS B               CLASS A             CLASS B
                                  -------------------   ---------------------   -----------------   -----------------
                                   SHARES     DOLLARS     SHARES      DOLLARS   SHARES    DOLLARS   SHARES    DOLLARS
                                   ------     -------     ------      -------   ------    -------   ------    -------
Balance at January 1, 1995......     13,282   $    14       149,887   $   149
Net income......................
Dividends declared ($10.20 per
 share).........................
Amortization of deferred
 compensation...................
Unrealized gains on investments
 (net of tax)...................
                                  ---------   -------   -----------   -------   -------   -------   -------   -------
Balance at December 31, 1995....     13,282        14       149,887       149
Net income......................
Dividends declared ($11.25 per
 share).........................
Amortization of deferred
 compensation...................
Repurchase of common stock......        (55)       (1)       (1,414)       (1)
Adjustment to minimum pension
 liability......................
Unrealized losses on investments
 (net of tax)...................
                                  ---------   -------   -----------   -------   -------   -------   -------   -------
Balance December 31, 1996.......     13,227        13       148,473       148
Net (loss)......................
Dividends declared ($10.50 per
 share).........................
Amortization of deferred
 compensation...................
Repurchase of common stock......        (55)       --          (574)       --
Adjustment to minimum pension
 liability......................
Unrealized losses on investments
 (net of tax)...................
Redemption and reclassification
 of common stock in connection
 with recapitalization,.........    (13,172)      (13)     (147,899)     (148)    2,059        --    22,438        --
Issuance of common stock in
 connection with the
 Recapitalization, net of
 issuance costs of $2,196.......
Non-cash compensation charge....
                                  ---------   -------   -----------   -------   -------   -------   -------   -------
BALANCE AT DECEMBER 31, 1997....              $    --                 $    --     2,059   $    --    22,438   $    --
                                  =========   =======   ===========   =======   =======   =======   =======   =======

                                              POST-RECAPITALIZATION COMMON STOCK
                                  ----------------------------------------------------------
                                       CLASS C             CLASS D             CLASS E         ADDITIONAL
                                  -----------------   -----------------   ------------------    PAID-IN      RETAINED
                                  SHARES    DOLLARS   SHARES    DOLLARS    SHARES    DOLLARS    CAPITAL      EARNINGS     OTHER
                                  ------    -------   ------    -------    ------    -------   ----------    --------     -----
Balance at January 1, 1995......                                                               $   1,316    $   49,652   $ (1,287)
Net income......................                                                                                 6,300
Dividends declared ($10.20 per
 share).........................                                                                                (1,664)
Amortization of deferred
 compensation...................                                                                                              242
Unrealized gains on investments
 (net of tax)...................                                                                                            7,381
                                  -------   -------   -------   -------   --------   -------   ---------    ----------   --------
Balance at December 31, 1995....                                                                   1,316        54,288      6,336
Net income......................                                                                                19,360
Dividends declared ($11.25 per
 share).........................                                                                                (1,836)
Amortization of deferred
 compensation...................                                                                                              185
Repurchase of common stock......                                                                                (1,410)
Adjustment to minimum pension
 liability......................                                                                                             (275)
Unrealized losses on investments
 (net of tax)...................                                                                                           (3,046)
                                  -------   -------   -------   -------   --------   -------   ---------    ----------   --------
Balance December 31, 1996.......                                                                   1,316        70,402      3,200
Net (loss)......................                                                                               (90,507)
Dividends declared ($10.50 per
 share).........................                                                                                (1,691)
Amortization of deferred
 compensation...................                                                                                              133
Repurchase of common stock......                                                                                  (731)
Adjustment to minimum pension
 liability......................                                                                                           (1,946)
Unrealized losses on investments
 (net of tax)...................                                                                                           (2,353)
Redemption and reclassification
 of common stock in connection
 with recapitalization,.........                                                                  (1,515)     (329,226)       199
Issuance of common stock in
 connection with the
 Recapitalization, net of
 issuance costs of $2,196.......    4,682        --     1,000        --     45,000         1     120,519
Non-cash compensation charge....                                                                  78,527
                                  -------   -------   -------   -------   --------   -------   ---------    ----------   --------
BALANCE AT DECEMBER 31, 1997....    4,682   $    --     1,000   $    --     45,000   $     1   $ 198,847    $ (351,753)  $   (767)
                                  =======   =======   =======   =======   ========   =======   =========    ==========   ========


                                    TOTAL
                                    -----
Balance at January 1, 1995......  $   49,844
Net income......................       6,300
Dividends declared ($10.20 per
 share).........................      (1,664)
Amortization of deferred
 compensation...................         242
Unrealized gains on investments
 (net of tax)...................       7,381
                                  ----------
Balance at December 31, 1995....      62,103
Net income......................      19,360
Dividends declared ($11.25 per
 share).........................      (1,836)
Amortization of deferred
 compensation...................         185
Repurchase of common stock......      (1,412)
Adjustment to minimum pension
 liability......................        (275)
Unrealized losses on investments
 (net of tax)...................      (3,046)
                                  ----------
Balance December 31, 1996.......      75,079
Net (loss)......................     (90,507)
Dividends declared ($10.50 per
 share).........................      (1,691)
Amortization of deferred
 compensation...................         133
Repurchase of common stock......        (731)
Adjustment to minimum pension
 liability......................      (1,946)
Unrealized losses on investments
 (net of tax)...................      (2,353)
Redemption and reclassification
 of common stock in connection
 with recapitalization,.........    (330,703)
Issuance of common stock in
 connection with the
 Recapitalization, net of
 issuance costs of $2,196.......     120,520
Non-cash compensation charge....      78,527
                                  ----------
BALANCE AT DECEMBER 31, 1997....  $ (153,672)
                                  ==========

See notes to consolidated financial statements.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                               FOR THE YEARS ENDED DECEMBER 31
                                                              ---------------------------------
                                                                1995        1996        1997
                                                              ---------   ---------   ---------
OPERATING ACTIVITIES
Net income (loss)...........................................  $  6,300    $ 19,360    $(90,507)
Reconciliation of net income (loss) to net cash (used in)
  provided by
  operating activities:
    Recapitalization expense................................                            22,714
    Non-cash compensation charge............................                            78,527
    Loss from early extinguishment of debt..................       579
    Depreciation and amortization...........................     8,018       9,201      11,500
    Provision for losses on accounts receivable.............       405         700        (115)
    Provision for insurance claims..........................    14,719      17,181      15,841
    Payment of insurance claims.............................    (9,882)    (13,347)    (11,517)
    Deferred income taxes...................................    (1,745)     (3,625)     (8,044)
    Realized net (gains) losses on disposition and
      impairment of insurance fund investments..............    (1,671)     (9,431)     16,407
    Net purchases of trading securities.....................    (2,660)     (5,381)     (1,975)
    Changes in operating assets and liabilities:
      Accounts receivable...................................       154      (4,326)    (16,521)
      Refundable income taxes...............................       393        (313)      1,196
      Inventories...........................................    (7,331)      3,644        (263)
      Accounts payable......................................   (12,088)      5,130       3,213
      Accrued liabilities...................................       601       3,414      (1,267)
      Other, (net)..........................................     2,840      (2,689)     (1,957)
                                                              --------    --------    --------
Net cash (used in) provided by operating activities.........    (1,368)     19,518      17,232
INVESTING ACTIVITIES
Capital expenditures........................................   (12,517)    (13,048)    (11,710)
Insurance fund securities available-for-sale:
  Purchases of debt and equity securities...................   (74,362)   (176,034)    (79,484)
  Sale of debt and equity securities........................    72,358     178,623      59,497
Net (purchases) sales of other insurance fund investments...    (4,147)      2,345      24,073
Other.......................................................      (212)     (7,718)      4,062
                                                              --------    --------    --------
Net cash (used in) investing activities.....................   (18,880)    (15,832)     (3,562)
FINANCING ACTIVITIES
Redemption of common stock..................................                          (332,899)
Issuance of common stock....................................                           122,716
Payment of recapitalization fees and expenses...............                           (37,952)
Refinancing of existing debt................................                           (65,571)
Issuance of Senior Subordinated Notes, net..................                           130,950
Borrowings under Senior Credit Facility.....................                           186,500
Net borrowings (repayments) under revolving credit
  agreements................................................    24,800       7,600      (6,300)
Borrowings of long-term debt................................     6,000
Repayments of long-term debt................................    (7,676)     (7,642)     (6,571)
Repurchase of common stock..................................                (1,412)       (731)
Dividends paid..............................................    (1,991)     (1,836)     (1,691)
Other.......................................................      (345)        (39)
                                                              --------    --------    --------
Net cash provided by (used in) financing activities.........    20,788      (3,329)    (11,549)
                                                              --------    --------    --------
Net increase in cash and equivalents........................       540         357       2,121
Cash and equivalents at beginning of year...................        89         629         986
                                                              --------    --------    --------
CASH AND EQUIVALENTS AT END OF YEAR.........................  $    629    $    986    $  3,107
                                                              ========    ========    ========
CASH PAID DURING THE YEAR FOR
Interest....................................................  $  6,980    $  6,756    $  7,752
                                                              ========    ========    ========
Income taxes................................................  $  6,493    $ 13,925    $  9,955
                                                              ========    ========    ========

See notes to consolidated financial statements.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

A.  DESCRIPTION OF BUSINESS

     The Company operates predominantly in a single industry within the United
States: the manufacture of climbing equipment which includes aluminum, fiberglass and wood ladders, scaffolding, stages and planks. In addition, the Company manufactures and sells aluminum extruded products. The Company's products are manufactured at common production facilities and use common manufacturing processes.

     The Company's export sales are less than 10% of total revenues. Sales to one customer accounted for 10.5% and 18.0% of consolidated net sales for the year ended December 31, 1996 and 1997, respectively. There were no other sales to customers that exceeded 10% of consolidated net sales for each of the years presented.

B.  SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- The consolidated financial statements of Werner Holding Co. (PA), Inc. include its accounts and the accounts of its wholly-owned subsidiary Werner Holding Co. (DE), Inc. and its wholly owned subsidiaries (collectively the "Company"). Werner Holding Co. (PA), Inc. has no substantial operations or assets, other than its investment in Werner Holding Co. (DE), Inc. The consolidated financial condition and results of operations of Werner Holding Co. (PA), Inc. are substantially the same as those of Werner Holding Co. (DE), Inc. Intercompany accounts and transactions have been eliminated.

     Revenue Recognition -- Sales are recorded when products are shipped and title passes to the customer.

     Accounts Receivable -- The Company provides credit, in the normal course of business, to its customers. The Company's customers are not concentrated in any specific geographic region. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when realized, have been within the range of management's expectations. Write-offs of uncollectible accounts receivable have totaled $341, $557 and $565 in 1995, 1996 and 1997, respectively.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     Inventories -- Inventories are stated at the lower of cost or market (net realizable value). Cost is determined principally by the last-in, first-out
(LIFO) method. The Company utilizes futures contracts to hedge the price risk associated with a certain percentage of its anticipated aluminum raw material requirements. All gains and losses on qualifying hedging transactions are deferred and reported as a component of the underlying transaction. The Company's practice is not to hold derivative commodity instruments for trading purposes.

     At December 31, 1996 and 1997, the Company had futures contracts to purchase aluminum of $44,486 and $47,194, respectively, which approximated their fair value. In 1995 the Company revised its projections of aluminum raw material requirements, reduced related purchase commitments and sold corresponding futures contracts resulting in the recognition of a pre-tax gain of $1,688.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

B.  SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     Property, Plant and Equipment -- Property, plant and equipment is stated at cost. Depreciation expense is calculated principally by using accelerated methods over the estimated useful lives of the assets. The estimated useful lives for buildings range from 40 to 45 years and for machinery and equipment range from 3 to 14 years.

     Long-lived assets are reviewed for impairment. Impairment is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related group of assets, may not be recoverable. If the expected future undisounted cash flows are less than the carrying amount of the asset, an impairment loss is recognized at that time. Measurement of impairment may be based upon appraisals, market values of similar assets or discounted cash flows.

     Insurance Fund Investments -- The Company's captive insurance subsidiary, Manufacturers Indemnity and Insurance Company of America ("MIICA"), maintains an investment fund which consists of debt securities, equity securities, real estate, cash and equivalents, and other investments. MIICA's investments in debt and equity securities are available for sale; therefore, these securities are reported at market value. Investments in real estate are recorded at depreciated value and short-term and other investments are stated primarily at cost which approximates market. Investments in special expiration price options are classified as trading securities and are reported at market value.

     Realized gains and losses on the sale of investments are recognized in operations. The cost of securities sold is based on the specific identification method. Changes in market values of debt and equity securities are reflected as unrealized gains or losses directly in shareholders' equity and accordingly, have no effect on operations until sold unless such losses are other than temporary, at which time such losses are recognized in operations. Changes in market values of special expiration price options are reported directly in operations.

     Reserve for Losses and Loss Adjustment Expenses -- MIICA maintains reserves for the product liability, workers' compensation and environmental liability claims of the Company. The reserve for losses and loss adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on past experience, for losses incurred but not reported. Such reserve is necessarily based on estimates and, while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amount provided. The methods for making such estimates and for establishing the resulting reserve are continually reviewed, and any adjustments are reflected in earnings currently. Payments of claims are made from MIICA's investment funds.

     Advertising -- The Company expenses all advertising as incurred. These expenses for the years ended December 31, 1995, 1996 and 1997 totaled $6,546, $7,586, and $8,001, respectively.

     Stock-Based Compensation -- The Company accounts for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

     Statement of Cash Flows -- Cash and equivalents include cash on hand, demand deposits and short-term highly liquid debt instruments purchased with a maturity of three months or less, exclusive of MIICA's investments.

     Recently Issued Accounting Standards -- In June 1997, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, which requires that an enterprise classify items of other comprehensive income (such as unrealized gains and losses on investments in debt and equity securities) in a financial statement and

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

B. SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of the balance sheet. The Company will comply with the provisions of this Statement upon its required adoption in 1998.

     In June 1997, the FASB also issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes new standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company is currently studying the effects of adoption of this statement which will be applicable for the Company effective December 31, 1998.

     Fair Values of Financial Instruments -- The Company's disclosures for financial instruments are as follows:

          Cash and equivalents -- The carrying amounts reported in the balance sheet for cash and equivalents bear interest at prevailing market rates and therefore approximates fair value.

          Insurance fund investments -- Debt and equity securities and other invested assets are stated at fair value.

          Long-term debt -- The carrying amounts of the Company's borrowings under the Senior Subordinated Notes, its credit agreements and the Variable Rate Demand Industrial Building Revenue Bonds, bear interest at prevailing market rates and therefore approximate their fair value at December 31, 1996 and 1997. The fair value of the Company's fixed rate senior notes was estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The fair value of the senior notes was $11,000 at December 31, 1996.

     Reclassification -- Certain prior year amounts have been reclassified to conform to the current year presentation in the consolidated financial statements.

C.  RECAPITALIZATION

     On October 8, 1997, the Company entered into a recapitalization agreement, which was amended and restated on October 27, 1997 (the "Recapitalization Agreement"), with certain affiliates of INVESTCORP S.A. ("Investcorp") and certain other international investors organized by Investcorp (collectively the "Investors").

The Recapitalization

     Pursuant to the Recapitalization Agreement, on November 24, 1997, the Company took the following actions (all of which together constituted the "Recapitalization"):

     (A) the Company filed with the Secretary of the State of the Commonwealth of Pennsylvania the Restated Articles of Incorporation pursuant to which the Company's capital stock was reclassified as follows:

           (i) Each share of Pre-Recapitalization Class A Stock held by shareholders who were not active in the management of the Company ("Non-Management Shareholders") was reclassified into the right to retain
     0.1376 of a fully paid and non-assessable share of Class A Stock and the right to receive 0.8624 of a fully paid and non-assessable share of Class A-1 Stock and each share of Pre-Recapitalization Class B Stock held by Non-Management Shareholders was reclassified into

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

C.  RECAPITALIZATION -- CONTINUED
     the right to retain 0.1376 of a fully paid and non-assessable share of Class B Stock and the right to receive 0.8624 of a fully paid and non-assessable share of Class B-1 Stock;

          (ii) Each share of Class A Stock and Class B Stock held by shareholders who were active in the management of the Company ("Management Shareholders") was reclassified into the fractions of fully paid and non-assessable shares of Class A Stock and Class A-1 Stock, and Class B Stock and Class B-1 Stock, respectively, as set forth in the Recapitalization Agreement; and

          (iii) Class C Common Stock, Class D Common Stock, Class E Common Stock and Common Stock were newly authorized for issuance.

     (B) the Class A-1 Stock and the Class B-1 Stock was then redeemed by the Company at a cash redemption price of approximately $2,421 per share (totaling approximately $330,700, plus the right to receive, upon certain conditions, an additional, one-time, lump sum payment (the "Market Participation Right"); and

     (C) The Pre-Recapitalization shareholders retained the outstanding shares of Class A Stock and Class B Stock, and the Investors purchased for approximately $122,700 shares of the Company's Class C Common Stock, Class D Common Stock and Class E Common Stock.

     Following the Recapitalization, the Pre-Recapitalization shareholders (including the Management Shareholders) continue to own approximately 33% of the outstanding voting equity of the Company and the Management Shareholders, who continue to manage and operate the business, continue to own approximately 13% of the Company's voting capital stock. Immediately following the Recapitalization, the Investors owned approximately 67% of the outstanding voting equity of the Company. Common stock with a par value of $.01 per share has been authorized (131,000 shares), but no shares are issued or outstanding at December 31, 1997.

     Market Participation Right -- If, prior to the tenth anniversary of November 24, 1997 (the "Recapitalization Closing Date") (i) there is an initial underwritten public offering of at least 10% of the common equity of the Company, or the Investors sell a majority of their shares of the Company and
(ii) at the time of such initial public offering or sale of shares, the Company's equity value equals or exceeds certain target values that imply significant annual compound rates of return (between 20% and 40%) to the Post-Recapitalization shareholders, then those persons who have the Market Participation Right shall be entitled to receive an aggregate amount equal to up to 5% of the Company's equity value (the "Payment"). The Payment will be payable in cash, provided that the Company, in its discretion, may make up to half of the Payment in notes or similar obligations with market terms which the Company's Board of Directors in good faith believes are of equivalent value. Such payment will be treated as an equity distribution to those persons who have the Market Participation Right.

     Voting Rights -- Holders of the Class A Common Stock and Class B Common Stock are entitled to one vote per share and holders of the Class D Common Stock are entitled to approximately 50.7 votes per share. Class C Common Stock and Class E Common Stock have no voting rights. Upon the occurrence of a sale of 100% of the outstanding equity securities of the Company, a sale of substantially all the assets of the Company or a public offering of any equity securities of the Company, each outstanding share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock will convert into one share of Common Stock of the Company. When issued, this new class of Common Stock of the Company will have one vote per share.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

C.  RECAPITALIZATION -- CONTINUED
     Recapitalization Financing -- The Recapitalization was funded by (i) $186,500 of borrowings under the Senior Credit Facility as discussed in Note F,
(ii) $135,000 from the offering of the Senior Subordinated Notes as discussed in Note F, and (iii) an equity contribution by the Investors of approximately $122,700. The proceeds from these financings funded: the payment of approximately $330,700 to holders of Class A-1 and Class B-1 Stock who redeemed their shares; the repayment of approximately $66,000 of outstanding indebtedness under the then existing credit facility and notes; and the payment of approximately $45,200 million of fees and expenses (including $5,000 in prepaid management fees) associated with the Recapitalization.

     Recapitalization Accounting -- The transaction was accounted for as a recapitalization and as such, the historical basis of the Company's assets and liabilities was not affected. Approximately $15,300 of Recapitalization related costs primarily representing financing fees were capitalized and are being amortized over the term of the related debt. Approximately $22,700 of Recapitalization related costs were expensed and are reflected as a component of operating income in the Company's Consolidated Statements of Operations. The expensed costs represent investment banker fees, transaction fees, legal and accounting fees, cash transaction bonuses totaling $1,134 paid to certain Company employees upon the successful completion of the Recapitalization, and other miscellaneous costs incurred in connection with the Recapitalization. Additionally, approximately $2,200 of Recapitalization costs incurred related to the issuance of common stock to the Investors has been netted against the proceeds of approximately $122,700.

     Other Arrangements -- The Company has also entered into employee protection agreements whereby certain management employees will receive cash payments aggregating approximately $6,600 upon completion of one year of service from the Recapitalization Closing Date. This amount is included in other current assets and liabilities at December 31, 1997, and is being amortized over the terms of the agreements, not to exceed one year from the Recapitalization Closing Date. Additionally, as a result of the Recapitalization, payments totaling $3,708 related to consulting agreements entered into in December 1996 with four senior executive officers/shareholders were accelerated and paid on the Recapitalization Closing Date. Such amounts were expensed and are included as part of the Recapitalization costs above. Previous payments made under the consulting agreements ($292) have been expensed as incurred and are included in general and administrative expenses.

     Included in the recapitalization related costs above is approximately $17,000 of amounts paid to Investcorp, including $5,000 which was paid during 1997 under a five year management fee arrangement.

D.  NON-CASH COMPENSATION CHARGE

     In 1997, the Company recorded a non-cash compensation charge of $78,500, with an offsetting credit to additional paid in capital. Such charge resulted from changes made to the terms of the plan under which restricted Pre-Recapitalization Class B common stock was issued to certain key employees of the Company. Approximately $74,300 of this charge relates to the accelerated vesting, as a result of the Recapitalization, of restricted Pre-Recapitalization class B common stock previously granted to certain key employees of the Company and $4,200 of the charge relates to the accelerated vesting, as a result of the Recapitalization, of restricted Pre-Recapitalization class B common stock, previously granted to a former key management employee upon his separation from the Company. Such charges represent the fair value of the shares at the date of the Recapitalization ($2421.29 per share) less the amount of the previously recognized compensation under the plan.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

E.  INVENTORIES

     Inventories are as follows:

                                                                 DECEMBER 31
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
Finished goods..............................................  $27,153    $26,512
Work in process.............................................   12,538     11,953
Raw materials and supplies..................................   15,231     18,075
                                                              -------    -------
Total inventories, which approximates replacement cost......   54,922     56,540
Less excess of cost over LIFO stated values.................   10,515     11,870
                                                              -------    -------
NET INVENTORIES.............................................  $44,407    $44,670
                                                              =======    =======

F.  DEBT AND CREDIT ARRANGEMENTS

     Debt and credit arrangements consist of the following:

                                                                  DECEMBER 31
                                                              -------------------
                                                               1996        1997
                                                              -------    --------
Variable Rate Demand Industrial Building Revenue Bonds, due
  2015......................................................  $ 5,000    $  5,000
Secured Credit Facility:
  Term loan facility........................................              145,000
Unsecured Credit Agreement:
  Revolving credit..........................................   57,300
  Term loan.................................................   14,000
Senior notes, payable through 1998..........................    7,142
Senior Subordinated Notes, due 2007, net of unamortized
  discount..................................................              130,991
                                                              -------    --------
Total debt and credit arrangements..........................   83,442     280,991
Less current maturities.....................................    7,571       1,450
                                                              -------    --------
DEBT CLASSIFIED AS LONG-TERM................................  $75,871    $279,541
                                                              =======    ========

     As part of the Recapitalization, the Company entered into a new senior credit facility with a group of banks (the "Senior Credit Facility"), and pursuant to the indenture dated November 24, 1997, issued $135,000 of 10% Senior Subordinated Notes (the "Notes"). Each of the Company's subsidiaries (except MIICA) have guaranteed the Senior Credit Facility and the Notes. Such guarantee of the Notes is subordinate to the guarantee of the Senior Credit Facility.

  The Notes:

     The $135,000 of Notes mature on November 15, 2007. Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 commencing on May 15, 1998. The Notes are general unsecured obligations of the Company ranking subordinate in right of payment to all existing and future senior indebtedness of the Company. The Notes will rank pari passu in right of payment with all other indebtedness of the Company that is subordinated to senior indebtedness of the Company.

     The Notes are not redeemable at the Company's option prior to November 15, 2002. The Notes are redeemable at the Company's option at 105.000% during the 12 months beginning November 15, 2002, 103.333% during the 12 months beginning November 15, 2003, 101.667% during the 12 months beginning November 15, 2004 and at 100% thereafter (expressed as a percentage of principal amount).

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

F.  DEBT AND CREDIT ARRANGEMENTS -- CONTINUED
In addition, prior to November 15, 2002, up to 35% of the Notes may be redeemed at 110% of the principal amount out of the proceeds of certain equity offerings.

  Senior Credit Facility:

     The Senior Credit Facility entered into on November 24, 1997, consists of $145,000 in term loan facilities; a $100,000 revolving credit facility; and a $75,000 receivables credit facility.

     Term Loan Facilities. The Term Loan Facilities consists of two tranches of term loans in an aggregate principal amount of $145,000. The Tranche B term loans are in an aggregate principal amount of $90,000, and the Tranche C term loans are in an aggregate principal amount of $55,000. These loans were made in a single drawing as part of the Recapitalization. The Tranche B and C term loans will mature on November 30, 2004 and 2005, respectively. Installments of the Tranche B term loans will be due in aggregate principal amounts of $900 per annum for the first five years, $30,000 for the sixth year, and $55,500 for the seventh year. Installments of the Tranche C term loans will be due in aggregate principal amounts of $550 for the first seven years and $51,150 for the eighth year.

     Revolving Credit Facility. The Revolving Credit Facility consists of a revolving credit facility in an aggregate principal amount of $100,000 under which no amounts were borrowed at December 31, 1997 except for amounts of $5,108 issued under the letter of credit subfacility. The Company is entitled to draw amounts under the Revolving Facility for general corporate purposes and working capital requirements. The Revolving Facility includes sub-limits for letters of credit and swing line loans ("Swing Line Loans") available on same-day notice. The Revolving Facility matures on November 30, 2003.

     Receivables Facility. The Receivables Facility consists of a revolving credit facility in an aggregate principal amount of $75,000, which is subject to a borrowing base limit not to exceed 80% of eligible accounts receivable. At December 31, 1997 $41,500 was outstanding under the Receivables Facility and is classified as short-term bank debt. The Company is entitled to draw amounts under the Receivables Facility for general corporate purposes and to meet working capital requirements. The Receivables Facility matures on November 30, 2003. At December 31, 1997, $2,200 was available for borrowing under this facility.

     Borrowings under the Senior Credit Facility bear interest at alternative floating rate structures at management's option and are collateralized by all of the capital stock of each of the Company's subsidiaries and substantially all of the inventory and property, plant and equipment of the Company and its subsidiaries other than MIICA. The Senior Credit Facility requires an annual commitment fee of 0.5% on the average daily unused amount of the Term Loan Facility, the Revolving Credit Facility and the Receivables Facility.

     Variable Rate Demand Industrial Building Revenue Bonds were issued in order to finance the Company's acquisition of land and equipment and the subsequent construction of a climbing products manufacturing facility. Under a lease agreement, the Company makes rental payments to the issuer in amounts sufficient to meet the debt service payments on the bonds. The bonds bear interest at a variable rate established weekly which may not exceed 15% per annum. The interest rate on the bonds may be converted to a fixed rate upon the satisfaction of certain conditions. Prior to a conversion to a fixed rate, the bonds are subject to purchase from the holder upon demand at a price equal to principal plus accrued interest. On or prior to the date of conversion to a fixed rate, the bonds are subject to redemption, in whole or in part, at the option of the Company. After conversion to a fixed rate, the bonds are subject to redemption, as a whole or in part, at the Company's option, on or after the tenth anniversary of the conversion, at annual redemption prices varying from 103% to 100% of the principal outstanding. Certain assets having an original cost of $3,889 are pledged as collateral for the bonds.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

F.  DEBT AND CREDIT ARRANGEMENTS -- CONTINUED
     The Senior Credit Facility and the Notes contain various restrictive covenants including restrictions on additional indebtedness, mergers, asset dispositions, restricted payments, prepayment and amendments of subordinated indebtedness. These covenants also prohibit, among other things, the payment of dividends. The financial covenants of the Senior Credit Facility require the Company to meet specific interest coverage, maximum leverage, minimum EBITDA, and capital expenditure requirements.

     The aggregate amount of principal payments is $1,450 in each of the years 1998 through 2002.

G.  ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at December 31:

                                                   1996      1997
                                                  -------   -------
Advertising, promotions and allowances.........   $ 5,455   $ 5,668
Payroll........................................     6,236     6,521
Deferred management transaction bonuses........               6,634
Other..........................................     7,923     6,073
                                                  -------   -------
                                                  $19,614   $24,896
                                                  =======   =======

H.  STOCK INCENTIVE PLANS

  Management Stock Incentive Plan

     In November 1997, the Company adopted the Stock Incentive Plan (the "Plan") which is administered by the Compensation Committee of the Board of Directors. Pursuant to the Plan, certain directors, employees and officers of the Company will be given the opportunity to acquire shares of Class C Stock through the grant of non-qualified and qualified stock options, stock appreciation rights and restricted shares. Options granted pursuant to the Plan are exercisable at no less than the fair market value of the Class C Stock at the time of grant. Qualified stock options shall expire no more than ten years after the date of grant. Non-qualified options shall expire no more than ten years and thirty days after the date of grant. A total of 7,600 shares of Class C stock is reserved for issuance under the Plan with a maximum of 2,500 shares to be issued to any employee in any year. As of December 31, 1997 no options, stock appreciation rights or restricted shares were issued under the Plan.

  Stock Loan Plan

     In connection with the Recapitaliztion, the Company established a stock purchase plan for certain members of the Company's management. Such individuals will have the opportunity to purchase shares of Class C Common Stock through a Stock Loan Plan, which provides loans to the members of management entering into stock purchase agreements. Shares with an aggregate fair market value of at least $2,000 will be made available for purchase under the Stock Loan Plan and stock purchase agreements.

  Restricted Stock Plan

     Until the date of the Recapitalization the Company maintained a restricted stock plan. Amortization of unearned compensation was $242, $185 and $133 in 1995, 1996, and 1997, respectively. As discussed in Note D, in connection with the Recapitalization the restricted stock awards which were outstanding at that date became fully vested.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

I.  INCOME TAXES

     The components of income tax expense at December 31 are presented below:

                                                       1995      1996      1997
                                                      -------   -------   -------
Current taxes:
  Federal..........................................   $ 6,148   $12,797   $ 8,093
  State and local..................................       738       816       665
                                                      -------   -------   -------
                                                        6,886    13,613     8,758
Deferred taxes:
  Federal..........................................    (1,745)   (3,094)   (7,859)
  State and local..................................                (531)     (185)
                                                      -------   -------   -------
                                                       (1,745)   (3,625)   (8,044)
                                                      -------   -------   -------
TOTAL..............................................   $ 5,141   $ 9,988   $   714
                                                      =======   =======   =======

     The income tax rate for financial reporting purposes varied from the federal statutory rate as follows:

                                                          1995     1996     1997
                                                          ----     ----     -----
Federal statutory rate..................................  35.0%    35.0%     35.0%
Non-cash compensation charge............................                    (30.6)
State income taxes, net of federal benefit..............   6.7      1.0      (0.5)
Adjustments to estimated income tax accruals............   1.1     (1.4)     (3.6)
Other -- net............................................           (0.6)     (1.1)
                                                          ----     ----     -----
EFFECTIVE TAX RATE......................................  42.8%    34.0%     (0.8%)
                                                          ====     ====     =====

     Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                                1996      1997
                                                               -------   -------
Deferred tax liabilities:
  Depreciation..............................................   $ 4,568   $ 4,817
  Investments in debt and equity securities.................     2,050       783
  Accrued expenses..........................................     2,275     3,596
                                                               -------   -------
Total deferred tax liabilities..............................     8,893     9,196
Deferred tax assets:
  Provision for loss and loss adjustment expenses...........     5,793     5,460
  Accrued vacation..........................................     1,288     1,467
  Pension obligation........................................     2,438     2,821
  Deferred compensation.....................................     2,349     3,040
  Accrued expenses..........................................     3,734     8,264
  Capital losses............................................        17     5,287
  Capital loss valuation allowance..........................              (1,106)
                                                               -------   -------
Total deferred tax assets...................................    15,619    25,233
                                                               -------   -------
NET DEFERRED TAX ASSETS.....................................   $ 6,726   $16,037
                                                               =======   =======

     SFAS No. 109, Accounting for Income Taxes, requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As realization of deferred tax assets relating to certain capital losses is considered uncer-

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

I.  INCOME TAXES -- CONTINUED
tain, a valuation allowance has been recorded. The Company believes that it has taxable income in prior periods sufficient to fully recognize its remaining deferred tax assets.

J.  LEASES

     The Company leases certain real estate and various equipment under long-term operating leases. Total rent expense for all leases amounted to $5,623, $5,606 and $4,970 for 1995, 1996 and 1997, respectively.

     Future minimum rental commitments as of December 31, 1997 for all noncancelable operating leases are as follows:

1998............................................  $     3,362
1999............................................        2,550
2000............................................        1,878
2001............................................          765
2002............................................          302
Thereafter......................................        2,240
                                                  -----------
TOTAL...........................................  $    11,097
                                                  ===========

K.  COMMITMENTS

     The Company has contracts to provide most of its estimated aluminum requirements with six principal suppliers. These contracts include stipulated prices, with provisions for price adjustments based on market. The six contracts are renegotiable, five in 1998 and one in 1999. MIICA has a letter of credit (expiring April 30, 1998) of which $11,938 and $12,529 was outstanding at December 31, 1996 and 1997, respectively.

L.  EMPLOYEE RETIREMENT AND BENEFIT PLANS

     The Company sponsors two non-contributory defined benefit pension plans to provide retirement benefits for substantially all of its employees. The pension plans provide benefits based on the participants' years of service and compensation or stated amounts for each year of service. The Company's funding policy is to contribute at least the amount that is sufficient to meet the minimum funding requirements of applicable federal law.

     A summary of the components of net periodic pension cost for these plans at December 31 is as follows:

                                                        1995      1996      1997
                                                       -------   -------   -------
Service cost -- benefits earned during the period...   $ 1,097   $ 1,495   $ 1,483
Interest cost on projected benefit obligation.......     2,189     2,424     2,556
Actual return on plan assets........................    (3,707)   (3,197)     (671)
Net amortization and deferral.......................       891       166    (2,535)
                                                       -------   -------   -------
TOTAL EXPENSE.......................................   $   470   $   888   $   833
                                                       =======   =======   =======

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

L.  EMPLOYEE RETIREMENT AND BENEFIT PLANS -- CONTINUED
     The following table sets forth the funded status of these plans and the related amounts included in the consolidated balance sheets at December 31:

                                                                 1996       1997
                                                               --------   --------
Actuarial present value of:
  Vested benefit obligation.................................   $ 25,070   $ 28,935
                                                               ========   ========
  Accumulated benefit obligation............................   $ 27,539   $ 31,931
                                                               ========   ========
Plan assets at fair value...................................   $ 32,510   $ 32,238
Projected benefit obligation................................    (34,324)   (40,512)
                                                               --------   --------
Plan assets less than projected benefit obligation..........     (1,814)    (8,274)
Less:
  Unrecognized net gain (loss)..............................        717     (5,155)
  Unrecognized prior service cost...........................      1,273      1,163
  Unrecognized net assets at January 1, 1987, net of
     amortization...........................................      1,409      1,171
  Adjustment for minimum liability..........................        243      1,681
                                                               --------   --------
NET PENSION LIABILITY RECORDED AT DECEMBER 31...............   $  5,456   $  7,134
                                                               ========   ========

     Plan assets consist primarily of listed common stocks, corporate and government bonds and short-term investments.

     The Company also sponsors an unfunded, non-qualified supplemental retirement plan to provide to certain officers a defined pension benefit in excess of limits imposed by federal tax law. Pension expense for this plan was $1,370 in 1995, $1,639 in 1996 and $4,862 (including special retirement benefits paid to certain former key management employees of $3,336) in 1997. At December 31, 1997, the projected benefit obligation for this plan totaled $13,739 of which $4,642 (comprised of unrecognized net losses of $2,740, unrecognized prior service cost of $1,216 and an unrecognized net obligation at January 1, 1987, of $686) is subject to later amortization. The remaining $9,097 is included in other long-term liabilities in the accompanying consolidated balance sheets.

     Assumptions used in accounting for the pension plans as of December 31 were:

                                                          1995    1996    1997
                                                          -----   -----   -----
Discount rate..........................................   7.50%   7.75%   7.00%
Rate of increase in compensation levels................   5.00%   5.00%   5.00%
Expected long-term rate of return on assets............   9.00%   9.00%   9.00%

     The decrease in the discount rate in 1997 from 1996 increased the accumulated benefit obligation of the two non-contributory defined benefit plans and the non-qualified supplemental retirement plan by $2,804 and $795, respectively, at December 31, 1997.

     The Company also sponsors various defined contribution plans which cover substantially all of its employees. For certain employees covered by contract, contributions are based on negotiated rates and hours worked; for others, contributions are a percentage of employees' contributions. The expense related to these plans was $1,318, $1,386, and $1,515 in 1995, 1996 and 1997, respectively.

     The Company sponsors several unfunded postretirement life and health-care benefits to certain of its key employees. Benefits are determined based on varying formulas using age at retirement and years of active service.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

L.  EMPLOYEE RETIREMENT AND BENEFIT PLANS -- CONTINUED
     The following table sets forth postretirement benefits recognized in the Company's consolidated balance sheet:

                                                                1996      1997
                                                               -------   -------
Accumulated postretirement benefit obligation:
  Retirees..................................................   $   599   $ 1,514
  Other fully eligible participants.........................     2,710     1,987
  Other active participants.................................       964     1,121
                                                               -------   -------
Subtotal....................................................     4,273     4,622
Unrecognized transition obligation..........................    (2,652)   (2,505)
Unrecognized actuarial loss.................................      (782)     (741)
                                                               -------   -------
POSTRETIREMENT BENEFIT LIABILITY RECORDED AT DECEMBER 31....   $   839   $ 1,376
                                                               =======   =======

     Net postretirement benefit cost for the plan at December 31 is as follows:

                                                              1995   1996   1997
                                                              ----   ----   ----
Service cost -- benefits earned during the period..........   $ 94   $131   $189
Interest cost on projected benefit obligation..............    234    272    326
Net amortization and deferral..............................    147    154    163
                                                              ----   ----   ----
TOTAL EXPENSE..............................................   $475   $557   $678
                                                              ====   ====   ====

     The accumulated postretirement benefit obligation was determined using an assumed discount rate of 7.75% and 7.00% for the years ended December 31, 1996 and 1997, respectively, and health care cost trend rates of 7.5% in 1996 and 7.0% in 1997. The assumed health care cost trend rate for 1998 is 6.5% decreasing ratably to 6.0% by the year 1999. The effect of a one percent increase in the health care cost trend rate assumption would increase the accumulated postretirement benefit obligation by $190 at December 31, 1997. The increase to the post retirement benefit cost would not be material.

M.  INSURANCE FUND INVESTMENTS AND RESERVE FOR LOSSES AND LOSS ADJUSTMENT
EXPENSES

     The following is a summary of the components of insurance fund investments:

                                                                 DECEMBER 31
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
Cash and equivalents........................................  $ 2,935    $14,821
Debt securities.............................................    2,895     17,851
Equity securities...........................................   25,721     20,422
Special expiration price options............................    6,824
Other investments...........................................   12,104      5,485
Receivable from securities sold.............................   30,470
                                                              -------    -------
TOTAL INSURANCE FUND INVESTMENTS............................  $80,949    $58,579
                                                              =======    =======

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

M. INSURANCE FUND INVESTMENTS AND RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES -- CONTINUED
AVAILABLE-FOR-SALE SECURITIES

     The insurance fund investment portfolio of debt and marketable equity securities, at December 31, 1997 and 1996, primarily consists of the following investments classified as available-for-sale:

                                               COST OR       GROSS         GROSS       ESTIMATED
                                              AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                COST         GAINS         LOSSES        VALUE
                                              ---------    ----------    ----------    ---------
December 31, 1996:
  U.S. Treasury.............................   $   332                    $     2       $   330
  States and political subdivisions.........     1,090      $    28                       1,118
  Foreign governments.......................        50                                       50
  Corporate.................................     1,397                                    1,397
                                               -------      -------       -------       -------
  Total debt securities.....................     2,869           28             2         2,895
  Equity securities.........................    19,682       12,887         6,848        25,721
                                               -------      -------       -------       -------
                                               $22,551      $12,915       $ 6,850       $28,616
                                               =======      =======       =======       =======
December 31, 1997:
  U.S. Treasury.............................   $13,272      $    97       $    20       $13,349
  States and political subdivisions.........     1,075           41                       1,116
  Foreign governments.......................       401                          1           400
  Corporate.................................     2,981            6             1         2,986
                                               -------      -------       -------       -------
  Total debt securities.....................    17,729          144            22        17,851
  Equity securities.........................    18,536        4,893         3,007        20,422
                                               -------      -------       -------       -------
                                               $36,265      $ 5,037       $ 3,029       $38,273
                                               =======      =======       =======       =======

     The gross realized gains and (losses) on sales of available-for-sale securities totaled $4,251 and $(4,089) for 1995, $11,139 and $(3,893) for 1996,
and $4,118 and $(2,949) for 1997, respectively. During 1995, 1996, and 1997, the change in net unrealized holding gain (loss) on available-for-sale securities that has been included as a separate component of shareholders' equity totaled $4,518 (net of deferred taxes of $2,424), $196 (net of deferred taxes of $106), and $(2,636) (net of deferred taxes of $1,420), respectively.

     In 1996 and 1997, MIICA recorded impairment losses of $656 and $9,884, respectively, relating to available-for-sale equity securities deemed by management to be other-than-temporarily impaired.

     MIICA owns common stock shares and warrants that have restrictions and cannot immediately be sold on the open market. These restricted securities have a fair value of $14,983 and $7,950 at December 31, 1996 and 1997, respectively.

     A substantial portion of the debt securities at December 31, 1997 mature in the years 1999 through 2002, whereas others have contractual maturity dates of the year 2003 or later.

TRADING SECURITIES

     MIICA also owned special expiration price options which were classified as trading securities. Those outstanding at December 31, 1996 were either sold, exercised or allowed to expire in 1997. The fair value of these securities was $6,824 at December 31, 1996. The average fair value of the options held during the year ended December 31, 1996 and 1997 was $8,422 and $3,207, respectively.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

M. INSURANCE FUND INVESTMENTS AND RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES -- CONTINUED
Unrealized gains on these options were reported directly in net income and totaled $2,935, $1,190, and $0 in 1995, 1996, and 1997, respectively. The net realized (losses) on sales of these investments totaled $(1,037) in 1995, $(4,595) in 1996, and $(8,798) in 1997.

OTHER INVESTMENTS

     MIICA has investments, which are not publicly traded and which are carried on the equity method. During 1996, MIICA liquidated a substantial portion of these investments realizing a net gain of $5,463. MIICA had a receivable of $30,470 relating to the sale of these and other securities at December 31, 1996. This receivable was collected in full during 1997. The net adjustment to unrealized holding gains (losses) on these securities, included as a separate component of shareholders' equity, totaled $2,863 in 1995 (net of deferred taxes of $1,564); $(3,242) in 1996 (net of deferred tax benefits of $1,745); and $283 in 1997 (net of deferred taxes of $153). Equity income or losses from these investments were not significant for any of the years presented. Other investments at December 31, 1996 and 1997 also include real estate ventures of $7,248 and $3,207, respectively.

RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

     The following table provides a reconciliation of the changes in the reserve for losses and loss adjustment expenses:

                                                              FOR THE YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1995       1996       1997
                                                              --------   --------   --------
Balance at beginning of year................................  $36,649    $41,486    $45,320
Add:
  Provision for claims occurring in the current year........   12,351     13,618     19,958
  Increase (decrease) in reserve for claims occurring in
     prior years............................................    2,368      3,563       (117)
  Provision for the year....................................   14,719     17,181     15,841
                                                              -------    -------    -------
Deduct:
  Payments for claims occurring:
     Current year...........................................      722        982      1,131
     Prior years............................................    9,160     12,365     10,386
                                                              -------    -------    -------
Payments for the year.......................................    9,882     13,347     11,517
                                                              -------    -------    -------
Balance at end of year......................................  $41,486    $45,320    $49,644
                                                              =======    =======    =======

The increase (decrease) in the reserve for claims occurring in prior years is primarily the result of the increase (decrease) in the severity of prior year claims.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

N.  OTHER INCOME (EXPENSE), NET

     Other income (expense), net is comprised of the following:

                                                                YEARS ENDED DECEMBER 31
                                                              ----------------------------
                                                               1995      1996       1997
                                                              ------    ------    --------
MIICA investment (loss) income:
     Realized (losses) gains and impairment losses..........  $ (875)   $7,458    $(17,513)
     Unrealized gains on trading securities.................   2,935     1,190
     Other investment (losses) earnings.....................    (753)      803       2,952
                                                              ------    ------    --------
     Investment income (loss), net..........................   1,307     9,451     (14,561)
Miscellaneous income (loss), net............................   2,907       400      (1,108)
                                                              ------    ------    --------
Total other income (expense), net...........................  $4,214    $9,851    $(15,669)
                                                              ======    ======    ========

O.  SUPPLEMENTAL GUARANTOR INFORMATION

     As discussed in Note F, the Company in November 1997 completed refinancing substantially all of its outstanding debt through borrowings under the Senior Credit Facility and the Notes. The issuer of the refinanced debt is Werner Holding Co. (DE), Inc. (the "Issuer"). The Issuer's wholly owned subsidiaries, except for MIICA (the "Guarantor Subsidiaries"), along with Werner Holding Co.
(PA), Inc., its parent, have provided full, unconditional, joint and several guarantees of the Senior Credit Facility and the Notes and will provide the same guarantee for obligations of any registered notes exchanged for the Notes.

     Following is condensed consolidated financial information for Werner Holding Co. (PA), Inc. (the "Parent Company"), the Issuer, the Guarantor Subsidiaries and MIICA (the "Non-Guarantor Subsidiary"). Separate financial statements of the Guarantor Subsidiaries are not presented because management has determined that they would not provide additional information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below. Further, separate financial statements of the Issuer have not been provided as management has determined that they would not provide information that is material to investors, as the Issuer has no substantial operations or assets, other than its investment in its subsidiaries.

     Investments in subsidiaries are accounted for by the Company on the equity method of accounting. Earnings at subsidiaries are, therefore, reflected in the Company's investment account. The elimination entries eliminate investment in subsidiaries and intercompany balances and transactions.

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                                                              DECEMBER 31, 1996
                                ------------------------------------------------------------------------------
                                                      COMBINED
                                PARENT               GUARANTOR     NON-GUARANTOR
                                COMPANY   ISSUER    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                                -------   -------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash and equivalents........  $  344    $    13     $    629        $             $               $    986
  Accounts receivable.........                          47,069            818          (1,610)        46,277
  Refundable income taxes.....                           1,989                             27          2,016
  Inventories.................                          44,407                                        44,407
  Deferred income taxes.......                           2,057            520                          2,577
  Other.......................                           4,840            127          (3,130)         1,837
                                -------   -------     --------        -------       ---------       --------
Total current assets..........     344         13      100,991          1,465          (4,713)        98,100
Investments and other assets:
  Insurance fund
     investments..............                                         80,949                         80,949
  Deferred income taxes.......                           2,985          1,164                          4,149
  Deferred financing fees,
     net......................                             174                                           174
  Investment in
     subsidiaries.............  74,735     74,722                                    (149,457)
  Other.......................                          19,572            677          (5,000)        15,249
                                -------   -------     --------        -------       ---------       --------
                                74,735     74,722       22,731         82,790        (154,457)       100,521
Property, plant and equipment:
  Land and improvements.......                           5,740                                         5,740
  Buildings...................                          29,372                                        29,372
  Machinery and equipment.....                          90,884            217                         91,101
                                -------   -------     --------        -------       ---------       --------
                                                       125,996            217                        126,213
  Less accumulated
     depreciation and
     amortization.............                          68,957            128                         69,085
                                -------   -------     --------        -------       ---------       --------
                                                        57,039             89                         57,128
  Capital projects in
     progress.................                           5,436                                         5,436
                                -------   -------     --------        -------       ---------       --------
                                                        62,475             89                         62,564
                                -------   -------     --------        -------       ---------       --------
Total assets..................  $75,079   $74,735     $186,197        $84,344       $(159,170)      $261,185
                                =======   =======     ========        =======       =========       ========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                                                        DECEMBER 31, 1996
                          ------------------------------------------------------------------------------
                                                COMBINED
                          PARENT               GUARANTOR     NON-GUARANTOR
                          COMPANY   ISSUER    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                          -------   -------   ------------   -------------   ------------   ------------
LIABILITIES AND
  SHAREHOLDERS' EQUITY
  (DEFICIT)
Current liabilities:
  Accounts payable......  $         $           $ 20,830        $   861       $               $ 21,691
  Intercompany payable
     (receivable).......                          (1,508)         1,508
  Accrued liabilities...                          14,958          9,369          (4,713)        19,614
  Current maturities of
     long-term debt.....                           7,571                                         7,571
                          -------   -------     --------        -------       ---------       --------
Total current
  liabilities...........                          41,851         11,738          (4,713)        48,876
Long-term obligations:
  Long-term debt -- less
     current
     maturities.........                          75,871                                        75,871
  Intercompany payable
     (receivable).......                                          5,000          (5,000)
  Reserve for losses and
     loss adjustment
     expenses...........                                         45,320                         45,320
  Other.................                          16,039                                        16,039
                          -------   -------     --------        -------       ---------       --------
                                                  91,910         50,320          (5,000)       137,230
Total shareholders'
  equity (deficit)......  75,079     74,735       52,436         22,286        (149,457)        75,079
                          -------   -------     --------        -------       ---------       --------
Total liabilities and
  shareholders' equity
  (deficit).............  $75,079   $74,735     $186,197        $84,344       $(159,170)      $261,185
                          =======   =======     ========        =======       =========       ========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                                                       DECEMBER 31, 1997
                       ----------------------------------------------------------------------------------
                                                 COMBINED
                        PARENT                  GUARANTOR     NON-GUARANTOR
                        COMPANY     ISSUER     SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                       ---------   ---------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash and
     equivalents.....  $      17   $       6     $  3,084       $               $              $  3,107
  Accounts
     receivable......                              62,548          6,502          (6,137)        62,913
  Refundable income
     taxes...........                                 664            156                            820
  Inventories........                              44,670                                        44,670
  Deferred income
     taxes...........                               2,623          1,828                          4,451
  Other..............                               6,636            300                          6,936
                       ---------   ---------     --------       --------        --------       --------
Total current
  assets.............         17           6      120,225          8,786          (6,137)       122,897
Investments and other
  assets:
  Insurance fund
     investments.....                                             58,579                         58,579
  Deferred income
     taxes...........                               6,445          5,141                         11,586
  Deferred financing
     fees, net.......                 15,098                                                     15,098
  Investment in
     subsidiaries....   (153,689)    148,698                                       4,991
  Other..............                              13,447            749                         14,196
                       ---------   ---------     --------       --------        --------       --------
                        (153,689)    163,796       19,892         64,469           4,991         99,459
Property, plant and
  equipment:
  Land and
     improvements....                               7,369                                         7,369
  Buildings..........                              34,666                                        34,666
  Machinery and
     equipment.......                              97,736            173                         97,909
                       ---------   ---------     --------       --------        --------       --------
                                                  139,771            173                        139,944
  Less accumulated
     depreciation and
     amortization....                              77,157            127                         77,284
                       ---------   ---------     --------       --------        --------       --------
                                                   62,614             46                         62,660
  Capital projects in
     progress........                               3,169                                         3,169
                       ---------   ---------     --------       --------        --------       --------
                                                   65,783             46                         65,829
                       ---------   ---------     --------       --------        --------       --------
Total assets.........  $(153,672)  $ 163,802     $205,900       $ 73,301        $ (1,146)      $288,185
                       =========   =========     ========       ========        ========       ========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                                                        DECEMBER 31, 1997
                        ---------------------------------------------------------------------------------
                                                 COMBINED
                         PARENT                 GUARANTOR     NON-GUARANTOR
                         COMPANY     ISSUER    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                        ---------   --------   ------------   -------------   ------------   ------------
LIABILITIES AND
  SHAREHOLDERS' EQUITY
  (DEFICIT)
Current liabilities:
  Short-term bank
     debt.............  $           $ 41,500     $               $              $              $ 41,500
  Accounts payable....                             24,904                                        24,904
  Intercompany payable
     (receivable).....                                261           (261)
  Accrued
     liabilities......                             24,597          6,436          (6,137)        24,896
  Current maturities
     of long-term
     debt.............                 1,450                                                      1,450
                        ---------   --------     --------        -------        --------       --------
Total current
  liabilities.........                42,950       49,762          6,175          (6,137)        92,750
Long-term obligations:
  Long-term debt --
     less current
     maturities (net
     of unamortized
     discount of
     $4,009)..........               274,541        5,000                                       279,541
  Reserve for losses
     and loss
     adjustment
     expenses.........                                            49,644                         49,644
  Other...............                             19,922                                        19,922
                        ---------   --------     --------        -------        --------       --------
                                     274,541       24,922         49,644                        349,107
Shareholders' equity
  (deficit)...........   (153,672)  (153,689)     131,216         17,482           4,991       (153,672)
                        ---------   --------     --------        -------        --------       --------
Total liabilities and
  shareholders' equity
  (deficit)...........  $(153,672)  $163,802     $205,900        $73,301        $ (1,146)      $288,185
                        =========   ========     ========        =======        ========       ========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                 -----------------------------------------------------------------------------
                                                      COMBINED
                                 PARENT              GUARANTOR     NON-GUARANTOR
                                 COMPANY   ISSUER   SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                                 -------   ------   ------------   -------------   ------------   ------------
Net sales......................  $         $          $336,029        $1,421         $ (1,421)      $336,029
Cost of sales..................                        248,937                                       248,937
                                 ------    ------     --------        ------         --------       --------
Gross profit...................                         87,092         1,421           (1,421)        87,092
General and administrative
  expense......................                         23,443         2,042             (478)        25,007
Selling and distribution
  expense......................                         47,073                                        47,073
                                 ------    ------     --------        ------         --------       --------
Operating profit (loss)........                         16,576          (621)            (943)        15,012
Income from equity investees...   6,300     6,300                                     (12,600)
Other income, net..............                          1,525         2,125              564          4,214
                                 ------    ------     --------        ------         --------       --------
Income before interest and
  taxes........................   6,300     6,300       18,101         1,504          (12,979)        19,226
Interest expense...............                          7,148            58                           7,206
                                 ------    ------     --------        ------         --------       --------
Income before provisions for
  income taxes.................   6,300     6,300       10,953         1,446          (12,979)        12,020
Income taxes...................                          4,964           177                           5,141
                                 ------    ------     --------        ------         --------       --------
Income before extraordinary
  charge.......................   6,300     6,300        5,989         1,269          (12,979)         6,879
Extraordinary charge -- early
  extinguishment of debt.......                            579                                           579
                                 ------    ------     --------        ------         --------       --------
NET INCOME.....................  $6,300    $6,300     $  5,410        $1,269         $(12,979)      $  6,300
                                 ======    ======     ========        ======         ========       ========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                ------------------------------------------------------------------------------
                                                      COMBINED
                                PARENT               GUARANTOR     NON-GUARANTOR
                                COMPANY   ISSUER    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                                -------   -------   ------------   -------------   ------------   ------------
Net sales.....................  $         $           $366,864        $   687        $   (687)      $366,864
Cost of sales.................                         264,977                                       264,977
                                -------   -------     --------        -------        --------       --------
Gross profit..................                         101,887            687            (687)       101,887
General and administrative
  expense.....................                          25,926          2,509          (1,408)        27,027
Selling and distribution
  expense.....................                          47,846                                        47,846
                                -------   -------     --------        -------        --------       --------
Operating profit (loss).......                          28,115         (1,822)            721         27,014
Income from equity
  investees...................  19,360     19,360                                     (38,720)
Other income, net.............                              61          9,629             161          9,851
                                -------   -------     --------        -------        --------       --------
Income before interest and
  taxes.......................  19,360     19,360       28,176          7,807         (37,838)        36,865
Interest expense..............                           7,517                                         7,517
                                -------   -------     --------        -------        --------       --------
Income before provision for
  income taxes................  19,360     19,360       20,659          7,807         (37,838)        29,348
Income taxes..................                           7,413          2,575                          9,988
                                -------   -------     --------        -------        --------       --------
NET INCOME....................  $19,360   $19,360     $ 13,246        $ 5,232        $(37,838)      $ 19,360
                                =======   =======     ========        =======        ========       ========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                     FOR THE YEAR ENDED DECEMBER 31, 1997
                               --------------------------------------------------------------------------------
                                                       COMBINED
                                PARENT                GUARANTOR     NON-GUARANTOR
                               COMPANY     ISSUER    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                               --------   --------   ------------   -------------   ------------   ------------
Net sales....................  $          $            $416,321       $  2,704        $ (2,704)      $416,321
Cost of sales................                           300,095                                       300,095
                               --------   --------     --------       --------        --------       --------
Gross profit.................                           116,226          2,704          (2,704)       116,226
General and administrative
  expense....................                            29,717          2,501          (1,032)        31,186
Selling and distribution
  expense....................                            48,944                                        48,944
Recapitalization expense.....                            22,714                                        22,714
Non-cash compensation
  charge.....................                            78,527                                        78,527
                               --------   --------     --------       --------        --------       --------
Operating (loss) profit......                           (63,676)           203          (1,672)       (65,145)
(Loss) from equity
  investees..................   (90,507)   (90,507)                                    181,014
Other (expense), net.........                            (1,106)       (14,563)                       (15,669)
                               --------   --------     --------       --------        --------       --------
(Loss) before interest and
  taxes......................   (90,507)   (90,507)     (64,782)       (14,360)        179,342        (80,814)
Interest expense.............                             8,979                                         8,979
                               --------   --------     --------       --------        --------       --------
(Loss) before provision for
  income taxes...............   (90,507)   (90,507)     (73,761)       (14,360)        179,342        (89,793)
Income taxes.................                             4,623         (3,909)                           714
                               --------   --------     --------       --------        --------       --------
NET (LOSS)...................  $(90,507)  $(90,507)    $(78,384)      $(10,451)       $179,342       $(90,507)
                               ========   ========     ========       ========        ========       ========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                    FOR THE YEAR ENDED DECEMBER 31, 1995
                               ------------------------------------------------------------------------------
                                                     COMBINED
                               PARENT               GUARANTOR     NON-GUARANTOR
                               COMPANY   ISSUER    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                               -------   -------   ------------   -------------   ------------   ------------
NET CASH PROVIDED BY (USED
  IN) OPERATING ACTIVITIES...  $         $           $(3,711)        $ 2,343        $              $(1,368)
INVESTING ACTIVITIES
Capital expenditures.........                        (12,517)                                      (12,517)
Insurance fund securities
  available-for-sale:
     Purchases of debt and
       equity securities.....                                        (74,362)                      (74,362)
     Sale of debt and equity
       securities............                                         72,358                        72,358
Net purchases of other
  insurance fund
  investments................                                         (4,147)                       (4,147)
Other........................                         (1,063)            851                          (212)
Intercompany transactions....   2,318        (66)     (2,252)             --             --             --
                               -------   -------     -------         -------        -------        -------
Net cash provided by (used
  in) investing activities...   2,318        (66)    (15,832)         (5,300)                      (18,880)
FINANCING ACTIVITIES
Net borrowings under
  revolving credit
  agreements.................                         24,800                                        24,800
Borrowings of long-term
  debt.......................                          6,000                                         6,000
Repayment of long-term
  debt.......................                         (7,676)                                       (7,676)
Dividends paid...............  (1,991)                                                              (1,991)
Other........................                         (2,345)          2,000                          (345)
                               -------   -------     -------         -------        -------        -------
Net cash (used in) provided
  by financing activities....  (1,991)        --      20,779           2,000                        20,788
                               -------   -------     -------         -------        -------        -------
Net increase (decrease) in
  cash and equivalents.......     327        (66)      1,236            (957)                          540
Cash and equivalents
  (overdraft) at beginning of
  year.......................       6         76        (950)            957                            89
                               -------   -------     -------         -------        -------        -------
CASH AND EQUIVALENTS AT END
  OF YEAR....................  $  333    $    10     $   286         $              $              $   629
                               =======   =======     =======         =======        =======        =======

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                   FOR THE YEAR ENDED DECEMBER 31, 1996
                             --------------------------------------------------------------------------------
                                                     COMBINED
                              PARENT                GUARANTOR     NON-GUARANTOR
                             COMPANY     ISSUER    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                             --------   --------   ------------   -------------   ------------   ------------
NET CASH PROVIDED BY (USED
  IN) OPERATING
  ACTIVITIES...............  $          $            $ 24,452       $ (4,934)       $             $  19,518
INVESTING ACTIVITIES
Capital expenditures.......                           (13,048)                                      (13,048)
Insurance fund securities
  available-for-sale:
     Purchases of debt and
       equity securities...                                         (176,034)                      (176,034)
     Sale of debt and
       equity securities...                                          178,623                        178,623
Net sales of other
  insurance fund
  investments..............                                            2,345                          2,345
Other......................                            (7,718)                                       (7,718)
Intercompany
  transactions.............     3,259          3       (3,262)
                             --------   --------     --------       --------        --------      ---------
Net cash provided by (used
  in) investing
  activities...............     3,259          3      (24,028)         4,934                        (15,832)
FINANCING ACTIVITIES
Net borrowings under
  revolving credit
  agreements...............                             7,600                                         7,600
Repayments of long-term
  debt.....................                            (7,642)                                       (7,642)
Repurchase of common
  stock....................    (1,412)                                                               (1,412)
Dividends paid.............    (1,836)                                                               (1,836)
Other......................                               (39)                                          (39)
                             --------   --------     --------       --------        --------      ---------
Net cash (used in) provided
  by financing
  activities...............    (3,248)                    (81)                                       (3,329)
                             --------   --------     --------       --------        --------      ---------
Net increase in cash and
  equivalents..............        11          3          343                                           357
Cash and equivalents at
  beginning of year........       333         10          286                                           629
                             --------   --------     --------       --------        --------      ---------
CASH AND EQUIVALENTS AT END
  OF YEAR..................  $    344   $     13     $    629       $               $             $     986
                             ========   ========     ========       ========        ========      =========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

O.  SUPPLEMENTAL GUARANTOR INFORMATION -- CONTINUED
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                   FOR THE YEAR ENDED DECEMBER 31, 1997
                             ---------------------------------------------------------------------------------
                                                      COMBINED
                              PARENT                 GUARANTOR     NON-GUARANTOR
                             COMPANY     ISSUER     SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                             --------   ---------   ------------   -------------   ------------   ------------
NET CASH PROVIDED BY (USED
  IN) OPERATING
  ACTIVITIES...............  $          $             $ 24,318       $ (7,086)       $              $ 17,232
INVESTING ACTIVITIES
Capital expenditures.......                            (11,710)                                      (11,710)
Insurance fund securities
  available-for-sale:
     Purchases of debt and
       equity securities...                                           (79,484)                       (79,484)
     Sale of debt and
       equity securities...                                            59,497                         59,497
Net sales of other
  insurance fund
  investments..............                                            24,073                         24,073
Other (net)................                              4,062                                         4,062
Intercompany
  transactions.............   212,278    (279,505)      67,227             --              --             --
                             --------   ---------     --------       --------        --------       --------
Net cash provided by (used
  in) investing
  activities...............   212,278    (279,505)      59,579          4,086                         (3,562)
FINANCING ACTIVITIES
Redemption of common
  stock....................  (332,899)                                                              (332,899)
Issuance of common stock...   122,716                                                                122,716
Payment of recapitalization
  fees and expenses........               (37,952)                                                   (37,952)
Refinancing of existing
  debt.....................                            (65,571)                                      (65,571)
Issuance of Subordinated
  Notes, net...............               130,950                                                    130,950
Borrowings under Senior
  Credit Facility..........               186,500                                                    186,500
Net (repayments) under
  revolving credit
  agreements...............                             (6,300)                                       (6,300)
Repayments of long-term
  debt.....................                             (6,571)                                       (6,571)
Repurchase of common
  stock....................      (731)                                                                  (731)
Dividends paid.............    (1,691)                                                                (1,691)
Capital contribution.......                             (8,000)         8,000
Other......................                              5,000         (5,000)
                             --------   ---------     --------       --------        --------       --------
Net cash (used in) provided
  by financing
  activities...............  (212,605)    279,498      (81,442)         3,000                        (11,549)
                             --------   ---------     --------       --------        --------       --------
Net (decrease) increase in
  cash and equivalents.....      (327)         (7)       2,455                                         2,121
Cash and equivalents at
  beginning of year........       344          13          629                                           986
                             --------   ---------     --------       --------        --------       --------
CASH AND EQUIVALENTS AT END
  OF YEAR..................  $     17   $       6     $  3,084       $               $              $  3,107
                             ========   =========     ========       ========        ========       ========

                 WERNER HOLDING CO. (PA), INC. AND SUBSIDIARIES

P.  SUBSEQUENT EVENT (UNAUDITED)

     In the first quarter of 1998, the Company made a decision to obtain commercial insurance coverage for its product liability and workers' compensation claims as opposed to providing insurance for such claims through MIICA. Accordingly, on March 31, 1998 the Company entered into an arrangement with a commercial insurance provider under which the risk associated with the Company's product liability and workers' compensation claims was transferred to the commercial insurance provider and the commercial insurance provider agreed to assume losses which occurred on or before March 31, 1998 and extinguished the Company's liability in regard to such losses. The Company paid approximately $41,500 for this insurance coverage from the proceeds of the liquidation of certain of MIICA's insurance fund investments. As of March 31, 1998, the Company had a reserve for such losses of approximately $48,500. As a result the Company recognized a gain of approximately $7,000. The Company has also obtained third party insurance coverage, subject to certain deductible provisions, for product liability and workers' compensation claims which occur on or after April 1, 1998.

     Further, the Company made a decision to discontinue the operations of MIICA, a Colorado corporation with its principal place of business in Boulder, Colorado, and has recorded a charge of $700 at March 31, 1998 relating primarily to legal fees, employee separation and severance costs, the write-off of certain of its fixed assets, and other related expenses.

======================================================

    ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                        BY REGISTERED OR CERTIFIED MAIL:
                       IBJ Schroder Bank & Trust Company
                                  P.O. Box 84
                             Bowling Green Station

                         New York, New York 10274-0084

                Attention: Reorganization Operations Department

                     BY HAND DELIVERY OR OVERNIGHT COURIER:
                       IBJ Schroder Bank & Trust Company

                                One State Street

                            New York, New York 10004
                    Attention: Securities Processing Window
                              Subcellar One (SC1)

                            FACSIMILE TRANSMISSION:
                                 (212) 858-2611

                             CONFIRM BY TELEPHONE:
                                 (212) 858-2103
               (Originals of all documents submitted by facsimile
                        should be sent promptly by hand,
              overnight courier, or registered or certified mail)

    NO BROKER, DEALER OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFER MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    UNTIL            , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES,
WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

======================================================
======================================================
                         WERNER HOLDING CO. (DE), INC.

                                  WERNER LOGO
                             OFFER FOR OUTSTANDING
                            10% SENIOR SUBORDINATED
                                 NOTES DUE 2007

                                IN EXCHANGE FOR

                        10% SERIES A SENIOR SUBORDINATED
                                 NOTES DUE 2007
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                           , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law ("PBCL") authorize a Pennsylvania corporation to limit or eliminate the personal liability of its directors and officers to the corporation, its shareholders or third parties for monetary damages incurred by reason of the fact that such director or officer is or was a representative of the corporation, but only if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. In addition, for third party actions, this indemnification may apply to any criminal proceeding if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The Company's Articles of Incorporation include a provision which limits or eliminates the personal liability of its directors and officers to the fullest extent permitted by Sections 1741 and 1742 of the PBCL.

     Section 1743 of the PBCL provides for a mandatory indemnification for a representative of a business corporation who has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 or 1742. This indemnification covers all expenses (including attorneys' fees) actually and reasonably incurred by the representative in connection with such action.

     The Company's Bylaws provide that, except as prohibited by law, the Company will indemnify against any expense, liability and loss (including attorneys' fees) any director or officer who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether brought by or in the right of the corporation or otherwise, incurred by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Under Sections 1741 and 1742 of the PBCL, the representative is not indemnified by the corporation if he or she did not act in good faith or in a manner he or she reasonably believed was in the best interests of the corporation. The inclusion of these indemnification provisions in the Company's Bylaws is intended to enable the Company to attract qualified persons to serve as directors and officers who might otherwise be reluctant to do so. The Company is also required to advance expenses to an indemnitee provided that the Company receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
  *1.1    Purchase Agreement, dated November 14, 1997, among the
          Company, the Guarantors and the Initial Purchasers.
  *1.2    Registration Rights Agreement among the Company, Chase
          Securities Inc., Donaldson, Lufkin & Jenrette Securities
          Corporation and Goldman Sachs & Co., dated November 24,
          1997.
  *1.3    Form of Letter of Transmittal.
  *2      Amended and Restated Recapitalization Agreement, dated as of
          October 27, 1997, by and among Holding and certain investors organized by Investcorp S.A.
  *3.1    Certificate of Incorporation of Werner Holding Co. (DE),
          Inc.
  *3.2    By-laws of Werner Holding Co. (DE), Inc.
  *3.3    Amended and Restated Articles of Incorporation of Werner
          Holding Co. (PA), Inc.
  *3.4    By-laws of Werner Holding Co. (PA), Inc.
  *3.5    Articles of Incorporation of Werner Co.
  *3.6    By-laws of Werner Co.
  *3.7    Articles of Incorporation by Gold Medal Ladder Company.
  *3.8    By-laws of Gold Medal Ladder Company.
  *3.9    Articles of Incorporation of Kentucky Ladder Company.
  *3.10   By-laws of Kentucky Ladder Company.
  *3.11   Articles of Incorporation of Florida Ladder Company.
  *3.12   By-laws of Florida Ladder Company.
  *3.13   Articles of Incorporation of Werner Management Co.
  *3.14   By-laws of Werner Management Co.
  *3.15   Certificate of Incorporation of Werner Financial Inc.
  *3.16   By-laws of Werner Financial Inc.
  *3.17   Articles of Incorporation of R.D. Arizona Ladder Corp.
  *3.18   By-laws of R.D. Arizona Ladder Corp.
  *3.19   Certificate of Incorporation of WIP Technologies, Inc.
  *3.20   By-laws of WIP Technologies, Inc.
  *3.21   Certificate of Incorporation of Ardee Investment Co., Inc.
  *3.22   By-laws of Ardee Investment Co., Inc.
  *3.23   Articles of Incorporation of Olympus Properties, Inc.
  *3.24   By-laws of Olympus Properties, Inc.
  *3.25   Articles of Incorporation of Phoenix Management Services,
          Inc.
  *3.26   By-laws of Phoenix Management Services, Inc.
  *4.1    Indenture between the Company and IBJ Schroder Bank & Trust
          Company, as Trustee, dated as of November 24, 1997.
  *4.2    Form of Note (included as Exhibit B to Exhibit 4.1).

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
  *4.3    Registration Rights Agreement among the Company, Chase
          Securities Inc., Donaldson, Lufkin & Jenrette Securities
          Corporation and Goldman, Sachs & Co. dated November 24, 1997
          (filed as Exhibit 1.2).
  *4.4    Form of Letter of Transmittal (filed as Exhibit 1.3).
   5.1    Opinion of Gibson, Dunn & Crutcher LLP.
  *8.1    Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters.
 *10.1    Form of Employee Protection Agreements between Holding and certain employees (schedule attached).
 *10.2    Shareholder Agreement, dated as of November 24, 1997, by and among Holding, Investcorp Investment Equity Limited, certain other holders of shares of Class D Common Stock of Holding and the other individuals listed on the signature pages
          thereto.
 *10.3    Form of Employment Agreement, dated as of November 24, 1997, between Werner Management Co. and certain named executive
          officers.
 *10.4    Management Stock Incentive Plan, established by Werner
          Holding Co. (PA), Inc. as of November 24, 1997.
 *10.5    Form of Stock Option Agreements pursuant to Stock Incentive
          Plan between Werner Holding Co. (PA), Inc. and certain
          employees (schedule attached).
 *10.6    Trust Indenture, dated as of September 1, 1990, between the
          County of Carroll, Kentucky and Dai-Ichi Kangyo Trust
          Company.
 *10.7    Variable Rate Demand Industrial Building Revenue Bonds
          issued by the County of Carroll, Kentucky.
 *10.8    Lease Agreement, dated as of September 1, 1990, between
          County of Carroll, Kentucky and Kentucky Ladder Company.
 *10.9    Lease Agreement, dated September 22, 1994, between SSMRT
          Bensenville Industrial Park (3), Inc. and Olympus
          Properties, Inc.
 *10.10   Master Registration Rights Agreement, dated as of November
          24, 1997, by Werner Holding Co. (PA), Inc. for the benefit of certain shareholders.
 *10.11   Werner 1997 Stock Loan Plan.
 *10.12   Credit Agreement, dated as of November 24, 1997, among the
          Company, Bankers Trust Company, as Administrative Agent and
          Co-Arranger, Merrill Lynch Capital Corporation, as
          Syndication Agent and as Co-Arranger, The Chase Manhattan
          Bank, as Documentation Agent, and Goldman Sachs Credit
          Partners L.P., as Co-Agent.
 *10.13   Pension Plan for Certain Hourly Bargaining Unit Employees of
          Werner Co.
 *10.14   Retirement Plan for Salaried Employees of Werner Holding Co.
          (DE), Inc.
 *10.15   Supplemental Pension Plan A Applicable to Key Executives of
          Werner Holding Co. (DE), Inc., its Parent and Subsidiaries.
 *10.16   Supplemental Pension Plan B Applicable to Elected Salaried
          Corporate Officers of Werner Holding Co. (DE), Inc., its
          Parent and Subsidiaries.
 *10.17   Amendment to the Supplemental Pension Plan B Applicable to
          Elected Salaried Corporate Officers of Werner Holding Co.
          (DE), Inc., its Parent and Subsidiaries.
 *10.18   Werner Holding Co. (DE), Inc. Employee Savings Plan.
 *10.19   Form of Management Stock Purchase Agreement between Setup
          Limited, Werner Holding Co. (PA), Inc. and certain
          individuals.
 *10.20   Form of Loan and Pledge Agreement of Werner Holding Co.
          (PA), Inc.

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
 *10.21   Agreement for Management Advisory, Strategic Planning and
          Consulting Services between the Company and Investcorp
          International, Inc.
 *10.22   Financing Advisory Agreement between the Company and
          Investcorp International Inc.
 *10.23   Stand-By Commitment Letter of Invifin S.A.
 *10.24   Reinsurance Agreement, dated March 31, 1998, among
          Manufacturer's Indemnity and Insurance Company of America
          and National Union Fire Insurance Company of Pittsburgh, PA.
 *10.25   Agreement, dated March 31, 1998, among National Union Fire
          Insurance Company of Pittsburgh, PA, Manufacturer's
          Indemnity and Insurance Company of America and the
          Reinsurers named therein.
 *10.26   Assumption Agreement, dated March 31, 1998, among National
          Union Fire Insurance Company of Pittsburgh, PA,
          Manufacturer's Indemnity and Insurance Company of America
          and Werner Holding Co. (PA), Inc.
 *10.27   Novation and Assumption Agreement, dated March 31, 1998,
          among Insurance Company of North America, National Union
          Fire Insurance Company of Pittsburgh, PA and Werner Holding
          Co. (PA), Inc.
 *10.28   Commutation Agreement, dated March 31, 1998, between
          Insurance Company of North America, Pacific Employers
          Insurance Company and CIGNA Insurance Company of Illinois,
          and Manufacturer's Indemnity and Insurance Company.
 *10.29   Indemnity Agreement, dated March 31, 1998, between National
          Union Fire Insurance Company of Pittsburgh, PA and Werner
          Holding Co. (PA), Inc.
 *10.30   Novation Agreement, dated March 31, 1998, among The
          Travelers Indemnity Company of Hartford, Connecticut,
          certain of its subsidiaries and affiliates, Werner Holding
          Co. (PA), Inc. and certain of its subsidiaries, and National
          Union Fire Insurance Company of Pittsburgh, PA.
 *12      Statement re: Computation of Ratio of Earnings to Fixed
          Charges.
 *21      Subsidiaries of the Company.
  23.1    Consent of Ernst & Young LLP.
  23.2    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          5.1).
 *24      Powers of Attorney (included on Signature Pages of
          Registration Statement).
 *25      Statement of Eligibility of Trustee.
 *27      Financial Data Schedule.


---------------

 * Previously filed.

ITEM 22.  UNDERTAKINGS

     (a) The Company undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          WERNER HOLDING CO. (DE), INC.

                                          By: /s/ DONALD M. WERNER

                                            ------------------------------------
                                            Donald M. Werner
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                 /s/ DONALD M. WERNER                   Chairman of the Board, Chief Executive Officer and
------------------------------------------------------  President (Principal Executive Officer)
                   Donald M. Werner

                /s/ DONALD W. RESNICK                   Chief Financial Officer and Treasurer (Principal
------------------------------------------------------  Financial Officer and Principal Accounting Officer)
                  Donald W. Resnick

                          *                             Vice Chairman of the Board
------------------------------------------------------
                   Howard L. Solot

                          *                             Director
------------------------------------------------------
                    Savio W. Tung

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          WERNER HOLDING CO. (PA), INC.

                                          By: /s/ DONALD M. WERNER

                                            ------------------------------------
                                            Donald M. Werner
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                 /s/ DONALD M. WERNER                    Chairman of the Board, Chief Executive Officer and
------------------------------------------------------   President (Principal Executive Officer)
                   Donald M. Werner

                 /s/ DONALD W. RESNICK                   Chief Financial Officer and Treasurer (Principal
------------------------------------------------------   Financial Officer and Principal Accounting Officer)
                   Donald W. Resnick

                           *                             Vice Chairman of the Board
------------------------------------------------------
                    Howard L. Solot

                           *                             Director
------------------------------------------------------
                     Savio W. Tung

                           *                             Director
------------------------------------------------------
                 Charles J. Philippin

                           *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          WERNER CO.

                                          By: /s/ DONALD M. WERNER

                                            ------------------------------------
                                            Donald M. Werner
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.




                 /s/ DONALD M. WERNER                   Chairman of the Board, Chief Executive Officer and
------------------------------------------------------  President (Principal Executive Officer)
                   Donald M. Werner

                /s/ DONALD W. RESNICK                   Chief Financial Officer and Treasurer (Principal
------------------------------------------------------  Financial Officer and Principal Accounting Officer)
                  Donald W. Resnick

                          *                             Vice Chairman of the Board
------------------------------------------------------
                   Howard L. Solot

                          *                             Director
------------------------------------------------------
                    Savio W. Tung

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler


*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          GOLD MEDAL LADDER COMPANY

                                          By: /s/ DONALD M. WERNER

                                            ------------------------------------
                                            Donald M. Werner
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                 /s/ DONALD M. WERNER                   Chairman of the Board, Chief Executive Officer and
------------------------------------------------------  President (Principal Executive Officer)
                   Donald M. Werner

                /s/ DONALD W. RESNICK                   Chief Financial Officer and Treasurer (Principal
------------------------------------------------------  Financial Officer and Principal Accounting Officer)
                  Donald W. Resnick

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          KENTUCKY LADDER COMPANY

                                          By: /s/ HOWARD L. SOLOT

                                            ------------------------------------
                                            Howard L. Solot
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



*                                                       Chairman of the Board and Chief Executive Officer
------------------------------------------------------  (Principal Executive Officer)
Donald M. Werner

*                                                       President and Chief Operating Officer (Principal
------------------------------------------------------  Executive Officer)
Howard L. Solot

                /s/ DONALD W. RESNICK                   Chief Financial Officer and Treasurer (Principal
------------------------------------------------------  Financial Officer and Principal Accounting Officer)
                  Donald W. Resnick

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          FLORIDA LADDER COMPANY

                                          By: /s/ DONALD M. WERNER

                                            ------------------------------------
                                            Donald M. Werner
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                 /s/ DONALD M. WERNER                   Chairman of the Board, Chief Executive Officer and
------------------------------------------------------  President (Principal Executive Officer)
                   Donald M. Werner

                /s/ DONALD W. RESNICK                   Chief Financial Officer and Treasurer (Principal
------------------------------------------------------  Financial Officer and Principal Accounting Officer)
                  Donald W. Resnick

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          WERNER MANAGEMENT CO.

                                          By: /s/ DONALD M. WERNER

                                            ------------------------------------
                                            Donald M. Werner
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                 /s/ DONALD M. WERNER                   Chairman of the Board, Chief Executive Officer, Chief
------------------------------------------------------  Operating Officer and President (Principal Executive
                   Donald M. Werner                     Officer)

                /s/ DONALD W. RESNICK                   Chief Financial Officer and Treasurer (Principal
------------------------------------------------------  Financial Officer and Principal Accounting Officer)
                  Donald W. Resnick

                          *                             Vice Chairman of the Board
------------------------------------------------------
                   Howard L. Solot

                          *                             Director
------------------------------------------------------
                    Savio W. Tung

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          WERNER FINANCIAL INC.

                                          By: /s/ DONALD W. RESNICK

                                            ------------------------------------
                                            Donald W. Resnick
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                /s/ DONALD W. RESNICK                   Chief Executive Officer, Chief Financial Officer,
------------------------------------------------------  President and Treasurer (Principal Executive Officer,
                  Donald W. Resnick                     Principal Financial Officer and Principal Accounting
                                                        Officer)

                          *                             Chairman of the Board
------------------------------------------------------
                   Donald M. Werner

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          R.D. ARIZONA LADDER CORP.

                                          By: /s/ DONALD M. WERNER

                                            ------------------------------------
                                            Donald M. Werner
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                 /s/ DONALD M. WERNER                   Chairman of the Board, Chief Executive Officer and
------------------------------------------------------  President (Principal Executive Officer)
                   Donald M. Werner

                /s/ DONALD W. RESNICK                   Chief Financial Officer and Treasurer (Principal
------------------------------------------------------  Financial Officer and Principal Accounting Officer)
                  Donald W. Resnick

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          WIP TECHNOLOGIES, INC.

                                          By: /s/ DONALD M. WERNER

                                            ------------------------------------
                                            Donald M. Werner
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                 /s/ DONALD M. WERNER                   Chairman of the Board, Chief Executive Officer and
------------------------------------------------------  President (Principal Executive Officer)
                   Donald M. Werner

                /s/ DONALD W. RESNICK                   Chief Financial Officer and Treasurer (Principal
------------------------------------------------------  Financial Officer and Principal Accounting Officer)
                  Donald W. Resnick

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          ARDEE INVESTMENT CO., INC.

                                          By: /s/ DONALD W. RESNICK

                                            ------------------------------------
                                            Donald W. Resnick
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                /s/ DONALD W. RESNICK                   Chief Executive Officer, Chief Financial Officer,
------------------------------------------------------  President and Treasurer (Principal Executive Officer,
                  Donald W. Resnick                     Principal Financial Officer and Principal Accounting
                                                        Officer)

                 /s/ DONALD M. WERNER                   Chairman of the Board
------------------------------------------------------
                   Donald M. Werner

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          OLYMPUS PROPERTIES, INC.

                                          By: /s/ DONALD W. RESNICK

                                            ------------------------------------
                                            Donald W. Resnick
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                /s/ DONALD W. RESNICK                   Chief Executive Officer, Chief Financial Officer,
------------------------------------------------------  President and Treasurer (Principal Executive Officer,
                  Donald W. Resnick                     Principal Financial Officer and Principal Accounting
                                                        Officer)

                 /s/ DONALD M. WERNER                   Chairman of the Board
------------------------------------------------------
                   Donald M. Werner

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Pennsylvania on May 12, 1998.


                                          PHOENIX MANAGEMENT SERVICES, INC.

                                          By: /s/ DONALD W. RESNICK

                                            ------------------------------------
                                            Donald W. Resnick
                                            President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on May 12, 1998.



                /s/ DONALD W. RESNICK                   Chief Executive Officer, Chief Financial Officer,
------------------------------------------------------  President and Treasurer (Principal Executive Officer,
                  Donald W. Resnick                     Principal Financial Officer and Principal Accounting
                                                        Officer)

*                                                       Chairman of the Board
------------------------------------------------------
Donald M. Werner

                          *                             Director
------------------------------------------------------
                 Charles J. Philippin

                          *                             Director
------------------------------------------------------
                Christopher J. Stadler

*By:      /s/ DONALD W. RESNICK
     -------------------------------
            Donald W. Resnick
            Attorney-in-Fact